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                                                                    EXHIBIT 10.2

                               TABLE OF CONTENTS

                                                        PAGE
ARTICLE 1 - RECOGNITION                                  4

ARTICLE 2 - NONDISCRIMINATION                            4

ARTICLE 3 - UNION SECURITY                               5

ARTICLE 4 - PAYROLL DEDUCTION OF DUES                    5

ARTICLE 5 - MANAGEMENT RIGHTS                            6

ARTICLE 6 - BARGAINING AND CONTRACT ADMINISTRATION       7

ARTICLE 7 - RESPONSIBLE UNION - COMPANY RELATIONSHIP     7

ARTICLE 8 - UNION ACTIVITY AND LEAVES                    9

ARTICLE 9 - GRIEVANCE PROCEDURE                         12

ARTICLE 10 - ARBITRATION OF GRIEVANCES                  14

ARTICLE 11 - DISCIPLINE AND PERSONNEL RECORDS           16

ARTICLE 12 - EMPLOYEE CLASSIFICATIONS                   16

ARTICLE 13 - SENIORITY                                  17

ARTICLE 14 - NET CREDITED SERVICE                       18

ARTICLE 15 - WAGES                                      20

ARTICLE 16 - DIFFERENTIALS AND OVERTIME                 21

ARTICLE 17 - WORK SCHEDULES AND TOURS                   24

ARTICLE 18 - HOLIDAYS                                   25

ARTICLE 19 - VACATIONS                                  29

ARTICLE 20 - WORKING PRACTICES                          33

ARTICLE 21 - SAFETY PRACTICES                           35

ARTICLE 22 - TOOLS AND EQUIPMENT                        36

ARTICLE 23 - JOB TITLES OF EMPLOYEES AND                37
             CHANGES IN ASSIGNMENT

ARTICLE 24 - JOB TRANSFER PROCEDURE                     40

ARTICLE 25 - BOARD AND LODGING                          42

ARTICLE 26 - FORCE ADJUSTMENT                           47

ARTICLE 27 - ABSENCE FROM DUTY                          54

ARTICLE 28 - TERMINATION ALLOWANCE                      57

ARTICLE 29 - PENSIONS                                   59

ARTICLE 30 - CONTRACT LABOR                             59

ARTICLE 31 - GROUP INSURANCE                            60

ARTICLE 32 - ILLNESS TREATMENT                          62

ARTICLE 33 - MILITARY LEAVE AGREEMENT                   68

ARTICLE 34 - DEFINITIONS                                69

ARTICLE 35 - CONTENTS AND VALIDATION                    74

ARTICLE 36 - DURATION                                   74

APPENDIX A - EXCHANGES                                  75

APPENDIX B - WAGE SCHEDULE GUIDE                        78
             WAGE SCHEDULES                             79

APPENDIX C - DUES DEDUCTION AUTHORIZATION CARD          81

MEMORANDUMS OF AGREEMENT

      ARBITRATION PROCEDURE                                     83
      BUSINESS ATTIRE                                           85
      CALL CENTER COMMITTEE                                     87
      COMMON INTEREST FORUM (CIF)                               88
      COMPREHENSIVE MEDICAL PLAN                                89
      CONTRACT LABOR REPORTING                                  91
      DRUG & ALCOHOL POLICY                                     93
      ELECTRONIC DATA GATHERING                                 94
      FAMILY AND MEDICAL LEAVES OF ABSENCE (FMLA)               96
      FLEXIBLE SPENDING ACCOUNTS                                99
      FORCE ADJUSTMENT BOUNDARIES                              100
               ATTACHMENT A                                    101
      FORCE ADJUSTMENT BUMPING RESTRICTIONS                    102
      FOUR-DAY WORKWEEK                                        104
      HOME DISPATCH                                            107
      HOURLY EMPLOYEES' PENSIONS                               109
      VALOR TELECOMMUNICATIONS SOUTHWEST, LLC SAVINGS PLAN     111
      INCOME SECURITY PLAN                                     113
      LONG TERM DISABILITY                                     116
      LUMP SUM PAYMENT OPTION                                  119
      NEUTRALITY AND CONSENT ELECTION                          120
      NON-PRECEDENT SETTING AGREEMENT                          127
      ON-CALL PREMIUM PAY                                      128
      OVERTIME                                                 129
      PART-TIME EMPLOYEE USAGE                                 131
      PERSONAL LINES OF INSURANCE                              132
      RELOCATION ALLOWANCES                                    133
      RETAIL SALES INCENTIVE COMPENSATION PLAN                 135
      RETIREE LIFE INSURANCE                                   136
      RETIREE MEDICAL HEALTH BENEFITS                          137
      SALES INTIATIVES PROGRAM                                 140
      TEAM PERFORMANCE AWARD                                   142
      TELEPHONE CONCESSION                                     147
      TUITION REIMBURSEMENT PLAN                               148
      WAGES                                                    150

                                   AGREEMENT

This Agreement is made as of March 1, 2005, by and between Valor
Telecommunications of Texas, LP, or their successors, hereinafter referred to as the "Company" or "Management" and the Communications Workers of America, hereinafter referred to as the "Union," and the employees of the Company in the Bargaining Unit.

                                   ARTICLE 1
                               UNION RECOGNITION

1.1 The Company recognizes the Union as the exclusive collective bargaining agency for all non-supervisory, nonprofessional, and non-administrative employees within the Company with the exception of: (a) secretaries or clerical employees who handle confidential personnel information and who report directly to Company Officers, Directors, Division Vice President, and Department Managers; and (b) any and all employees located in Company's Headquarters Building in Irving, Texas, or subsequent location. The Company agrees that to the extent employees who perform work currently recognized as bargaining unit work are in the future assigned to work in the Company headquarters, such employees shall be included within the bargaining unit.

1.2 This Agreement recognizes the Union's right to sole and exclusive representation for collective bargaining purposes of the eligible employees of the Company as limited by the Labor Management Relations Act of 1947 and concerning wages, hours, working conditions and other conditions of employment.

1.3 The Company and the Union agree that during the term of this Agreement there shall be no lock-outs. The Union and the Company agree that during the same period, neither the Union nor its agents will authorize, instigate, aid, condone, or engage in work stoppage, slow down or strike. In the event any such work stoppage, slow down or strike or threat thereof should occur, the Union and its officers will do everything within their power to end or avert the same.

                                   ARTICLE 2
                               NON-DISCRIMINATION

Both parties reaffirm their intention that the provisions of this Agreement will continue to be applied without discrimination because of race, color, age, religion, national origin, sex, mental or physical disability or veteran status of the employee. Nothing in this Agreement or the parties' Memorandum of Understanding shall be applied or interpreted to restrict either party from taking whatever action it deems appropriate to comply with applicable disability non-discrimination statutes.

                                   ARTICLE 3
                                 UNION SECURITY

3.1 The Company agrees to keep in its employ only members in good standing with the Union. For the purpose of this section, tender of the initiation fee on or immediately following the thirtieth (30th) day of employment or the effective date of this Agreement, whichever is later, and tender of the periodic dues uniformly required as a condition of acquiring and retaining membership, shall constitute membership in good standing in the Union.

3.2 The provisions of this Article shall not apply to any employee in any State in which the application of such provision would be inconsistent with the law of such State.

3.3 The Company may inform employees and applicants for employment of their rights and obligations under the provisions of this Article.

                                   ARTICLE 4
                           PAYROLL DEDUCTION OF DUES

4.1 The Company agrees that, upon receipt of a written request for deduction of Union membership dues signed by an employee, it will deduct from such employee's wages the amount specified in such request and transmit the sum so deducted, along with a list of all eligible employees in the Bargaining Unit designating for whom such deduction has been made, to the Secretary-Treasurer of the Union subject to all conditions contained in the Dues Deduction Authorization Card, designated as Appendix "C", a copy of which is a part of this Agreement. The list referred to above, shall set forth each employee's social security number, mailing address, employee number, work location, title, and wage rate.

4.2 An authorization by an employee for deduction of Union dues may be revoked by means of an individual written notice to the Company and the Local Union sent by the employee by Registered or Certified Mail, Return Receipt Requested. Such notice of revocation must be postmarked during the fourteen (14) day period prior to each anniversary date of the current collective bargaining agreement.

4.3 It shall be the responsibility of the Secretary-Treasurer of the Union to certify to the Company, in writing, the amount of the periodic Union membership dues uniformly required by each Local and that such amount was duly established in accordance with the Union's Constitution and the Bylaws of such Local.

4.4 The Union membership dues will be deducted from the pay earned during the first payroll period ending in each calendar month, provided there is sufficient pay available after other deductions are made in accordance with the established priority of deductions. If there is insufficient pay earned in the first payroll period from which to make such deduction, it will be deducted from subsequent payroll periods closing with the same calendar month.

4.5 The Company agrees to furnish the appropriate National Vice President of the Union, each month, with the names of all new eligible employees employed within the collective bargaining unit during the preceding month. The notification shall state the employee's name, residence address, and work location.

4.6 No charge shall be made to the Company for the cost incurred in carrying out this undertaking and in furnishing the service and information described in Paragraphs 4.1 and 4.5 of this Article.

4.7 The Union agrees to indemnify the Company and hold it harmless from all claims, damages, costs, fees or charges of any kind, except as provided in Paragraph 4.6 above, which may arise out of the honoring by the Company of dues deductions authorizations in accordance with the provisions of this Article and the transmitting of such deducted dues to the Union, or the Union Security provisions set forth in Article 3 of this Agreement.

                                   ARTICLE 5
                               MANAGEMENT RIGHTS

5.1 This Agreement shall not limit the Company in the exercise of any of the generally recognized customary rights of management to hire new employees, to discharge for cause, to promote, demote, transfer and lay off in accordance with the provisions of this Agreement, to establish work schedules and hours of work; to use improved methods, materials or equipment; to determine work assignments and tours; to develop and administer work standards and performance requirements; to be the sole judge of the quality and acceptability of Communications services rendered to the public; and to discipline for violation of Company rules. All other customary management rights shall be reserved solely by the Company.

5.2 The Company shall determine the size of the work force for all departments and shall make such adjustments in the size of the work force as are necessary to insure a profitable operation of the Company.

                                   ARTICLE 6
                     BARGAINING AND CONTRACT ADMINISTRATION

6.1 Meetings between the Union and the Company for the purpose of collective bargaining and for the adjustment of grievances shall be conducted by and between the duly authorized representatives of the Union and the Company upon request and reasonable notice at such times and places as may best suit the convenience of the parties.

6.2 The Company agrees to designate appropriate Management representatives to meet and deal with appropriate designated representatives of the Union.

6.3 The Union and the Company agree to provide each other with the current lists of the authorized representatives and officers qualified to represent the respective parties.

6.4 The Company and the Union agree not to change, add to, or delete from the titles and wage rates listed in Exhibit B during the term of this Agreement, except as provided by the following:

      a. The Company shall have the right in its discretion to establish new job titles or revise existing job titles to maintain efficient operations. The Company will provide to the Union a job description for the new title and the wage rate.

      b. If the Union is dissatisfied with the wage rate, it may request negotiations within twenty (20) days of the receipt of the job description.

      c. If the Company and Union cannot agree in negotiations, disputes over the wage rate of the new or revised job title may be referred to the grievance and arbitration procedure.

6.5 The Company shall pay the Group Health, Dental and Life Insurance premiums, equal to that amount normally paid for regular full-time employees, for up to four (4) Company employees of the Union Negotiating Committee for the month prior and the portion of the month up to and including the expiration date of the labor agreement.

                                   ARTICLE 7
                     RESPONSIBLE UNION-COMPANY RELATIONSHIP

7.1 The Company and the Union recognize that it is in the best interest of both parties, the employees, and the public, that in the interest of efficiency, productivity, and amiable labor relations, all dealings between them continue to be characterized by mutual responsibility and respect. To insure that this relationship continues and improves, the Company and the Union will apply the terms of the Agreement in accordance with the bargained for intent and meaning and consistent with the Union's status as exclusive bargaining representative of all employees in the unit.

7.2 The parties also recognize that their mutual long-term success in the face of increased competition in the communications industry will be dependent on the provision of high quality products and services, as well as increased sensitivity at all levels to competitive activity and to customer needs, expectations and perceptions. Both parties agree in principle that these challenges require increased individual and collective emphasis on involvement, teamwork, innovation, pride and commitment to quality. The parties will endeavor to support and promote the acceptance of these principles by all employees at all levels.

7.3 It is mutually recognized that the preceding paragraphs 7.1 and 7.2 are but a statement of broad principle and as such are exempt from the provisions of Article 9.

7.4 The Company will not interfere with the Union. The Company agrees not to coerce or interfere with any employee with the object of restraining membership in the Union nor to discriminate in any way against employees because of membership in the Union.

7.5 The Company, its officers and supervisors shall not interfere with the rights of employees to become and remain members of the Union and shall not in any manner, directly or indirectly, discriminate against, interfere with, coerce, restrain, discharge, demote, transfer, or discipline any employee by reason of his or her membership or non-membership in the Union.

7.6 The Union, its officer, stewards and members shall not in any matter, directly or indirectly, discriminate against, interfere with, coerce or restrain any employee by reason of his or her membership or non-membership in the Union.

7.7 Company to Furnish List of Employees to Union. Company agrees to furnish to the Union, on or before December 1, a list of all employees within the designated bargaining unit showing name, employee number, work location, job title, and seniority date.

7.8 A Management representative shall advise all employees entering the work group of the names of all authorized Union representatives in the work group and shall introduce the employees to the appropriate Union representative in the work group.

7.9 List of Union Representatives. The Union agrees to furnish and maintain a current list of its Union Representatives. Such list shall be given to the Director of Labor Relations of the Company.

                                   ARTICLE 8
                           UNION ACTIVITY AND LEAVES

8.1 Local Union representatives or members may solicit members and carry on similar Union activity outside of working periods, in their own offices, in space where no Company operations, customer contact activities, or administrative work is performed. Any such activity shall be carried on in such a manner as not to interfere with the rights of an individual employee.

8.2 Union activities may be carried on by local Union representatives at locations specified by the State or District manager. Reasonable notice shall be furnished by the Union to Management requesting use of such locations.

8.3 Employees elected or selected to full-time positions in the International or Local Union which take them from their employment with the Company, shall, upon written request to the Company, each receive leaves of absence for periods of twelve (12) months, the sum total of which shall not exceed fifteen (15) years. Upon return they shall be reemployed at work generally similar to that which they did last prior to their leaving. Employees who return shall be assigned to the same position on the wage schedule where they were working at the time their leave of absence commenced.

      a. A request for leave of absence for Union business shall be in writing from the Union and shall be furnished to the Company at least thirty (30) calendar days in advance of the original request for leave. At least fifteen (15) calendar days notice shall be furnished to the Company in writing in advance of each subsequent twelve (12) months' leave.

      b. Not more than four (4) such employees shall be granted a leave of absence for Union business at a time.

      c. Employees who are allowed a leave of absence for Union business shall take such leave without prejudice to their job rights and credited service.

      d. Sick benefit credits and wage progression credits will not accumulate while an employee is on leave of absence for Union business. Changes in the basic hourly rate for the employee's wage step will be recognized for the purpose of pension calculations.

      e. Pension credits and full wage credit for pension purposes will accumulate to employees while on leave of absence for Union business.

      f. Employees who do not return to work as specified in their request for leave of absence shall be considered to have automatically terminated their employment effective on the date when the leave of absence started.

8.4 Incidental leaves of absence for Union duties. Employees of the Company who are officers of the Union Local, not to exceed four (4) in number, may upon fifteen (15) days' written notice to the Company be granted incidental leave of absence without pay in accordance with the following, provided service requirements will permit:

      a.    A leave of absence shall be for not less than a period of thirty
            (30) days or more than sixty (60) days, and must run continuously.

      b. Any such leave of absence shall not prejudice an employee's job rights nor shall the period of such leave be deducted from an employee's credited service or cause a break in such service.

      c. Any portion of such leave of absence over thirty (30) days shall not be counted for wage progression purposes.

      d. If the Union shall request an extension of such leave of absence, such an extension shall be considered under the terms of Paragraph
            8.3 (including subsections).

8.5 Employees of the Company who are officers or designated representatives of the Union shall, upon reasonable notice to the employee's immediate supervisor, be allowed to take time off without pay up to and including forty (40) scheduled working days per contract year, provided, however, that no more than ten (10) scheduled working days of time off granted under that section shall run consecutively.

      a. The Company and Union agree to meet and discuss individual cases where an employee requests to exceed the time limit specified in paragraph 8.5. The Company agrees to take into consideration any extenuating circumstances presented by the employee before determining whether to grant the request.

      b. Grievances filed under paragraph 8.5 a. are excluded from the provisions of Article 10.

8.6 Reasonable notice shall be forty-eight (48) hours. Time off, as described in Paragraph 8.5 herewith, may be granted with less than forty-eight (48) hours' notice by the employee's immediate supervisor in case of emergency if the service requirements permit. It is understood and agreed that in those cases where the Union Representative has knowledge of the need to be off in advance of forty-eight (48) hours, it is incumbent upon such Representative to give the immediate supervisor as much advance notice as possible.

8.7 If the Union shall request an extension of time off for Union business, such an extension shall be considered under the terms of Paragraph 8.3 and
      8.4 of this Article.

8.8 Employees from the Divisions will be allowed time off for Union duties on the basis of the total number of employees within the same job title on duty at any given time, within the Headquarters area of the Operations Center, or Division Office. At one time or during any portion of the same period, the following will apply:

NUMBER OF EMPLOYEES WITHIN THE LOCATION BY
TITLE                          NUMBER EXCUSED
1-10                                 1
11-25                                2
26-40                                3
41-65                                4
66-100                               5
Over 100                             6

      For Union convention purposes, each year the Union may submit a list of representatives not to exceed forty (40) in number per year for whom time off is desired. Such list must be submitted at least ten (10) working days prior to the beginning date of the absence. If service requirements permit, such time off without pay not to exceed three (3) scheduled working days not to include Saturday and Sunday for each employee shall be granted. This time off shall be deducted from the forty (40) days allowable as covered under Paragraph 8.5.

8.9   This section shall not apply to any joint Union-Management meeting.

8.10 The Union shall have the use of Company bulletin boards for the posting of material necessary to the conduct of its affairs or space shall be provided by the Company for Union bulletin boards to be erected by the Union.

                                   ARTICLE 9
                              GRIEVANCE PROCEDURE

9.1 The Company and the Union agree it shall be the objective to settle grievances promptly and at the lowest step possible. If an agreement is reached between the parties, either formally or informally at any step below the second step, it shall be considered non-precedent setting and non-referable.

9.2 Grievances involving discharge, demotion or disciplinary suspensions shall be filed within ten (10) calendar days. All other issues should involve an informal resolution meeting between the supervisor and the employee. The meeting should take place as soon as possible from the time the employee made the request. The employee should be advised that union representation will be made available if desired. If a resolution is reached without the union present, the supervisor shall notify the local union representative of the agreed to resolution. If a resolution is not reached in the informal meeting, a grievance may be filed.

      STEP 1

      Grievances shall be presented in writing to the immediate supervisor within thirty (30) calendar days following the occurrence of the act or incident giving rise to the grievance, or within thirty (30) calendar days following the date upon which the facts of the grievance first became known. Within ten (10) calendar days of receipt of the written grievance, unless otherwise mutually agreed upon, the supervisor and the authorized Union representative shall meet to resolve the grievance. The written grievance shall set forth:

      a.    The name(s) of the employee(s) aggrieved.

      b. The nature of the grievance. (A brief description of the circumstances out of which it arose.)

      c. The section(s) of this Agreement, if any, relied upon or claimed to have been violated.

      d.    The remedy or correction desired.

      The Company shall give its decision in writing to the Union within seven
      (7) calendar days following the conclusion of the Step 1 meeting(s). It shall be the objective of both the Company and the Union to settle grievances at the first step to the greatest extent possible.

      STEP 2

      If the Union is not satisfied with the Company's decision at Step 1, the Union may appeal the grievance to Step 2 within fifteen (15) calendar days following the Union's receipt of the Company's Step 1 written decision. The authorized Union representative and the Director, Labor Relations or authorized Company representative shall meet within thirty (30) calendar days of such appeal. The grievant may only be present for grievances involving suspension or termination, unless otherwise agreed to between the parties. Both parties shall attempt to resolve the matter, and the Company shall give its written decision to the Union within fifteen (15) calendar days following the Step 2 meeting(s).

9.3 If the Union is not satisfied with the final decision of the Company at Step 2, the Union may submit the matter to binding arbitration under the provisions of Article Ten (10), Arbitration, of this Agreement.

9.4 The Management and the Union agree to assist each other in the investigation of the circumstances surrounding and related to any grievance. The Management agrees that once a grievance has been referred to the Union, no representative of Management will discuss the matter with the grievant(s) without notification to an appropriate representative of the Union, and a reasonable opportunity for the Union representative to be present at the grievances.

9.5 Time limits specified in this Article shall be adhered to. Failure of either party to abide by the time limits shall result in a default of the grievance to the other party, which may be advanced to the next step of the grievance and arbitration procedure, if the Union so desires. The parties may extend said time limits by mutual agreement.

9.6 It is agreed that neither the Company nor its representatives, nor the Union, its locals, representatives or members, will attempt by means other than the grievance procedure to bring about the settlement of any issue which is properly a subject for disposition through the grievance or arbitration procedure.

9.7 The Company and the Union agree that the provisions of Article 6, Paragraph 6.1 concerning meetings and representatives shall apply in all respects, except as modified specifically in this Article.

9.8 Pay Treatment for the Handling of Grievances at the first step. Local Management will arrange at times consistent with service requirements to meet with employees who are authorized local Union representatives to discuss for a reasonable period of time the grievance of that local organization. The above time for the local Union representative, as well as the employee or employees having the grievance, if spent during their scheduled working hours shall be without loss of pay at straight time provided that not more than three (3) employees nor less than two (2) employees where practicable, including local Union representatives, shall be eligible for the above pay treatment. Where mutually agreeable, more than three (3) employees may be authorized without loss of pay.

9.9 Pay Treatment for the Handling of Grievances at the second step. Employees who are authorized Union representatives will be permitted to confer with Management during their scheduled working hours without loss of pay (at straight time) for the purpose of reviewing grievances. Such paid time shall be restricted to the time actually spent in meetings with Management and shall exclude travel time and preparation time. The number of Union representatives attending such meetings without loss of pay shall be limited to those authorized Union representatives required for the particular meetings and shall in no case exceed two (2).

9.10 The time spent in attendance at the meetings, listed in 9.7, 9.8, and 9.9 above, shall be without loss of pay only if such meetings are held during such employee's scheduled working hours or with prior approval if the appropriate Company representative is not available during the employee's scheduled working hours. Such paid time shall be considered as time worked in computing any overtime payments to which the employees may become entitled.

                                   ARTICLE 10
                           ARBITRATION OF GRIEVANCES

10.1 A grievance which has not been satisfactorily settled after it has been presented in writing and processed completely through the grievance procedure contained in this Article may be submitted to arbitration by the Union notifying the Company in writing within sixty (60) days and the American Arbitration Association within ninety (90) days from the date of the Company answer at the third step (or the date of the default by the Company) provided the grievance concerns:

      a. The interpretation, application or alleged violation of the terms of this Agreement;

      b. The discharge, suspension, demotion or materially disciplining of any employee having more than one (1) year's net credited service with the Company.

10.2 In the event that either party to this Agreement elects to submit an arbitrable grievance to arbitration, the parties agree that the matter shall be so submitted and agree that such submission shall be to a single arbitrator.

10.3 The arbitrator shall be designated by the American Arbitration Association in accordance with the then existing rules and procedures of the Association.

      a. The arbitration shall be conducted under the then existing rules of the Association.

10.4 The arbitrator shall be confined to the subjects submitted for decision and may in no event as a part of any such decision impose upon either party any obligation to arbitrate any subjects which have not been agreed upon as subjects for arbitration, nor may the arbitrator as a part of any such decision effect reformation of this Agreement or otherwise alter any of its provisions.

      a. In rendering the decision, the arbitrator shall be confined to the specific issue, and to the matters set forth in 10.1a and 10.1b of this Article as may be appropriate.

      b. The arbitrator shall not possess authority to assess damage or punitive payments against either party to the other.

      c. The arbitrator shall have authority to include in the order an award for money restitution to any employee, or employee when improper payment, or failure to make proper payments is a point at issue in the specific complaint. In making any such award for restitution, however, the arbitrator will follow the "make whole" concept, and no more.

10.5 The decision of the arbitrator shall be rendered without delay and shall be final and binding on all parties and shall be enforceable in a court of law.

10.6 Each party shall bear the expense of presenting their own case and shall share equally the expenses of the arbitrator and the general expense of the arbitration.

10.7 The grievance procedure and arbitration provided herein shall constitute the sole and exclusive method of determining adjustments for settlement between the parties of any and all grievances as herein defined, and the grievance procedure and arbitration provided herein shall constitute the sole and exclusive remedy to be utilized by the parties hereto for such determination, decision, adjustment, or settlement of any and all grievances as herein defined.

      a. Nothing in this Section is intended to impair the right of either the Company or the Union to apply to the National Labor Relations Board for relief from unfair labor practices as defined in the National Labor Relations Act.

                                   ARTICLE 11
                        DISCIPLINE AND PERSONNEL RECORDS

11.1 In the event that the job performance of an employee is unsatisfactory to the Company and the Company decides to demote, dismiss or suspend such employee, they shall first notify the appropriate local Union representative in the employee's work group or unit and the employee before taking such action. In instances where imminent risk to persons or property exists and immediate action is required, the Company will notify the appropriate Union representative as soon as possible after that action is taken.

11.2 At any meeting between a representative of the Company and an employee in which discipline (including warnings which are to be recorded in the personnel file, suspension, demotion or discharge for cause) is to be announced, a Union representative may be present if the employee so requests.

11.3 An employee may, upon seven (7) working days notice, inspect records contained in that employee's personnel file, such as absence and tardy records, work observation records, appraisals and records bearing on any disciplinary action. Employee notification shall be made when records are added to or removed from an employee's personnel file. For purposes of this Article, personnel file is defined as those records normally in the custody of the Division Human Resources Manager.

                                   ARTICLE 12
                            EMPLOYEE CLASSIFICATIONS

12.1  Status and Treatment of Probationary Employees

      a. Probationary employees shall be accorded the same applicable rights and benefits as regular employees under the terms of this Agreement except for discretionary termination of probationary employment as set forth in Article 34.

      b. It is understood that probationary employees shall enjoy full rights and privileges of Union representation and there will be no discriminatory action taken by the Company by reason of affiliation or non-affiliation with the Union.

      c. The Company shall have the right in its discretion to transfer probationary employees.

12.2  Limitations on Occasional Employment.

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

      a. Occasional employees shall not be employed to an extent as to adversely affect usual employment of the then current regular full-time or regular part-time employees. Employment for training or for needed periods in vacation reliefs will not be considered as adversely affecting usual employment.

12.3  Treatment of Temporary Employees

      a. Temporary employees will not be used in any case which would result in the reduction of the normal assignment of work of regular employees.

      b. If a temporary employee's employment continues beyond six (6) months, the employee shall be reclassified as a regular employee and shall be given net credited service from the date of hire for such employment.

                                   ARTICLE 13
                                   SENIORITY

13.1  Computation of Seniority

      a. Seniority shall be computed in the same manner as net credited service.

      b. In cases of service bridging, those portions of seniority and net credited service which pertain to prior service shall be identical.

13.2  Application of Seniority

      a. Seniority shall be the deciding factor, insofar as the ability of the employee and the conditions of the business will permit, in matters affecting assignment of hours and vacations, voluntary and involuntary transfer, promotions, layoffs, and rehiring after layoffs.

            a.1 For purposes of work schedules, vacations, and holidays part-time employees will select on the basis of continuous service.

      b. In the application of seniority there may arise some occasions when a conflict develops by reason of two (2) or more employees possessing equal seniority. In such cases, applicable seniority will be determined by the order of dates of birth (mm/dd/yy) of each employee concerned.

      c. Whenever any provision contained within this Agreement makes specific reference to application of seniority for a given circumstance, the application prescribed within that provision will prevail.

      d. One employee may displace another through application of seniority only under the following circumstances:

            d.1   Force adjustment.

            d.2 Return from a leave of absence that is actual or implied, wherein reinstatement to the original job is a condition of the leave.

            d.3 Return from military service under reemployment rights established by law.

            d.4 Nothing within this Agreement shall be construed to mean that, during application of force adjustment procedures, seniority may be applied in such manner that an employee may achieve a job assignment that is of a higher wage level than the job which the employee is vacating by reason of force adjustment.

13.3  Transfers or Promotions.

      a. Employees transferred or promoted from the bargaining unit shall continue to accrue seniority.

13.4  Training Opportunities

      a. The Company agrees that opportunities for job training which would serve to equip employees for promotion to higher paid occupations within the bargaining unit will not be employed in such manner as to circumvent the seniority principles as set forth within this Article 13.

      b. Job training herein means formal training and, as well, informal training by experience gained in temporary assignments to higher paid occupations within the bargaining unit.

                                   ARTICLE 14
                              NET CREDITED SERVICE

14.1 Net Credited Service is the term used to express the aggregate of the years, months, and days of active employment with Valor or any of its predecessors which will be recognized by the Company with respect to each employee. For employees of GTE Corporation who were active employees working in the Oklahoma properties purchased by Valor on July 1, 2000, or the Texas/ New Mexico properties purchased on September 1, 2000, and who became active employees of Valor on those respective dates, the term "Net Credited Service" also includes the Net Credited Service recognized by GTE as of each respective purchase date. Active employment will include only that time for which the employee actually receives pay or is on authorized Union or military leave of absence, and will not include time for which the employee receives Workers' Compensation as a result of being totally and permanently disabled in excess of one (1) year. Active employment will be computed in terms of whole work days.

      a. Current net credited service for any employee shall be determined as the date of hire or adjusted date of hire, whichever applies.

14.2 Net credited service ceases to exist coincident with discharge, release, resignation for any reason, or reclassification of a regular employee to non-regular employment.

      a. This provision will not serve to cancel net credited service previously earned by laid-off employees who accept occasional assignments during the period of layoff.

14.3 Regular employees who are reclassified as non-regular employees shall lose their net credited service and the net credited service for such employees shall be bridged only as outlined in the definition, "Net Credited Service," and as provided in this Article 14.

14.4 Net credited service will continue to accumulate during the first forty-five (45) calendar days of any layoff, but not thereafter. Seniority, however, will continue to accrue for not more than thirty (30) calendar months for purposes of recall from layoff.

14.5 Treatment for Part-Time Employees. The actual wage rates, progression increases, net credited service and seniority for part-time employees shall be determined by the accumulation of the actual hours worked as they relate to the normal full-time work week.

14.6 Bridging of Net Credited Service. At the employee's request, net credited service with respect to former employees of the Company will include recognition of all prior periods of active employment after the employee has completed six (6) continuous months active employment following the employee's reemployment, except that periods of prior active employment of less than six (6) continuous months' duration will not be recognized. Such recognition will include active employment with any of the predecessors and/or affiliates of the Company. Net credited service will be computed to the nearest half month.

14.7 Employees who have retired and who return to work for the Company will not be eligible to bridge any net credited service prior to retirement. The employee's rehire date will be used for the purposes associated with customary applications of net credited service and seniority.

                                   ARTICLE 15
                                     WAGES

15.1 All employees shall be paid bi-weekly. Payments to be made on the second Wednesday, following the close of the bi-weekly period. When a holiday falls on Wednesday, payment shall be made on the preceding Tuesday.

15.2 Where it is necessary to dismiss an employee in the field, he/she must be paid in full for all time due in compliance with applicable law, but in any event no later than the next pay period

15.3 When the first day of the month in which an increase is scheduled falls within the first seven (7) days of a two (2) week pay period, the scheduled increase shall be effective as of the first day of that two (2) week pay period.

15.4 When the first day of the month in which an increase is scheduled falls within the second seven (7) days of a two (2) week pay period, the scheduled increase shall be effective as of the first day of the following two (2) week pay period.

15.5 Such adjustments in the effective date of an increase to meet the first day of a two (2) week pay period shall not change the time interval used in determining the date of the next scheduled increase.

15.6 The wages attached as appendices to this Agreement shall prevail for the duration of this Agreement and shall be considered a part of it.

      a. Changes or revision in the wage rates attached shall not be subject to arbitration except by mutual agreement between the Company and the Union.

      b. The wage rates attached for purposes of this Agreement are hereby defined as basic wage rates, or basic rates.

15.7 These appendices also include the wage schedules which indicate the progression intervals and basic wage rates. The basic hourly wage rate assigned to each employee shall be based on the job classification.

15.8 An employee's positioning on any wage progression schedule is determined by classification, reclassification, and related contractual procedures, and not by net credited service, as such. Thus, the positioning may not necessarily be immediately related to actual net credited service.

                                   ARTICLE 16
                           DIFFERENTIALS AND OVERTIME

16.1  Overtime Payments

      a. The overtime rate of pay is one and one-half (1 1/2) times the regular rate of pay except as hereinafter provided.

      b. The overtime rate of pay will be paid for time worked in any one (1) day in excess of the length of a normal eight (8) hour tour.

      c. All hours worked on the day a holiday is observed shall be paid at two and one-half (2 1/2) times the straight time rate.

      d. Time worked in a work week in excess of fifty-four (54) hours will be paid two (2) times the straight time rate. In computing time worked, daily overtime and work on nonscheduled days will not be excluded. Any excused time paid for will not be considered time worked. Only actual hours worked are counted for use in this paragraph and tours of less than eight (8) hours shall not be deemed as equivalent to eight (8) hours.

      e. Insofar as it is practical to do so, the Company will endeavor to distribute overtime work equally and impartially to the employees at a given location who are qualified to do the class of work to be performed and who usually perform such work during their normal working schedules.

      f. If in any work week the time worked exceeds forty (40) hours, the excess over forty (40) hours shall be paid for at time and one-half (1 1/2) subject to the provision of this Article (exclusive of daily overtime and work on nonscheduled days for which overtime is paid or absent time paid for).

      g. All time worked at an overtime rate will be calculated to the nearest equal or higher one-fourth (1/4) of an hour (fifteen (15) minutes.

      h. When employees are called out for duty before or after regular working hours, time going to and from home shall be considered as time worked and paid for at overtime rate. The time thus paid for this type of emergency work, including traveling time, shall not be less than time and one-half for a minimum of two (2) hours work. The two (2) hour payment provision does not apply under the following conditions.

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

            h.1 To work required during a meal period falling within the hours of the employee's overall tour of duty on scheduled days.

            h.2 If the employee is notified before leaving the Company premises that he/she is required to work as a continuation of his/her regular tour on that day.

            h.3 If the employee is called to work before the start of his/her scheduled tour for the day and continued working all or part of his/her scheduled tour.

      i. Where it is necessary to change the work schedule and an employee is required to work a nonscheduled day, such time will be paid at the overtime rate. If twenty-four (24) hours notice is given of the change in schedule, the employee will be paid at the straight time hourly rate and a nonscheduled workday set later in the week. A scheduled workday shall not be changed to a nonscheduled day unless twenty-four (24) hours advance notice is given prior to the first day involved in the change. In no case shall the nonscheduled day be changed to a day in the following week.

      j. When a scheduled day is changed at the request of an employee, the hours worked shall be paid at straight time. Changes from officially posted schedules will be made at the request of an employee when no replacement is required. When such replacement is required, the change will be made providing an agreeable shift can be made in the schedule of another qualified employee.

      k. The provisions of this Section apply only to those employees subject to overtime payments under the Fair Labor Standards Act.

      l. The employee shall work overtime as requested but only when authorized by his/her supervisor or some other employee designated by the Company.

16.2  Sunday Payments

      a. Employees subject to overtime payments under the Fair Labor Standards Act shall be paid at the overtime rate of one and one-half (1 -1/2) times the basic hourly rate for all hours worked on Sunday during the period from 12.01 a.m. to 11:59 p.m.

      b. A scheduled Sunday assignment of work shall be considered one (1) of the five (5) day tours and included in the total forty (40) hours authorized for any one (1) week.

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

16.3        Premium Payments

      a. On-Call Premium. Employees in selected job title classifications and locations who hold themselves subject to on-call schedules will do so at their own option. In the absence of qualified volunteers, management will rotate on-call among the qualified employees in inverse order of seniority.

            No employee will serve on-call for more than one week per month, until all other qualified employees have served on-call.

            a.1   The on-call differential will be paid as follows:

                  Scheduled Days -          $17.00 from midnight to midnight

                  Non-scheduled Days -      $22.50 from midnight to midnight

                  Holidays -                $29.00 from midnight to midnight

                  Work Week -               $120.00 from 12:01 A.M. Sunday to
                                            midnight Saturday

            a.2 The on-call differential shall be paid in addition to any other differential, premium or payment to which an employee is otherwise entitled.

            a.3 Employees on-call will have their call out hours count toward the apportionment of overtime.

      b. Christmas and New Year's Eve Premium. Employees required to work after 6:00 p.m. on Christmas Eve or New Year's Eve shall receive six dollars ($6.00) in addition to their basic rate and any applicable differential and/or premium.

16.4  Differential Payments

      a. Bilingual. A Bilingual Differential of $0.65 per hour will be paid for designated workgroup(s) in Call Center locations. The differential will apply to the scheduled tour of duty provided the assignment is for a period in excess of one full hour.

      b. Night Shift. Full-time employees who are assigned to scheduled tours of work which start or end outside of the period between the hours of 6:00 a.m. to 9:00 p.m. shall receive a night differential for all scheduled hours worked between the hours of 9:00 p.m. and 6:00 a.m. of $1.15.

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

      c. In Charge. When an employee is required and designated by the Company to exercise independent judgment and direct the flow of work of others and accept the responsibility of same, the employee shall receive a differential of $0.80 per hour so designated and worked provided such assignment is for a period in excess of one (1) full hour.

      d. Customer Zone Technicians scheduled to perform maintenance in the Central Office during the maintenance window will receive the night differential for each hour scheduled.

16.5 When an employee of any department is required to work a shift which starts four (4) hours or more before or four (4) hours or more after the start of the regularly assigned shift as covered by the weekly schedule, the employee will be paid at the rate of time and one-half (1 1/2) for all time worked until the employee is again restored to the employee's regular scheduled shift or for such shifts worked for the balance of that scheduled week.

16.6 When two (2) or more types of time and one-half compensation are applicable to the same hours of work, only one time and one-half rate shall be paid. In no case will time and one-half compensation be duplicated or pyramided. Time and one-half compensation shall mean time and one-half the employee's regular rate of pay.

                                   ARTICLE 17
                            WORK SCHEDULES AND TOURS

17.1 For all purposes, each tour of duty will be considered to have been worked on the calendar day it started. However, nothing herein precludes the reporting of hours worked as of the calendar days worked for the purpose of Company payroll preparation.

17.2  Call Centers - Normal Tour of Duty

      a. The normal tour of duty for employees shall normally consist of eight (8) hours in any one day. The workweek shall normally be forty
            (40) hours consisting of five (5) daily tours of eight (8) hours each.

      b. The Company shall have the right to schedule all tours and sessions and the starting and ending time of each.

17.3  OPERATIONS-SERVICE AND ENGINEERING-CONSTRUCTION -NORMAL TOUR OF DUTY

      a. Forty (40) hours, consisting of five (5) consecutive daily tours of eight

            (8) hours each shall normally constitute the workweek for all Operations-Service and Engineering-Construction employees.

      b. The Company shall have the right to schedule all tours and sessions and the starting and ending time of each.

      c. Operations-Service and Engineering-Construction employees may be scheduled other than five (5) consecutive work days when required to maintain normal service conditions. Selection of such schedule shall be voluntary. If no selection is made, the Company may assign the schedule in the inverse order of seniority.

      d. Scheduled Saturday assignments and split weeks of nonconsecutive daily tours will be maintained at a minimum consistent with the needs of the business.

17.4 Work schedules shall be furnished each Operations-Service and Engineering-Construction Department employee and each Engineering Outside Plant Technician by four (4) week periods, and shall be furnished to the employees, by bulletin board posting or by written notice, at least seven
      (7) days in advance of the commencement of a given four (4) weeks' scheduling.

17.5  Grievances filed under this Article are excluded from the provisions of
      Article 10.

                                   ARTICLE 18
                                    HOLIDAYS

18.1  Seven (7) holidays shall be observed as designated:

      New Year's Day - January 1
      Memorial Day - Last Monday in May
      Independence Day - July 4
      Labor Day
      Thanksgiving Day
      Friday following Thanksgiving Day, EXCEPT AS SPECIFIED IN 18.1.A OF THIS ARTICLE Christmas Day - December 25

      a. Employees assigned to Phone Stores will receive an additional Personal Holiday in lieu of the Friday following Thanksgiving Holiday unless scheduled off on the Friday following Thanksgiving Holiday. The additional Personal Holiday is to be scheduled following Thanksgiving Day up to and including December 31 of the calendar year. The additional Personal Holiday is subject to the eligibility requirements as set forth in this Section.

18.2  Five (5) Personal Holidays shall be observed.

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

      a. A personal holiday will be any day of the employees' choosing, based on their normal schedule and service requirements. On these holidays employees will be paid at their basic rate of pay plus differentials and premiums (except Sunday premiums).

      b. At least fifteen (15) days notice prior to the day or days to be observed must be given to the employee's supervisor. Such time limit may be waived by mutual agreement between the employee and supervisor.

      c. If an employee selects a day or days to observe as the holiday, which, because of work requirements, would not be available, or if two or more employees in the same work group select the same day or days, the employees will choose an alternate available day or days in order of seniority.

      d. The first holiday for which an employee is eligible under this provision must be taken prior to April 1 and the second holiday prior to July 1 of each calendar year.

      e. If the remaining holidays for which an employee is eligible under these provisions, have not been selected by October 1 of each calendar year, management will designate the day to be observed.

      f. It is the intent that Personal Holidays should normally be taken as a day off with pay and not worked. However, employees who are required to work on a Personal Holiday will be paid in accordance with Section 18.6 of this Article.

      g. Employees may elect to take up to five (5) personal holidays in increments of two (2) or four (4) hours for a maximum total of forty
            (40) hours per year.

            g.1 Advance supervisory notice and approval are required prior to the beginning of the employee's shift. In the event more than twenty-five (25) percent of the work group is scheduled off or service requirements dictate the employee's presence, supervision reserves the right to grant or deny the request.

            g.2 Personal holidays that remain unscheduled as of October 1, supervisor may schedule the remaining increment(s) to ensure orderly work force management.

      h. New employees will accrue personal holidays based on length of continuous service as follows:

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

      After  3 months continuous service:    2 days
      After  6 months continuous service:    1 day added
      After  9 months continuous service:    1 day added
      After 12 months continuous service:    1 day added

      After one (1) year of continuous service from date of hire, employees will be eligible for a total of five (5) personal holidays each calendar year. Personal holidays shall be selected at the time vacation selections are made and such personal holidays must be taken on a normally scheduled work day. By mutual agreement of the employee and the supervisor, a personal holiday may be rescheduled from the one originally selected.

      The provisions of 18.2.d of this Article do not apply to employees in their first year of employment.

18.3 A designated holiday which falls on Sunday shall be observed the following Monday and a designated holiday which falls on Saturday shall be observed on Friday for all Departments. Designated holidays for employees normally scheduled on weekends shall be observed on the actual day of the holiday and paid at their basic rate of pay plus differentials and premiums (except Sunday premium).

18.4 Holiday tours are those that begin on the holiday, and holiday pay will be paid for holiday tours only on the legally observed holiday.

18.5  Employees Not Working on Designated Holidays.

      a. Regular and temporary employees, except absentees, who are not assigned to work shall be paid one (1) full day's basic pay for the designated holidays plus any applicable differential and/or premium payments which they would have received had they worked their regular hourly assignment. Employees not working on a holiday and receiving holiday pay shall receive credit for the equivalent as time worked toward the computation of weekly overtime.

      b. Part-time employees shall be paid holiday pay at their basic wage rates, based upon their average scheduled work day computed from the four (4) week period immediately preceding the holiday period.

18.6  Employees Working on Designated Holidays

      a. Regular and temporary employees, except absentees, who are assigned to work on a designated holiday shall be paid time and one-half in addition to their basic pay for the day and any applicable differential and/or premium payments.

      b. Occasional employees working on a recognized holiday will be compensated according to time actually worked. Compensation will be basic rate, with any applicable premiums and differentials, plus holiday premium computed at basic rate.

      c. When daily overtime hours (as defined in Article 16.1.b) fall within a holiday, such hours shall be compensated at time plus time and one-half rate in lieu of otherwise prescribed daily overtime at time and one-half.

      d. Hours worked on a call-out on a recognized holiday for which no hours were originally scheduled for the employee, shall be paid for at the premium rate of time and one-half for the first eight (8) hours.

            d.1 The minimum time paid under this provision shall be two (2) hours at the time and one-half rate; even though time actually worked may be less than two (2) hours. Two (2) hours' actual work time will not be demanded arbitrarily but only that time is necessitated to meet service requirements. On the other hand, employees shall have no authority or privilege to perform call-out work in such manner as to promote compounding of further call-outs.

18.7 The term "Absentee" used in Sections 18.5 and 18.6 of this Article shall mean any employee who does not work on a holiday and who is absent the scheduled work day preceding or following the designated holiday without being excused by the Company for such absence, or any employee scheduled to work who is absent on the holiday without being excused by the Company for such absence.

      a. A regular and/or temporary employee who has not been excused under the provisions of Paragraph 18.7 of this Article may be excused on the scheduled workday preceding or following the holiday by presenting a medical doctor's certificate of inability to work due to illness provided they were not scheduled to work on the holiday.

            a.1 The Company's "Illness Treatment Plan" shall prevail if Paragraph 18.7.a of this section conflicts.

18.8 Holiday Falling Within a Scheduled Vacation Period (See Article 19 Vacations).

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

                                   ARTICLE 19
                                   VACATIONS

19.1 Vacations with pay shall be granted in January of each year in line with demands of the service as listed below:

      a. One (1) week vacation shall be allowed after completion of six (6) months of service.

      b.    Two (2) weeks' vacation shall be allowed after completion of twelve
            (12) months of service. If any employee completes six months service and twelve months service within the same vacation year, only two weeks vacation will be granted in that calendar year.

      c. Three (3) weeks' vacation shall be allowed to all employees during the calendar year in which their total net credited service is five
            (5) full years or more.

      d. Four (4) weeks' vacation shall be allowed all employees during the calendar year in which their total net credited service is fifteen
            (15) full years or more. Employees eligible for four (4) weeks vacation must take at least one (1) week of vacation during the months of January, February, March, April, October or November.

      e. Five (5) weeks' vacation shall be allowed all employees during the calendar year in which their total net credited service as established by the Company is twenty-five (25) full years or more. Employees eligible for five (5) weeks vacation must take at least two (2) weeks of vacation during the months of January, February, March, April, October or November.

19.2 It is the Company's established policy that employees take their vacation during the calendar year in which it is granted, except as outlined in provisions of this Article pertaining to the right to vacation banking.

19.3 Vacation schedules will be prepared by the Company for each department and/or workgroup. After December 1 and prior to February 1 of each year, the Company will check with each employee as to the dates desired for vacations, respecting the wishes of the employees insofar as the demands of service of the respective work groups will permit. The Company will distribute vacation schedules to all reporting locations and/or post where practical. The selection of vacation dates within each schedule will be on the basis of seniority as shown by the records of the Company. Except as otherwise provided in this Article, employees may split vacations into periods of not less than one (1) workweek, if the demands of service permit.

      a. Vacation increments must be scheduled at the beginning of the year in which it is to be taken. Requests for full weeks vacation will have precedence over requests for single day vacation time during the selection process. Likewise, requests for single day vacation time will have precedence over requests for half day vacation time during the selection process.

            a.1 Scheduling of vacations shall take into account the service requirements and preferences of the employees. Vacations shall usually start on the first day of the calendar week. Except as noted for day-at-a-time and half-day-at-a-time vacations, employees may split their vacations into periods of not less than one (1) week if service requirements permit.

      b. Schedules will be prepared in such a manner as to permit a maximum number of vacations during the more desirable vacation season if the demands of the service permit.

      c. A vacation week will be a workweek and no work shall be scheduled for the employee in a vacation week. The last week in December will be considered a work week for vacation purposes in the current year. It will be considered a workweek for vacation purposes in the following year only if four or more days in that week are in the following calendar year.

      d. Employees cannot waive their scheduled vacations and draw pay plus vacation allowance for working during the time allowed for a scheduled vacation, unless, in case of emergency, the Company requests the employee to work during the scheduled vacation period.

            d.1 If an employee is called back from vacation because of an emergency, the employee shall have the choice of receiving vacation pay plus pay at the basic rate for the hours actually worked or substituting another vacation period in order to complete the full vacation to which the employee is entitled.

19.4 If an employee desires to change his/her vacation period, he/she shall give the Company at least fourteen (14) calendar days written notice and the Company will accommodate him/her providing the change does not conflict with other vacations or the demands of service.

19.5 If an authorized holiday to which the employee is entitled under this Article occurs during an employee's vacation he/she shall be granted an additional day off with pay. This additional day off with pay shall be granted prior to or subsequent to but not necessarily consecutive with the vacation. Such day off shall not be considered as time worked.

19.6 Absence due to sickness or accident disability exceeding thirty (30) days shall not affect vacation eligibility; following return to duty after absences, an employee who has not taken his/her vacation within the calendar year under the provisions of Paragraph 19.1 of this Section will be expected to take whatever vacation or part thereof he/she is entitled to by December 31 of the current calendar year. Remaining vacation balances will be handled as an exception in accordance with this Article.

19.7 Employees who have an approved leave of absence exceeding thirty (30) days are encouraged to take all available vacation prior to the start of their leave. If, however, an employee has remaining vacation upon returning from leave, he/she will be expected to use remaining vacation by December 31 of the current year. If vacation cannot be taken due to demands of service, remaining vacation balances will be handled in accordance with this Article.

      a. Any employee who is approved for a leave of absence in excess of 30 days during the fourth quarter of the calendar year shall take all available vacation prior to the start of the leave. Employees eligible for vacation banking may also bank one week.

19.8 An employee returning to duty following approved leave of absence for service in the armed forces of the United States, including the reserve components thereof, who has not received his/her vacation within the calendar year shall be eligible to take vacation within the calendar year of his/her return to duty, which he/she would have received if he/she had been continuously on duty with the Company during the period of absence. The same conditions with respect to vacation taken within the calendar year shall apply as covered in this Article.

19.9 An employee who returns to regular employment during the same calendar year in which he/she terminated or began a leave of absence will not be granted additional vacation during that remaining calendar year if he/she had received pay in lieu of vacation at the time of his/her leave/termination.

19.10 If, at the time of termination, layoff, retirement or resignation with a minimum of two (2) weeks' notice, an employee has not taken all of his/her vacation which had been granted for that calendar year, he/she will receive pay for the unused portion.

19.11 Day-at-a-time (single day) and half-day-at-a-time (half day) vacations. A portion of the vacation period may be taken on a one single day or half day basis if accomplished in the following manner:

      a. At the time an employee is making their vacation period selection, the employee may elect to take up to one week of their vacation, two
            (2) weeks if eligible for 5 weeks of vacation, of their vacation eligibility on a single day or half day basis. The choice of vacation time periods shall be noted on the vacation schedule.

      b. Subject to the demands of the service and upon the basis of the earliest request to the employee's immediate supervisor, an employee may request to change previously scheduled single day and half day vacation. Notice of not less than forty-eight (48) hours must be made for any request for single day and half-day vacation time.

19.12 Vacations will ordinarily begin on Sunday and end on Saturday. An employee may not schedule nonconsecutive vacation periods so as to encompass more than three (3) authorized holidays which are subject to rescheduling as "in lieu" days. The pay treatment to be accorded for an authorized holiday falling within a vacation period shall be as provided in Article 18.5 Paragraphs a and b.

19.13 Vacation Banking

      a. Employees eligible for three (3) or four (4) weeks of vacation may bank up to one (1) vacation week for each vacation year; Employees eligible for five (5) weeks of vacation may bank up to two (2) vacation weeks for each vacation year.

      b.    Vacation time must be banked in full forty (40) hour increments.

      c. Banked vacation will be paid at the employee's basic rate of pay at the time the vacation is taken.

      d. Banked vacation may be accumulated from year to year, in compliance with the stipulations of this Section.

      e. When an employee resigns with proper notice, is laid off or retires, the banked vacation will be taken prior to the respective date of resignation, layoff or retirement.

      f.    Employees terminated for cause will not forfeit banked vacation.

      g. The employee's request to bank vacation time must be received by December 1 of the vacation year.

      h. Banked vacation cannot be scheduled to be taken until all applicable employees have chosen their regular, single day and half day vacation for that year.

      i.    The maximum-banked vacation will be five (5) weeks.

19.14 Vacation Pay

      a. Full-time employees shall be paid during their vacation periods at their basic wage rates.

            a.1 Part-time employees shall be paid vacation pay at their basic wage rates, based upon their average scheduled work week computed from the six (6) month period immediately preceding their vacation period

      b. Differential and/or premium payments will be included in vacation pay if the differential and/or premium was in full effect for the four (4) weeks prior to the vacation.

      c. For the purposes of determining vacation eligibility, regular part-time employees shall accumulate vacation eligibility on the basis of continuous service.

                                   ARTICLE 20
                               WORKING PRACTICES

20.1 Working practices applicable to Customer Services or a combination of these services, to which the Company and the Union have mutually agreed, are so indicated by appropriate service designation within the Sections and Paragraphs of the Articles of this Agreement. Those Sections and Paragraphs of the Articles of this Agreement which bear no designation limiting their application to a particular service or combination of services shall be considered as applicable to all services covered by this Agreement. Such practices shall remain unchanged and in full force and effect for the duration of this Agreement.

20.2 Any working practice or condition not contained in this Agreement shall not be changed to the detriment of the employees covered by this Agreement.

20.3  Inclement Weather.

      a. When employees report for duty and because of inclement weather are, in the opinion of the supervisor, unable to perform their regular duties, they shall be assigned such other work as may be available in order that their time may be profitably utilized. If no such duties are assigned, they will be paid for the time off, provided they remain available for service or are specifically excused by the supervisor.

20.4  Productive Work by Management

      a. The Company acknowledges a general policy and intent that supervisory personnel will not be expected to do substantial productive work of the same type and nature as normally assigned subordinate employees within the bargaining unit.

      b. It is understood that the exercise of supervisory responsibilities can involve duly limited performance of productive work under the following circumstances: to acquire and maintain knowledge and skills of equipment and procedures for effectively directing the work of subordinates; to perform such inspection and testing as may be necessitated to evaluate quality and quantity of work performed by subordinates, or to determine what, if any, work needs to be performed by subordinates; to acquire and practice the skills necessary for Civilian Defense or other public emergency; to meet service emergencies; to accomplish appropriate training of employees; to teach and enforce safety practices; to perform such other work as may be necessary to meet the service requirements of the Company when an appropriate nonsupervisory employee is not available, or cannot be reached for assignment; or when the supervisor already is on the site for other management purposes and the correction of an existing difficulty entails such limited effort that customer service is facilitated and the calling out of a non-supervisory employee would not be supportable by the circumstances.

20.5  Temporary Assignments Away from Headquarters

      a. Located employees, who are assigned to work locations away from headquarters, excluding Company school attendance, may, at employee request, be returned to headquarters at Company expense once each three (3) weeks for personal time at home.

      b. This provision will not be applicable under circumstances that the employee has accepted temporary relocation, with or without reclassification, in lieu of layoff at the employee's headquarters location.

      c. Whenever there exists a service emergency, the three (3) week period will not operate to limit the Company in taking actions appropriate to the circumstances. In such events, the return to headquarters will be as expeditious as circumstances then existing will permit.

      d. Whenever normal work can be completed within a fourth week, the work circumstances shall be controlling except that the period away from headquarters shall not exceed four (4) weeks except in service emergencies.

20.6  Temporary Assignments Outside Assigned Plant Area

      a. Employees may be assigned temporarily to work at other places, but, while so assigned, they retain status as of their principal location, including wage treatment.

      b. The Company will provide at least two (2) calendar days advance notice of such assignment under circumstances that no service emergency exists.

      c. Whenever a service emergency exists wherein the Company decides that direct action is required, notice given will be that which is consistent with the circumstances then existing.

      d. The advance notice specified in this provision does not apply under circumstances that the employee will return to headquarters the same day.

20.7  Use of Employee's Motor Vehicles

      a. Employees will not usually be called upon to make use of their personal vehicles in connection with their job duties.

      b. Whenever employees should be requested to use their personal vehicle in connection with job duties or whenever they may so use a personal vehicle upon their request with Company permission granted, the Company will reimburse the employees for such use at the Company policy rate determined on the direct route mileage between the respective points of travel. This rate shall not be less than maximum allowable I.R.S. rate per mile for this contract period.

                                   ARTICLE 21
                                SAFETY PRACTICES

21.1 Safety is a concern of the Company and the Union. The Company and the Union mutually recognize the need for a work environment in which safe operations can be achieved in accomplishing all phases of work, and the need to promote full understanding and acceptance of principles of safety on the part of all employees to provide for their own safety and that of their fellow employees, customer and the general public.

21.2 There shall be a Safety Committee in each division composed of members appointed by the Company and the Union (maximum of three (3) from each unless mutually agreed otherwise) which shall normally meet at least monthly by conference call for outlying areas to discuss and cooperate in the application and enforcement of safe work principles and practices. Federal, State, and Municipal laws or regulations that are in force in the locality where work is being done shall be complied with at all times.

21.3 Any employee may submit to his/her supervisor or the Safety Committee comments, concerns or suggestions relating to safe working conditions, accidents or injuries.

21.4 The Company agrees to furnish protective clothing necessary to inhibit unreasonable damage or deterioration of clothing due to caustics, etc., i.e., apron style protectors for cable splicers handling jelly-filled cable.

21.5 The Company shall provide to employees, when necessary, rubber gloves for the safe performance of their job assignment.

21.6 In cases of emergency or disaster when employees are required to work in inclement weather, the Company shall provide if available the necessary slickers and rubber foot covering.

21.7 The Company shall supply rubber aprons where necessary for employees working around batteries in central offices.

                                   ARTICLE 22
                              TOOLS AND EQUIPMENT

22.1 The Company will furnish to new employees, and on a replacement basis to present employees, all tools and equipment necessary for the proper performance of the job. The Company will specify the quantity, kind, type and make of all such items to be furnished. No tools or equipment other than those furnished by the Company may be used unless specifically approved by the supervisor. Any such tool or equipment allowed will not be replaced by the Company or at Company expense.

22.2 All tools and equipment furnished by the Company will be charged to the employee, and the employee will be held responsible.

      a. Employees who are furnished tools and equipment will be held responsible for the proper use, care and maintenance of these items, and will be held to an accounting of all tools and equipment at the time of replacement thereof, or upon termination of employment with the Company.

22.3 The Company will replace all tools and equipment that are broken and/or worn-out through normal wear, except those not specified as standard by the Company.

      a. Tools and equipment that are lost or mistreated to the extent that they are no longer usable will be replaced by the Company, except those not specified as standard by the Company; however, the employee responsible for the items may be required at the discretion of management to pay for them, and will be billed accordingly.

22.4 The Company reserves the right of inspecting all tools and equipment at any time and condemning for further use any tools and equipment which are worn out or unfit for further use or any tools and equipment not of the kind, type or make furnished by the Company.

                                   ARTICLE 23
                          JOB TITLES OF EMPLOYEES AND
                             CHANGES IN ASSIGNMENT

23.1 The job title classification, to which any employee is assigned Under this Agreement, will be in accordance with the preponderance of work duties they are called upon to perform as related to the nature of the duties attributable to the particular job title classification.

      a. The foregoing does not preclude an employee being called upon to perform work not usually performed, nor does it preclude temporary assignments in a higher or lower job title classification.

      b. An employee under consideration for reclassification to a higher or lower job category may be required to work in the other job for a period not exceeding one (1) month without formal reclassification. Such temporary assignment involves consideration for reclassification, and opportunity for observation of the employee's knowledge, skills and other qualifications, to perform the job duties associated with the assignment under consideration.

      c. Employees may be temporarily assigned out of their own classification for the purpose of receiving specific training for another position.

      d. None of the provisions of the foregoing paragraphs a, b, and c shall be applied in such manner as to negate the intents and application of Article 24, Job Application Procedure, nor of Article 13, Seniority, Section 13.4, nor of Article 23, Job Titles of Employees and Changes in Assignment.

23.2 A supervisory employee who is reclassified to a nonsupervisory position outside of the bargaining unit or who is transferred within the bargaining unit shall take their proper place in seniority among nonsupervisory employees covered by this Agreement according to their total number of service credits as listed on the Company's records.

23.3  Employees Temporarily Assigned to a Higher Classification.

      a. Except as otherwise provided in this contract, any employee assigned to a higher classification for one (1) full working hour or more shall be paid for the time worked on the temporary assignment in accordance with Section 4 or 6, which ever is applicable.

            a.1 This Section shall not apply to employees who are receiving specific training for another position.

            a.2 "Temporarily assigned" shall mean an employee who works for at least one (1) hour on a specific job assignment.

            a.3 Applicable differentials for work in the higher class as described above shall apply.

      b. The Company will not make assignments in such manner as to constitute deliberate avoidance of wage rate readjustment by virtue of the one (1) hour preliminary period.

      c. Any employee temporarily assigned to a higher classification in a location other than their principal location, will be paid in accordance with Section 6 of this Article.

23.4  Wage Treatment Upon Reclassification - Promotion

      a. Whenever an employee is reclassified to a higher rated job, a reclassification wage increase will be made. The employee's wage rate for the new assignment will be the higher schedule amount which most closely represents an immediate wage increase.

            a.1 The amount of wage increase as described in paragraph 23.4a shall in no case be less than fifteen cents ($0.15) per hour.

            a.2 For employees on incentive compensation plans, other than TPA, the amount of wage increase as described in paragraph 23.4a shall in no case be less than seventy-five cents ($0.75) per hour.

            a.3 The adjusted wage rate may not be more than the top rate for the higher job.

            a.4 The wage rate of an employee reclassified to a higher schedule job previously held would be determined either by placement on the corresponding step position the employee was in when they last held that position, or through the procedure set forth in this Section, whichever is greater.

      b. The date for the employee's next wage progression adjustment, as established within the previous job, is not to be disturbed by the reclassification. This date remains the date for the next progression adjustment on the new job.

23.5  Wage Treatment Upon Reclassification - Lower Job

      a. When an employee is reclassified to a lower rated job, a reclassification wage decrease will be made. The employee's wage rate for the lower rated job will be that lower schedule amount which most closely represents a minimal wage decrease.

            a.1 The adjusted wage rate may not be less than the lowest rate for the lower job.

            a.2 When the downward reclassification is to the immediately preceding job assignment, and the action is taken within a period of six (6) months, the employee's wage rate treatment will be the same as though the original upward reclassification had not occurred.

23.6  Wage Treatment Upon Reclassification - Lateral

      a. When an employee is reclassified to an equally rated job (lateral) within the same Exchange Wage Classification Area, the current wage rate would remain in effect until normal progression provides for a higher amount.

      b. When an employee is reclassified to an equally rate job (lateral) or transferred in the same job title classification from one Exchange Wage Classification Area to another, the following procedure will apply:

            b.1 The employee will be placed at the corresponding wage schedule step position in the new Exchange Wage Classification Area.

            b.2 Whenever such transfer is made for Company convenience, the employee's original wage rate will be protected should the determined new rate be lower. In such event, the original rate will remain in effect until normal progression on the applicable wage schedule provides for a higher amount.

            b.3 The exception in paragraph b.2 shall not apply when the transfer is for the employee's convenience, such as being a successful bidder or requests for transfer for personal reasons.

            b.4 When the transfer is arranged as the result of a force adjustment, the employee's basic wage rate will be reduced incrementally until it reaches the appropriate step in the new Exchange Wage Classification Area.

                                   ARTICLE 24
                           JOB APPLICATION PROCEDURE

24.1 Whenever there is an approved job vacancy within the bargaining unit, the Company agrees to utilize the job application procedure hereinafter described.

      a. Jobs will be posted for a period of seven (7) working days on the intranet and an Interactive Voice Response Unit (IVRU). The Company will make an effort to post on Company Bulletin Boards within each District.

            a.1. The parties agree that the intranet and IVRU are the methods employees will use to nominate themselves for a vacancy. A job not posted to Company Bulletin Boards does not absolve the employee's responsibility to use the aforementioned methods.

      b. Employees may apply for an unlimited number of posted vacancies at any given time.

      c. The appropriate application must be completed by the employee and forwarded to the responsible Division Human Resources Manager on or before the posting close date. The posting close date will be included on every posting. Applications must be received by the Division Human Resources Manager on or before the posting close.

            c.1 All applications must indicate the requisition number of the posted vacancy for which the employee is applying. The requisition number is available on the intranet and IVRU for all postings.

      d. Employees must submit a separate application for each and every posted vacancy for which they are interested. Employee applications will only be valid for the specific requisition number indicated on the application and will not be valid for any other vacancies.

      e. Employees will not be eligible candidates for vacancies in their current job title within the same exchange and department.

      f. Employees who refuse a position offered through the job posting procedure can be considered for future vacancies within the same job title/location. The employee must apply for each vacancy they are interested in as it occurs.

24.2 Interdepartmental lateral job placements will be contingent upon there being no material disruption to operations within the department from which the employee would transfer. In the event that immediate job placement is denied an otherwise qualified employee for such reason, the employee shall be afforded transfer consideration at the earliest opportunity thereafter.

24.3 In the selection of employees for transfer, seniority will govern if all other qualifications of the employees are substantially equal, except that when a current under-utilization study indicates a deficiency, then affected class members of the unit whose ability and qualifications are sufficient shall be given priority.

24.4 Under the application procedure, seniority shall be the deciding factor, insofar as the ability of the employee and the conditions of the business will permit, in filling vacancies through the application procedure.

      a. Candidates for job vacancies for Outside Plant Technician and Graphics Operator in the Engineering & Construction Department will be evaluated in the light of engineering aptitudes and skills over and above plant craft skills.

      b. When a transfer is made from one (1) location to another at the request of the employee, all expenses of the move will be paid by the employee.

      c. When a job vacancy is filled by the Company, candidates will be considered in the following priority order:

            c.1 Employees with preferential placement rights (employees who are either surplus, laid off, or have medical restrictions).

            c.2   Employees who submit a valid application for a posted vacancy.

            c.3   New hires

      d. Should no qualified employee submit an application or should no valid application be received for a job vacancy, the Company may fill the vacancy.

            d.1 The Company will consider employees, in seniority order, who have filed invalid application requests at the time the vacancy is effective.

24.5 It is agreed between the parties that "shopping around" will not be condoned.

      a. Employees who have accepted positions on Wage Schedule HH, within the thirty-six (36) months preceding the date of a later vacancy will not be considered for transfer.

      b. Employees who have accepted positions of Cable Splicer, Customer Zone Technician II, Customer Service Representative, or Business Account Representative, within twenty-four (24) months preceding the date of a later vacancy will not be considered for transfer.

      c.    Employees who have accepted positions other than those mentioned in
            24.5 a, b above, within 18 months preceding the date of later vacancy will not be considered for transfer.

      d. These limitations shall not apply to an employee force adjusted under Article 26 to the extent that the employee is seeking to retreat to the position from which the employee was force adjusted. Nor shall the above limitations apply to employees involuntarily moved fifty (50) miles or less under the provisions of Article 26.1.a.

24.6  The Company will notify selected employees of their selections within ten
      (10) calendar days. The Company will also notify within that time frame any employee or employees of more seniority than the employee selected together with the reason or reasons why they were not selected. A copy of this notification will also be sent to the Union.

24.7 The parties recognize that there may be times when a distress transfer or reclassification must be made. The problem shall be resolved by mutual consent of the Company and the Union. The employee involved shall pay all moving expenses, if any, but with no loss in regular scheduled "basic wages" for reasonable travel time as determined by the Company.

                                   ARTICLE 25
                               BOARD AND LODGING

25.1 Located employees may be, from time to time, temporarily assigned by the Company to work or attend meetings or schools in a town other than the town in which they are located.

25.2 The daily allowance (per diem) for such temporary assignments of one (1) full tour or more is listed in paragraph 25.3 below. The per diem allowance does not apply to temporary assignments of less than one (1) tour. In cases where the temporary assignment continues for two (2) or more consecutive tours, whether or not the employee worked part of the first tour at the employee's normal town location, the employee is eligible for the applicable daily allowance. On the last day of the assignment, the employee will be eligible for an incidental meal allowance of eight dollars ($8.00) plus round trip mileage, if applicable.

25.3 The qualifying distance for per diem will be the one-way highway distance by shortest direct route between the employee's normal work location and the temporary work location.

                              DAILY ALLOWANCE
DISTANCE                           AMOUNT
--------                      ---------------
Over 0 and up to 20                 $  6.50

Over 20 and up to 40                $ 24.00

Over 40 and up to 60                $ 32.00

Greater than 60                     $ 38.00

25.4 When an employee is assigned to a distant location as outlined in paragraph 25.2 and the use of the employee's personal vehicle has been authorized for this purpose, the employee will be granted a mileage allowance for round trip mileage from the normal work location to the temporary assignment location on the last day of each such assignment at the Valor Telecom, LP policy rate. This will be in addition to the applicable per diem allowance on the first day of the assignment. This rate shall not be less than the IRS maximum allowable rate.

25.5 Employees assigned to a temporary location forty-five (45) miles or more from their headquarters location for seven (7) continuous days will be entitled to reimbursement for reasonable receipted laundry expense, excluding dry-cleaning.

25.6 On assignments to temporary locations of more than forty-five (45) miles from the employee's normal headquarters location, employees may elect, at their option, to receive actual expenses for company designated lodging and reasonable meal costs in lieu of per diem.

25.7 Traveling time spent by an employee as part of their principal job duties shall be treated as hours worked.

      a. The time shall be inclusive between the limits of when the employee reports for work for the day, as required, and when released from work at the end of that day, mealtime excluded.

      b. The time commences when the employee reports for work at the designated place and time, and ends when released from duties, mealtime excluded.

25.8 Time spent by an employee, under Company direction and in line of assigned job duties, as driver or passenger of a Company motor vehicle while going to or from a work location shall be treated as working time, meal time excluded.

      a. Whenever an employee is directed to, or is authorized to use a personal motor vehicle in lieu of a Company-assigned motor vehicle, travel time shall be paid as specified in paragraph 25.8.

25.9 Traveling time spent by an employee, under Company direction and in connection with their job duties, by means of public transportation facilities, will be compensated as work time, but not in excess of eight
      (8) hours a day.

      a. On scheduled workdays, compensation will be for the time spent in traveling that falls within the limits of the scheduled work hours, mealtime excluded.

      b. On nonscheduled workdays, compensation will be for the time spent in traveling that falls within the limits of those hours that correspond to a normal scheduled workday. In event of question as to what constitutes corresponding scheduled hours, the work day for a full-time employee shall be presumed to include eight (8) hours, 8:00 A.M. to 5:00 P.M.

      c. Should the employee elect alternatively to travel by means of personal motor vehicle as a matter of convenience, and the Company consent be granted, traveling time will be compensated as though the employee had traveled by offered public transportation facilities.

25.10 Traveling time spent by an employee, by reason of Company-required attendance at Company schools or conferences, shall be compensated as work time under the provisions of paragraphs 25.8 or 25.9, as the case may be.

25.11 There shall be no reduction in scheduled hours on a scheduled work day by reason of traveling under Company direction for Company business.

25.12 Compensable travel time on a Sunday shall be paid at time and one-half as prescribed for Sunday tours in Article 16.2, however, such time shall not be considered when determining weekly overtime.

25.13 The provisions of Article 16.2, are applicable to Sunday travel time only when such time is spent in direct connection with performance of immediate job duties.

25.14 When an employee has elected to receive actual meal expenses, a meal allowance shall be paid as follows:

Breakfast   $ 6.75

Lunch       $ 8.50

Dinner      $15.00

      The above daily allowance will be paid to employees temporarily assigned over sixty (60) miles, except absentees, for Saturdays, Sundays, holidays or scheduled days off when the employee works the last scheduled tour preceding and the first scheduled tour following the scheduled day(s) off.

25.15 The term "absentee" used in paragraph 25.14 above shall mean:

      a. Any employee who does not work on a scheduled day off and who is absent the scheduled work day preceding or the scheduled work day next following the scheduled day(s) off.

      b. Employees described in 25.15.a above may have the absence excused at the supervisor's discretion.

25.16 Employees assigned qualifying duty for per diem who are not able to work because of illness or injury will continue to receive per diem while temporarily incapacitated, provided they are actually staying overnight and incurring expenses. Employees hospitalized or at home during the disability will not continue to receive the per diem while away from the job.

25.17 When fluctuations in distance from home headquarters occur during a temporary assignment, the daily per diem will be paid according to the distance from home headquarters at the end of each tour.

25.18 Employees will be reimbursed for evening meal expenses of nine dollars and fifty cents ($9.50) if the employee works in excess of eleven (11) hours that day without a meal break during the last session. Employees on 4x10 schedules are required to work in excess in thirteen (13) hours to receive the evening meal allowance.

      a. This section shall not apply to employees receiving per diem expenses, to employees eligible for an evening or night premium, or if a reasonable meal is furnished at Company expense.

25.19 Under no circumstances will the per diem allowances set forth in paragraphs 25.3 and the evening meal allowance in paragraph 25.18 be paid for the same day.

25.20 When the Company elects to furnish transportation and employees travel from the headquarters location to a temporary location and return to the headquarters location within the scheduled tour or during overtime, no daily allowance will be paid as set forth in paragraph 25.3; however, travel time shall be treated as time worked in these cases.

      a.    In the case of employees assigned to a temporary location forty-five
            (45) miles or more from the headquarters location under circumstances where there are no suitable commercial lodging facilities within a ten (10) mile radius of the temporary location, travel time to and from the nearest suitable lodging shall be considered as time worked. In this circumstance, the per diem allowance prescribed in paragraph 25.3 would be continued. Additionally, if use of a personal vehicle has been authorized for the temporary assignment, the mileage allowance would also be applicable to and from the lodging site.

25.21 Transportation to each distant temporary assignment location will be furnished by the Company, and at its option may be either by Company vehicle, public conveyance, or in lieu thereof, by paying a mileage allowance at the Valor Telecom, LP policy rate when the use of an employee's personal vehicle has been authorized as covered in paragraph 25.4.

      a. Employees authorized or requested by the Company to use their personal vehicles at distant locations for Company business activities will be reimbursed for miles driven in such activities at the Valor Telecom, LP policy rate. This rate shall not be less than the IRS maximum allowable rate per mile for this contract period.

25.22 The one-way highway distance by the shortest reasonable direct route will be used by the Company in computing mileage allowances. Reimbursement of turnpike tolls will be made to employees electing to receive actual expenses.

25.23 Under no circumstances will a located employee qualify for per diem or mileage allowances by being temporarily assigned to a facility other than the employee's normal work facility which is located in the same town or exchange in which the employee is located or resides.

25.24 In the event an employee on temporary assignment becomes subject to disciplinary action requiring suspension without pay, the employee would receive per diem compensation as determined by Company management, based on the circumstances of each individual case.

      a. For suspensions of one (1) day or less, there will be no interruption in per diem payments.

      b. For suspensions of more than one (1) day when the employee has not been authorized the use of a personal vehicle, and return to the headquarters location would be inconvenient in the judgment of Company management, the employee will be authorized the appropriate per diem allowance for the period of the suspension, or until it becomes convenient to return the employee to the headquarters location, if that should occur before the end of the suspension.

      c. For suspensions of more than one (1) day when the employee has been authorized use of a personal vehicle, the employee may be granted the applicable incidental meal allowances and the mileage allowance on the first day of the suspension. If return to work location requires travel on the last day of suspension, the employee would be eligible for applicable per diem for that day.

25.25 The Company recognizes that there may be certain special circumstances that make it impractical to apply the per diem described in paragraph
      25.3. Examples of these cases are when travel for training or other purposes is to distant high cost locations outside the boundaries of the Company, or when unusual conditions such as tornadoes or hurricanes in the area temporarily assigned have temporarily created substantial increases in room and board expenses. In these cases, and others determined qualifying by the Company, as well as special cases where an employee is required to spend the night at a location less than forty-five (45) miles away from the employee's headquarters location, the Company retains the right to shift to an actual expense form of reimbursement.

                                   ARTICLE 26
                                FORCE ADJUSTMENT

26.1 Force Adjustment means a directed reduction in the number of employees working in any given job title classification, in any division or exchange, as against the currently prevailing level.

      a. The provisions of 26.1 do not apply to an exchange if employees are offered a job within their title classification in an exchange that is located fifty (50) miles or less from their existing exchange within their district.

      b. A Force Adjustment results from a reduced need in quantity of scheduled productive work hours by reason of technological change, altered market requirements for services or products, shifts in general economic conditions, or other similar factors that may influence the conduct of the Company's business.

      c. Variations in the scheduling of regular part-time employees does not constitute a Force Adjustment.

26.2 Temporary Force Adjustment means a force adjustment that is local in nature and without immediately identifiable long-term effects.

      a. A temporary force adjustment is a layoff of forty-five (45) days, or less, and involves incidental variances in immediate work requirements.

26.3 Force Surplus means those regular employees whose status is changed by reason of a Force Adjustment.

26.4 Laid-Off Employees are those regular employees whose active employment is terminated by reason of a force adjustment.

      a. Laid-Off Employees are "employees" only with regard to recall rights set forth within this article. They are at liberty to secure other employment without loss of prescribed recall rights.

26.5 Unless otherwise specified, or mutually agreed upon by parties to this agreement, force adjusting will be by job title classification(s) in each Department affected, and within the exchange, or division, as the case may be.

26.6 Temporary force adjustments will be made on an immediate basis according to the needs of the business and the jobs directly concerned.

      a. The provisions of Article 13.2.a, Seniority, will apply in temporary force adjustments.

26.7 When a force adjustment, that is other than temporary, is considered necessary by the Company, layoffs will be accomplished in the following order to the extent needed within each Department and location.

      a.    Occasional and/or temporary employees

      b.    Probationary employees

      c.    Regular part-time employees

      d. Regular employees with less than twelve (12) months' net credited service.

26.8 In the sequential laying off of regular part-time employees, and of regular full-time employees with less than twelve (12) months' net credited service, order of seniority will not be solely governing but, other factors being equal, inverse seniority will be followed.

      a. A major factor in the determination will be the employee's exhibited relative qualifications for the job and for the Company's projected force needs.

      b. Part-time employees who have been available for, and ready to accept, full-time employment will have superior privileges for retention of employment over those who are part-time by their own choice and/or availability.

26.9 In the event that additional layoffs, or part-timing, or both become necessary, the Company and the Union may negotiate a plan for further procedure.

      a. Such negotiations in process shall not serve to prevent the Company from reducing its forces during the interim period, at least on a temporary basis pending development of an alternate plan.

26.10 If no call is made for negotiations, or if agreement as to a mutually accepted final plan cannot be achieved within fifteen (15) calendar days after commencement of negotiations, force adjustments will be effected to the extent needed, by inverse order of seniority in the affected job title classifications.

26.11 Employees outside the collective bargaining unit, who are entered into the bargaining unit as a result of a force adjustment, shall take their proper place in seniority among bargaining unit employees according to their total net credited service as established by Company records.

      a. The employees so transferred will not be afforded exceptional privileges but, rather, will exercise seniority on the same basis as other bargaining unit personnel for all purposes other than bumping.

      b. During the first six (6) months thereafter, such employees may exercise bumping rights only to the extent of seniority actually developed by previous employment in the bargaining unit.

26.12 For the purposes of this Article, employees absent from active employment by reason of disability and/or leave of absence shall be treated as follows:

      a. When sufficient seniority exists for retention of employment, the employee's status is to remain unchanged pending otherwise availability to return to active employment.

      b. When insufficient seniority exists, the employee shall be subject to layoff, the same as though the employee was actively at work.

      c. Employees on leave of absence, where under reinstatement is not assured by the conditions of the leave, will be treated similarly but within the terms of the leave, and failure to attain reinstatement shall not be construed as a layoff.

26.13 The Company will keep the Union informed as soon thereafter as practical, of temporary force adjustments that exceed or are expected to exceed, five
      (5) consecutive work days.

      a. At least twenty-one (21) calendar days' notification will be given of expected full layoff of regular full-time employees.

      b. All notifications will be directed to the designated office of the Union by the Director of Labor Relations or the Division Manager or designated representative.

26.14 Any force surplus regular full-time employee, or regular full-time employee who is force adjusted to regular part-time employee, having more than twelve (12) months' net credited service, shall have job transfer and/or "bumping" rights.

      a. Such employee may file a transfer request as against a job vacancy elsewhere in the Company.

      b. Transfer may be to a vacant job within the bargaining unit in the same title classification but in another location, in a different title classification at the same location, or in a different title classification in another location.

      c. If an employee relocates to another work location as a result of a force adjustment under the provisions set forth, such reasonable moving expenses will be borne by the Company up to an amount not to exceed three thousand five hundred dollars ($3,500.00). Employees who relocate as a result of "bumping", pursuant to this section, shall not be eligible for moving expenses.

26.15 In the application of bumping privileges, the following area limitations shall apply:

      a. Employees having four (4) year's net credited service, or less, may exercise their option within the same Department, and within the Division.

      b. Employees having over four (4) years' net credited service may exercise their option within the collective bargaining unit.

      c. The Force Adjustment Boundary is defined as the surplus employee's headquarters division and one other division of their choosing.

      d. The division to be the Force Adjustment Boundary must be selected by force surplus employees and communicated to their supervisors in writing within ten (10) days of notifications of layoff.

26.16 The privilege of displacing a less senior employee to retain continuing employment is at the election of the employee subject to the following considerations:

      a. Force surplus employees not desiring to exercise their option, do not prejudice their rights for recall from layoff under the provisions of this Article.

      b. Advance notification of desire to exercise their option must be given by force surplus employees to their supervisors in writing within ten (10) days of notification of layoff. Employees electing not to exercise their option prior to layoff may not recover the privilege once they are laid off.

      c. A force surplus employee may not exercise seniority so as to displace another who is in a higher job classification.

      d. Neither "shopping around" nor seeking of new job experience will be permitted. The force surplus employee may not exercise bumping elsewhere in the Division unless there is no reasonable opportunity to do so within the Exchange, likewise from the Division to the Force Adjustment Boundary (as outlined in this Section) or from the Force Adjustment Boundary to the bargaining unit.

26.17 Force surplus employees also may not bump into a new job title classification when there is opportunity to bump in their own classification or into one previously occupied by them.

26.18 When the selected job requires the force surplus employee to relocate, and more than one (1) choice of location is possible, the Company may exercise discretion as to permitted location, or alternate locations, based on best meeting the needs of the business, giving due weight to the employee's desires.

26.19 If the selected job is one previously held by those employees, they must be able to perform the same job currently with but minimal time for refamiliarization.

      a. If the selected job is one not previously held by those employees, they must possess sufficient qualifications of skill, aptitude, experience, dexterity, and knowledge, in accordance with Company standards in effect at the time, so that the job can be performed with minimum additional training.

      b. So as to avoid situations of employees of limited experience in their title classification from bumping a more seasoned employee in that same classification, force surplus employees can exercise their full seniority only if they have two (2) or more years' work time spent in that job. If they elect to seek a job of lower classification previously held by them, their time in both jobs shall be additive for purposes of this provision.

      c. The least senior employees in the job title classification shall be the ones who are displaced and they, in turn, then become force surplus and may exercise any privileges available to them under this Article.

26.20 The advance notification requirements of this Article are not applicable to such displacements, but, rather, will be considered as a consequence of the original force adjustment. However, it is intended that the displaced employees be given best practical advance notification that they are being bumped.

26.21 Employees force adjusted under the provisions of this Article who are still in active regular employment status shall have retreat rights if the original job becomes open within twelve (12) months. Such employees will be given the choice of remaining where they are or returning to the original job.

26.22 When additions to the remaining work force are required, laid-off employees will be offered reinstatement in order of seniority to the extent that the individual can do the work.

      a. Laid-off employees shall be offered reinstatement before new employees are engaged.

      b. The Company is not obligated to recall former employees who have been laid off continuously for more than thirty, (30) calendar months. The Company will, however, give them preferential consideration in rehiring upon application filed by the individual.

      c. Net credited service will continue to accumulate during the first forty-five (45) calendar days of any layoff, but not thereafter. Seniority, however, will continue to accrue for not more than thirty
            (30) calendar months for purposes of recall from layoff.

26.23 Laid-off employees must keep the Company informed of the address at which they can be reached.

      a. The Company is not obligated to go beyond the address last given by the individual.

26.24 When the Company is prepared to recall laid-off employees, a registered letter or a telegram will be directed to them at their last address on record.

      a. Employees shall indicate their acceptance or rejection in writing within five (5) calendar days from the date of delivery of the message at the given address.

      b. Employees must be prepared to report to work within fifteen (15) calendar days from date of delivery at the given address.

      c. Failure to keep the Company posted as to an address at which they can be reached, to indicate timely acceptance or rejection, or to report to work within the prescribed period, shall constitute a forfeiture of further recall rights.

      d. Reasonable exception may be extended when temporary personal disability prevents timely acceptance of offered reinstatement. In such event the Company will decide whether to hold the vacancy open or to repeat the recall at the next suitable vacancy.

      e. Refusal to accept recall to a job not similar in nature to the normal occupation or work of the person shall not terminate recall rights. However, recall rights can be lost upon refusal to accept an offered comparable job assignment. (See also Article 28.11, a and b.)

26.25 In recalling after a force adjustment, the Company will recall laid-off employees at each Exchange, or Division in order of their seniority.

      a. Employees will be recalled for departments from which they were laid off. If all positions within another department are not filled following a recall of laid-off employees from that department, then it is the Company's intention to recall employees laid off from other departments, based on seniority, ability, and qualifications.

26.26 When laid-off employees are recalled following a force adjustment, they shall be placed on the appropriate wage progression schedule in accordance with the following:

      a. If the same job title is available, they shall be placed on the same position of the wage progression schedule they were on at the time of the force adjustment.

      b. If they return to a lower rated job, or to a higher rated job, they shall be considered as reclassified from their former job with wage treatment thereby as outlined in Article 23. This procedure will be applicable, as well, when relocation is involved.

26.27 Vacations Pertaining to Force Adjustment (See Article 19.10 - Vacation.)

                                   ARTICLE 27
                                ABSENCE FROM DUTY

27.1 Voting. Employees are expected to make every effort to vote during other than working hours. Any employee who on a day on which a National, State or Local election is held is unable to vote due to the scheduled tour, may upon adequate explanation at least 24 hours before the election day have his or her schedule adjusted to allow at least three (3) hours either before or after such rescheduled tour to vote.

27.2 Jury Duty. Employees who are required to serve as jurors shall be excused from their regular workday schedule each day they are required to report for jury duty, and they shall be paid at their basic wage rate for such absence. Employees who are scheduled to work an evening or night shift will be rescheduled to work a day shift effective the first day they report for jury duty. If employees are excused from such jury duty for all or part of a scheduled day, they shall promptly contact their immediate supervisor in person or by telephone for an assignment. Any monies, other than expenses, paid the employee by the court shall be integrated into the employee's basic wage paid during that jury duty.

27.3 Witness Duty. Regular employees who are required to appear as witnesses in court shall be excused from their regular workday schedule each day they are required to report for witness duty and they shall be paid at their basic wage rate for such absence. Employees who are scheduled to work an evening or night shift shall be rescheduled to work a day shift on each day the employee is required to serve as a witness. If employees are excused from such witness duty for all or part of a scheduled day, they shall promptly contact their immediate supervisor in person or by telephone for an assignment. Any monies, other than expenses, paid the employee by any source for acting as a witness shall be integrated into the employee's basic wage paid while being a witness.

27.4 Election Day Service. Any employee who requests time off to serve in connection with a National, State or Local election shall be excused for the entire day without pay if the demands of service permit.

27.5 Death in Family. In the event of a death in the immediate family, a Regular Full-time employee shall be granted time off without loss of pay for a period not to exceed five (5) days. The amount of time off depends upon the circumstances of each case.

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

27.6 Illness in Family. A Regular Full-time employee who actually attends to an immediate family member because of a life threatening injury/illness to that immediate family member, shall suffer no loss in pay for up to forty
      (40) hours per calendar year. The parties agree that this provision may appropriately be monitored for possible abuse.

27.7 When it is necessary for employees to be active pallbearers, they will be paid at their basic hourly rate of pay for a maximum of one (1) tour upon proper approval.

27.8 "Immediate family or household" for the purpose of this Agreement shall be interpreted to mean spouse, father, mother, brother, sister, son, daughter, son-in-law, daughter-in-law, grandfather, grandmother, grandchildren, stepmother, stepfather, or stepchildren of an employee or anyone so related to the employee's spouse or anyone who lives in the immediate household as a member of the family.

27.9 A maximum of one (1) day's pay at the basic hourly rate shall be allowed for time involved in taking physical examination prior to entering Armed Services.

27.10 Leaves of Absences. Regular Full-time employees may upon written request be granted a leave of absence, without pay, service requirements permitting, as determined by the Company, for a period of up to six (6) months. Such request must be submitted to the employee's supervisor in advance of the time the leave of absence is wanted, indicating the reason for requesting a leave of absence and the date of return to work.

      a. The period of absence will not be deducted in computing term of employment, and the period of absence will not be credited for wage progression purposes.

      b. A leave of absence granted under the terms of this Agreement will be terminated:

            b.1 Whenever the Union shall cease to be the bargaining representative for the eligible employees in the department involved.

            b.2 Or upon expiration of the period for which the leave is granted.

            b.3 Or prior to such expiration, upon the date an employee shall return to work following assignment by his/her supervisor.

      c. Any employee excused from duty or granted a leave of absence under this Agreement will be restored to the status of an active employee at the termination of his/her absence; provided that, had he/she remained in active service during the period of absence, he/she would be qualified and eligible to retain his/her former position or an equivalent position.

      d. No physical or occupational examination shall be required as a requisite of reemployment except where an obvious physical or mental condition exists which requires medical advice regarding job placements or fitness for work.

      e. The rate of pay upon return shall be that rate at the same point on the wage schedule the employee occupied when he/she left; that is, any modifications in wage progression schedules effected while the employee is on leave, which changes the occupational rate in effect at the time of the leave, will be applicable to him/her upon his/her return.

      f. All rights of any employee under a leave of absence granted under this Article shall terminate if the employee resigns his/her employment with the Company or accepts employment with other than the Union or the Company, prior to the expiration of the leave.

      g. The Company may grant a leave of absence for up to six (6) months with no guarantee that a position will be available upon expiration of the leave if the employee so requests it.

      h. Incidental continuous absences of less than forty-five (45) days shall not be subtracted from the employee's service or cause a break in service, but when employees have been employed by the Company for less than six (6) months and have been absent from work continuously for more than thirty (30) days and are not entitled to sick benefits, their employment will be automatically terminated.

      i. A leave of absence granted continuous with an incidental absence will become effective from the first day of absence.

27.11 Leave of absence for personal affairs is a leave granted to an employee who wishes time off from work to attend to some pressing personal affair such as, but not limited to, the settlement of an estate after death in the family, pregnancy, or serious illness of a member of the immediate family.

27.12 Leave of absence for personal illness is a leave granted to an employee who is not eligible for benefits under the Plan for Employees' Disability Benefits and because of a personal illness suffered by the employee is unable to report for regular assigned duties.

27.13 Leaves requested under this section may be extended for reasonable periods of time on proper Company approval.

27.14 The Company, at its option and at its expense, may have the employee on leave of absence for illness, report to a physician selected by the Company for a medical examination and the Company will determine whether the employee's leave of absence shall be continued, based upon the medical report submitted by the physician.

27.15 The leave of absence will terminate upon a physician's report that the individual is fit to return to work, and the individual has been notified to return with reasonable time allowed for reporting for assignment.

27.16 Return from Leave Before Expiration of Leave. A regular employee on leave of absence and who may return to work as a nonregular employee at the discretion of the Company before the expiration of such leave, will not experience a break in service because of such nonregular employment. Such an employee is treated as a nonregular employee only while engaged on the non-regular work.

                                   ARTICLE 28
                              TERMINATION ALLOWANCE

28.1 Regular full-time and regular part-time employees are eligible for termination allowance under the provisions of this Article 28.

28.2 Termination allowance will be paid as herein provided to eligible employees whose service with the Company is terminated by layoff, by compulsory retirement without pension, by displacement arising through technological change, or by discharge, dismissal or release without sufficiency of cause.

28.3 No termination allowance shall be due to an employee whose termination is the result of (a) resignation or quit by the employee, (b) death, (c) voluntary or involuntary retirement with pension, (d) transfer to another System company, (e) discharge, dismissal, or release for cause, or (f) as a result of any sale or other disposition by the Company of the exchange at which the employee is working or at which the employee is assigned to work out of, when the employee concerned is continued in the employment of the company as of the new management of the exchange.

28.4  Termination Allowance will be computed as follows:

      a. One (1) week's pay for each completed year of net credited service up to and including five (5) years; plus

      b. Two (2) weeks' pay for each completed year of net credited service from six (6) years to ten (10) years, both inclusive; plus C. Three
            (3) weeks' pay for each completed year of net credited service from eleven (11) years to thirteen (13) years, both inclusive; plus

      d. Four (4) weeks' pay for each completed year of net credited service beyond thirteen (13) years.

28.5 A week's pay for the purpose of this Article 28 shall be the normal basic rate of pay of the employee at time of termination plus any permanent differential, which effectively becomes a part of the basic rate for the duties performed. Overtime and premium payments will not be considered.

28.6 Termination allowance for part-time employees will be computed according to the representative normal work week for each such employee.

28.7 Termination allowance will be exclusive of earned pay and of vacation payments to which the employee may be eligible. Furthermore, it shall be computed without regard to unemployment compensation as established by governmental programs.

28.8 Termination allowance will be paid on a weekly basis for the hours equivalent to the employee's regular workweek to the extent of the total allowance granted. Such payment, however, shall not operate to change the effective date of termination of employment, which shall be the last day worked.

28.9 Lump sum payment shall be made at the employee's request conditional upon full termination of employment with no further obligation resting upon the Company with respect to that employee.

28.10 Whenever an employee who has been paid termination allowance is subsequently reemployed and is again terminated, termination allowance in the instance of the second, and subsequent, terminations will be computed on the basis of total net credited service less payments previously received.

28.11 No termination allowance shall be due any eligible employee who fails or refuses to accept an offered comparable job assignment within the same headquarters location area without good and sufficient cause demonstrated.

      a. If such an offer for transfer be made when the employee is receiving termination allowance payments, such payments will thereupon be discontinued.

      b. Employees who disqualify themselves for termination allowances by refusal of available transfer opportunities will be treated as waiving all further rights to reemployment and to eligibility for or continuation of termination allowance payments.

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

28.12 Eligible employees may refuse to accept an offer of a comparable job assignment in some other headquarters location area without loss of termination allowance. However, upon such refusal, they will be treated as waiving all further rights to reemployment with the Company as otherwise provided in this agreement.

                                   ARTICLE 29
                                    PENSIONS

29.1 The pension plan for the employees of the Company covered by this Agreement shall be the plan as outlined in the booklet, "Valor Telecommunications Enterprises, LLC Pension Plan," as amended or as may be amended thereafter.

29.2 During the term of this Agreement, the Company agrees that no changes will be made in the "Valor Telecommunications Enterprises, LLC Pension Plan," without prior concurrence of the Union.

                                   ARTICLE 30
                                 CONTRACT LABOR

30.1 Contract labor shall be held to nine (9) percent of the aggregate bargaining unit work force.

30.2 It is the Company's desire to retain its employees, and there is no intention to lay-off or part-time employees in order to replace them with contractors. Accordingly, the Company shall not subcontract work normally performed by Bargaining Unit employees, or new work, which the Bargaining Unit employees are qualified to perform. Further, it is recognized by the parties to this Agreement that in a rapidly changing, competitive environment of the telecommunications industry, the Company may deem it necessary to make operational changes based upon economic considerations, which could include the use of subcontractors or contractors.

30.3 The use of contractors shall not be used in an attempt to prevent payment of overtime to Company employees.

30.4 This Article 30 shall not apply to installation of central office equipment, burying drops, placing and splicing of new outside plant, locating cable, non-regulated competitive bid situations, air conditioning and other service contracts, and contract workers performing those functions shall not be included in determining the nine (9) percent limitations.

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                                   ARTICLE 31
                                 GROUP INSURANCE

The Company will provide a health care plan that includes medical, dental, vision, employee assistance plan (EAP), mental health and substance abuse program, prescription drug, and flexible spending accounts. The Company will also provide survivor protection plans that include Company paid basic life and Business Travel and Accident coverage. Optional coverage to include long-term disability, personal lines of insurance, and supplemental life insurance plans will be provided by the Company at the employee's expense.

All health care plans will be administered solely in accordance with the provisions of each plan and no matter concerning the health care plans or any difference arising thereunder shall be subject to the grievance or arbitration procedure of the Collective Bargaining Agreement.

The selection of the health care plan administrator, the administration of the health care plans and all the terms and conditions relating thereto, and the resolution of any disputes involving the terms, conditions, interpretation, administration, or benefits payable shall be determined by and at the sole discretion of the Company.

The Company shall have the right to amend the health care plans in any way, including the selection of carriers. However, any amendment diminishing the level of benefits or increasing the cost to the employee/dependent will be limited to those changes applicable to salaried employees.

With respect to hospitalization, major medical and dental insurance, the Company agrees to the following monthly premium payments during the life of this
Contract:

BASIC                                        BASIC
COVERAGE                                     HOSPITALIZATION &
TYPE                                         MAJOR MEDICAL INSURANCE

REGULAR FULL-TIME EMPLOYEES

EFFECTIVE JANUARY 1, 2006 & 2007

Option 1 ($350 Deductible)
All Coverage Categories                      90% of premium

Option 2 ($500 Deductible)
All Coverage Categories                      90% of premium

Option 3 ($1,000 Deductible)
All Coverage Categories                      95% of premium


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
EFFECTIVE JANUARY 1, 2008

Option 1 ($350 Deductible)
All Coverage Categories                         85% of premium

Option 2 ($500 Deductible)
All Coverage Categories                         90% of premium

Option 3 ($1,000 Deductible)
All Coverage Categories                         95% of premium

REGULAR PART-TIME EMPLOYEES

EFFECTIVE JANUARY 1, 2006 & 2007

EFFECTIVE JANUARY 1, 2006 & 2007

Option 1 ($350 Deductible)
All Coverage Categories
Less than 17.5 hours per week                   0% of premium
17.5 hours but less than 22.5 hours per week    40% of premium
22.5 hours but less than 30 hours per week      65% of premium
30 hours per week or more                       90% of premium

Option 2 ($500 Deductible)
All Coverage Categories
Less than 17.5 hours per week                   0% of premium
17.5 hours but less than 22.5 hours per week    40% of premium
22.5 hours but less than 30 hours per week      65% of premium
30 hours per week or more                       90% of premium

Option 3 ($1,000 Deductible)
All Coverage Categories
Less than 17.5 hours per week                   0% of premium
17.5 hours but less than 22.5 hours per week    40% of premium
22.5 hours but less than 30 hours per week      65% of premium
30 hours per week or more                       95% of premium

EFFECTIVE JANUARY 1, 2008

Option 1 ($350 Deductible)
All Coverage Categories
Less than 17.5 hours per week                   0% of premium
17.5 hours but less than 22.5 hours per week    40% of premium
22.5 hours but less than 30 hours per week      65% of premium
30 hours per week or more                       85% of premium

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

Option 2 ($500 Deductible)
All Coverage Categories
Less than 17.5 hours per week                   0% of premium
17.5 hours but less than 22.5 hours per week    40% of premium
22.5 hours but less than 30 hours per week      65% of premium
30 hours per week or more                       90% of premium

Option 3 ($1,000 Deductible)
All Coverage Categories
Less than 17.5 hours per week                   0% of premium
17.5 hours but less than 22.5 hours per week    40% of premium
22.5 hours but less than 30 hours per week      65% of premium
30 hours per week or more                       95% of premium

COVERAGE TYPE                                      DENTAL

REGULAR FULL-TIME EMPLOYEES

Employee                                        100% of premium
Employee + 1 and Family                          50% of premium

REGULAR PART-TIME EMPLOYEES

Employee                                        50% of premium
Employee + 1 and Family                         25% of premium

A cap on the employee's medical co-pay responsibility of fourteen percent (14%) on the prior year's premium or premium - equivalent, shall be applied January 1, 2006, 2007, and 2008.

                                   ARTICLE 32
                                ILLNESS TREATMENT

32.1 Provisions of this Article shall only apply to Regular Full-time employees.

      Payment for absence because of personal illness shall be as follows:

      a. For employees who have more than one (1) year of net credited service but less than five (5) years, the waiting period shall be three (3) consecutive workdays.

      b. For employees who have five (5) years or more of net credited service, but less than ten (10) years, the waiting period shall be two (2)

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

            consecutive workdays.

      c. For employees who have ten (10) years or more of net credited service, but less than fifteen (15) years, the waiting period shall be one (1) consecutive workday.

      d. For employees who have fifteen (15) years or more of net credited service, there will be no waiting days.

      e. Employees who have less than fifteen (15) years of net credited service shall have no waiting period provided the employee has not been absent due to illness for six (6) months immediately preceding the first day of absence, or the employee is admitted into a hospital, or the employee has outpatient surgery.

32.2 The following benefits shall apply for absence due to sickness or accidental injury occurring outside of employment. Successive sickness benefit periods are added together in computing the period for which benefits are payable, except that sickness occurring after thirteen (13) weeks of continuous employment is considered as a new sickness.

      a.    If the term of employment has been one (1) year but less than five
            (5) years - Full pay four (4) weeks, half pay nine (9) weeks.

      b. If term of employment has been five (5) years but less than ten (10) years - Full pay thirteen (13) weeks, half pay thirteen (13) weeks.

      c. If term of employment has been greater than ten (10) years but less than fifteen (15) years - Full pay thirteen (13) weeks, half pay thirty-nine (39) weeks.

      d. If term of employment has been greater than fifteen (15) years or more - Full pay twenty-six (26) weeks, half pay twenty-six (26) weeks.

32.3 If an employee reports for duty and is forced by reason of illness to leave work after having worked at least 2 hours of the regularly assigned session, payment at the basic wage rate plus applicable differentials and/or premium payments shall be made for the remainder of the regularly assigned session. Illness benefit payments shall be paid beginning with the next regularly assigned session in accordance with the waiting periods set forth above.

32.4 Accident Disability Benefits. The Company, as an employer, is subject to the "Workers Compensation Laws" of the various states in which it operates: Texas, Oklahoma, Arkansas, and New Mexico. These laws provide, in effect, that employees who are injured in the course of their employment or while they are engaged in the business of the Company shall, during the period of their resulting disability, receive the compensation prescribed by the various laws, and accordingly the Company carries a policy of Workers' Compensation Insurance to protect its employees in compliance with these laws. Under the provisions of these laws, however, insurance compensation does not commence until after certain "waiting periods" have elapsed following the date of injury. Such waiting periods are set out below or as may be amended by legislation:

      Texas: Waiting period - Seven (7) calendar days (provided if and after disability has continued for four (4) weeks after date of injury, compensation shall be paid for the first Seven (7) days).

      Arkansas: Waiting period - Seven (7) calendar days (provided if and after disability has continued for four (4) weeks after date of injury, compensation shall be paid for the first Seven (7) days).

      Oklahoma: Waiting period - Three (3) calendar days.

      New Mexico: Waiting period - Seven (7) calendar days.

32.5 In order to reduce the loss of earnings, which will be suffered during the disability period, the Company will pay benefits to such injured employees in accordance with the following sections:

      a. All regular employees who are injured in the course of their employment while engaged in the business of the Company, whose claim for compensation under the "Workers' Compensation Laws" of the various states are acceptable under the terms of those laws, shall be paid an amount which when added to Workers' Compensation payments will aggregate either 100% of regular basic daily wage (full pay) or 50% of regular basic daily wage (half pay) as outlined below:

            a.1   If the term of employment has been less than sixty (60) months
                  - full pay twenty-six (26) weeks, half pay twenty-six (26) weeks.

            a.2 If the term of employment has been sixty (60) months but less than one hundred twenty (120) months - full pay thirty-nine
                  (39) weeks, half pay thirteen (13) weeks.

            a.3 If the term of employment has been one hundred twenty (120) months or more - full pay fifty-two (52) weeks.

            a.4 Such disability not to extend beyond the effective date of the beginning of total and Permanent Disability under Group Life Insurance or the granting of a disability pension.

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

            a.5 The Compensation Laws of Arkansas and Texas provide that compensation will be paid for the first seven (7) day "waiting period" if the period of disability continues for four (4) weeks in Arkansas and Texas and three (3) weeks in Oklahoma. If the period of disability extends four (4) weeks in Arkansas and Texas and three (3) weeks in Oklahoma, the Company shall deduct from future payments to employees the amount in excess of that normally received by the employee for the first seven
                  (7) calendar days.

      b. Temporary employees will be eligible to receive full pay for only the first ten (10) work days of absence due to occupational injury.

32.6 Employees who are injured and are required to leave their work at any time during their regularly assigned session shall be paid in full at their basic wage rate, plus applicable differentials and/or premium payments for the remainder of the day and shall commence to receive benefits as provided in Section 32.3 and 32.4 of this Article with the work day following the day of their injury.

32.7 If an employee is injured and required to leave work during a holiday session, payment of basic wage rate, plus applicable differentials and/or premium payments shall be made.

32.8 Computation of weekly Workers' Compensation benefits shall be in accordance with applicable state laws.

32.9 In ascertaining the period during which Accident Disability Benefits shall be paid, the period of disability shall be taken as commencing upon the first day on which, because of disability, a full day's wages is not paid. Successive periods of disability from accident shall be counted together if from the same accident and separately if from different accidents.

32.10 Accidental injuries shall be considered as arising out of and in the course of employment only where the injury has resulted solely from accident during and in direct connection with the performance of duties to which employees are assigned in the service of the Company, or which they are directed to perform by proper authority, or involuntarily protecting the Company's property or interests, and there must be a clear and well-established history of the cause and circumstances of injury accidentally inflicted, and they must be sufficient to have produced the alleged injury, and there must be satisfactory evidence that such injury renders the employee unable to perform their duty in the service of the Company.

32.11 General Provisions -

      a. During the periods of Sickness or Accident Disability for which benefits

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

            are paid, employees shall not accumulate net credited service for the purpose of qualifying for benefits under this Plan.

      b. Assignment of benefits under the Plan will not be permitted or recognized.

      c. Benefits shall not be payable for both accident and sickness at the same time to the same person.

      d. Employees separated from the services of the Company shall have no claim to any benefit or allowance under the Plan unless the right to such benefit has accrued prior to such separation.

      e. "Full pay" and "half pay" for the purposes of this Plan shall be based on the number of hours per week, not including overtime, and shall be computed at the employees' basic rate of pay, plus permanent differential payments and night premium will be included if the premium was in full effect for the four (4) weeks preceding the employees' being placed on disability payroll, at the time the disability began, provided, however, that the benefits shall at no time exceed the pay the employees would receive based on their rate of pay and the general schedule of hours per week constituting a full week's service at the time the disability began.

            e.1   "Full pay" shall be computed as above during the first seven
                  (7) calendar days of any disability.

            e.2 After the first seven (7) continuous calendar days of disability, "full pay" shall be computed so as to result in that net amount, after applications of taxes, which would have been payable had the employee remained at work. This computation shall be effected by deducting an amount equivalent to the total of all taxes which the Company would have been required to withhold by Federal and State laws if the payment were being made as compensation for services performed for the Company. Such deduction shall be limited to produce an equivalent net payment to such extent as these disability benefit payments be exempt from taxes normally applicable to earnings. The Company will not, as permitted by law, again make tax deductions from the computed net amount for later recovery by the employee.

            e.3 Part-time employees shall be paid benefits at their basic wage rates, based on their average scheduled work week computed from the six (6) month period immediately preceding their disability period.

      f. Benefits under this Plan may be suspended or terminated in cases of conduct prejudicial to the interest of the Company.

      g. All employees who shall be absent from duty on account of sickness or on-the-job injury must at once notify their immediate supervisor and furnish evidence of disability satisfactory to the Company. The employee shall not be entitled to benefits for time previous to such notice unless delay shall be shown to have been unavoidable and satisfactory evidence of disability is furnished.

      h. Benefits shall not be payable to employees who are physically disabled by reason of injuries directly arising from employment with any other employer, nor from circumstances directly associated with the pursuit of self-employment for profit in a personal business or occupation.

            h.1 For purposes of this provision, work conducted for or on behalf of the Union wherein the employee retains normal employment with the Company, even though the employee may receive incidental payments from the Union, shall not be construed as engagement with another employer.

      i. Whenever an employee entitled to Disability Benefits under this Plan is disabled by injury caused either intentionally or by the negligence of a third party, such employee need not elect whether to take such Disability Benefits or to pursue a remedy against such third party, but may proceed to accept applicable benefits under this Plan.

            i.1 In the event that the employee elects to pursue a remedy against such third party, the Company shall have a lien on the proceeds of any recovery from such third party, whether by judgment, settlement, or otherwise, after the deduction of reasonable and necessary expenditures, including attorney's fees, incurred in effecting such recovery to the extent of the total amount of disability benefits provided by this Plan and paid.

            i.2 Notice of such action by the employee against the third party shall be given within ninety (90) days thereafter to the Company. No compromise of any such course of action by the employee in an amount less than the benefits provided by the Plan shall be made in the absence of written consent of the Company.

      j. Disability benefits remaining unpaid for any period prior to the death of an employee shall be payable to the named beneficiary or to the estate of said employee.

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

                                   ARTICLE 33
                            MILITARY LEAVE AGREEMENT

33.1 Military leaves of absence will be granted to regular employees of the Company entering military services of the United States under any law which is now in effect or may in the future be enacted by the United States.

33.2 Application for reemployment must be made within ninety (90) days of release from active duty. If at the time of application for reemployment by an employee who has been in the military services, no vacancy exists, one may be created by discharge, layoff, transfer or demotion, and in such cases the discharge, layoff, transfer or demotion will be in seniority order.

33.3 Regular employees, other than those employed on a regular part-time basis, who are members of the reserve components of the Armed Forces of the United States, shall be excused for a period not to exceed fourteen calendar (14) days in any calendar year to attend military training. The employee must provide a copy of his/her military orders to the supervisor prior to the commencement of leave showing the dates of the leave.

      a. The above maximums will be increased to fifteen (15) calendar days in any calendar year to attend military training.

33.4 Employee benefits to those regular employees who are granted military leave of absence are as follows:

      a. Group Life Insurance for an employee will be continued by the Company for one hundred twenty (120) days after the beginning of the leave and then cancelled at the end of the one hundred twenty (120) day period. Upon reinstatement, the employee may have Group Life Insurance reinstated without a physical examination provided the employee makes application for such reinstatement within ninety (90) days after returning to work.

      b. An employee shall be given full service credit under the Plan for Employees' Pensions for the term of a military leave of absence, provided, however, that such credit shall be given only if the employee is covered by the Plan for Employees' Pensions at the time the military leave became effective.

      c. Employees who enter military service may receive a lump sum payment in lieu of vacation to which such employees were entitled at the time they leave the Company to enter military service. Upon reinstatement with the Company, vacation privileges will be reinstated and the time spent on military leave will be counted as credited service for

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

            the purposes of computing vacation eligibility.

      d. Sick Leave Credit Upon reinstatement after a military leave of absence, employees will be granted the same amount of sick benefit credit they had at the time of the beginning of the leave.

      e. Telephone concessions that may be in effect at the time a military leave of absence is granted will be continued at one-half (-1/2) the regular filed tariff rate for the period of the military leave. This service would normally be given only where the employee concerned had maintained a home with those dependent upon the employee for support.

      f. Military leave of absence service will be considered as service with the Company in the determination of credited service for purposes of scheduled wage increases or other wage purposes.

      g. An employee will accumulate net credited service for seniority during the period of military service.

33.5 An employee who is presently on military leave of absence and who is eligible for benefits upon reinstatement will be granted such benefits in accordance with the provisions of 33.4 of this Article.

      This Agreement supersedes any and all plans or agreements covering military leave of absence of this Company or any predecessor Companies.

                                   ARTICLE 34
                                   DEFINITIONS

BASIC WAGE RATE, BASIC RATE - The hourly rate of pay determined by the wage schedule for the job; it excludes differentials, premiums, and other extra payments.

CALENDAR DAY OF A TOUR - Shall be one which starts during the period from midnight of that calendar day. Any time worked as an extension of a tour or call-out before midnight shall be reported on that day, including all continuing time worked up to the starting time of the next calendar day tour. Call-out beginning after midnight shall be reported on that calendar day tour.

CALENDAR WEEK - A consecutive period of seven (7) days, the first day of which is Sunday.

DEPARTMENT - For the purposes of this Agreement, the following are recognized as departmental entities:

      -     Operations

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

      -     Accounting

      -     Supply & Fleet

      -     Network Engineering & Construction

      -     Long Distance

      -     Human Resources

      -     Customer Service

      -     Retail Sales

      -     Public Relations & Communications

      -     Marketing

      -     Finance

      -     Sales

      -     Legal & Regulatory

      -     Information Services

DIFFERENTIAL PAY - An additional payment given for certain responsibilities or positions assigned to employees by the Company.

DISCHARGED - Means involuntary discontinuance of employment with the Company when the employee is terminated for cause.

DISCIPLINE - Means the application of Company-initiated procedures or actions designed to correct unsatisfactory employee performance, and involving an action lesser than discharge.

EMERGENCY - An event such as a fire or other catastrophe, severe weather conditions, or major cable or equipment needs. The Company shall give as much advance notice as possible to the Union in the event of such as emergency.

EMPLOYEE - The general term "employee" refers to those who perform the work of the Company for a regular stated compensation and the nature of whose work duties are within the scope of the collective bargaining unit.

EMPLOYEE, REGULAR - One who is hired for continuous employment, has been reclassified from probationary employment accumulates net credited service, and is entitled to all the benefits and coverages as granted in this Agreement.

EMPLOYEE, FULL-TIME - One whose normal assignment of work is forty (40) hours per week.

EMPLOYEE, LOCATED - One who is assigned to work in a definite location or specific headquarters, as the principal location of employment for all purposes.

EMPLOYEE, PART-TIME - One whose normal assignment of work is less than forty
(40) hours per week, whose assigned or schedule tour is not less than three (3) hours and who may be called to work at the Company's request outside of the assigned or scheduled hours.

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EMPLOYEE, PROBATIONARY - A person engaged by the Company with the intent of assignment as a regular employee who has not acquired one hundred eighty (180) days uninterrupted service, or its actual work time equivalent, and may be terminated for failure to meet Company standards of employment.

EMPLOYEE, NON-REGULAR - A person who is not hired for continuous employment, including occasional, temporary, part-time, does not accumulate credited service, and is not entitled to benefits such as pensions, vacations, sick leaves, medical coverage etc. which accrue to regular employees.

EMPLOYEE, OCCASIONAL - A person who has no normal weekly assignment of work, but works on a voluntary basis, as required by the Company to meet unusual service demands, to replace absentees, and such other purposes as may arise. An occasional employee is an employee of the Company only on the day which the employee works.

EMPLOYEE, TEMPORARY - A person who is employed for a continuous work period, not to exceed six (6) months, when additional work of any nature requires a temporarily augmented force, or when replacements are required for regular employees who are absent.

HEADQUARTERS - An exchange, location or town designated by the Company as being the place of employment for a particular employee or employees., and on which location the employee's basic wage rate is established.

HOLIDAY TOUR - Shall be one which starts during the period from midnight to midnight of the day observed as the holiday.

IN-CHARGE - Refers to the status of a Bargaining Unit employee who has been assigned certain responsibilities additional to the normal and usual duties for the employee's job title classification. These responsibilities may entail direction and coordination of work performed by other employees and proper usage of tools and equipment employed to perform such work.

LAID OFF, LAY OFF - Means the termination of an employee from active employment by reason of insufficient work or other business reasons.

MAINTENANCE WINDOW - is the period between 10:00 p.m. and 6:00 a.m. During this period temporary measures will be taken to perform maintenance/upgrades on switching platforms and other electronic equipment.

NET CREDITED SERVICE - Term used to express the aggregate of the years, months, and days of active employment with Valor or any of its predecessors which will be recognized by the Company with respect to each employee. For employees of GTE Corporation who were active employees working in the Oklahoma properties purchased by Valor on July 1, 2000, or the Texas/ New Mexico properties purchased on September 1, 2000, and who became active employees of Valor on those respective dates, the term "Net Credited Service" also includes the Net Credited Service recognized by GTE as of each respective purchase date. Active employment will include only that time for which the employee actually receives pay or is on authorized Union or military leave of absence, and will not include time for which the employee receives Workers' Compensation as a result of being totally and permanently disabled in excess of one (1) year. Active employment will be computed in terms of whole workdays.

NIGHT TOUR - A tour which falls wholly or partly within the period from 9:00 p.m. to 6:00 a.m.

PREMIUM PAY - Is the amount in addition to basic rates which an employee is paid for working less desirable hours (night or evening) or days (Sundays or holidays).

HOLIDAY PREMIUM PAY shall be considered to be the pay an employee will receive for the holiday if they do not work, or the amount in excess of their regular rate if they do work on the holiday.

RECLASSIFICATION - Is a change in the position title of an employee.

REGULAR RATE OF PAY - The hourly compensation of the particular employee during the particular work week as determined by the sum of the employee's basic rate time hours worked plus any night tour premiums plus any Christmas or New Year's Eve premiums plus any differential pay divided by the total hours worked in the week.

RELEASED - Means termination of employment by Company action when the employee's qualifications for telephone work are not satisfactory, and no disciplinary action is involved.

RELOCATE - Is a change of an employee from one location to another on a voluntary or involuntary basis.

RESIGNED - Means voluntary severance of employment by choice of the employee.

RETIRED - Means termination of employment by attainment of adequate net credited service by employee choice.

SCHEDULED HOURS - Hours falling within an employee's scheduled tour. Any of the hours which are officially posted on the work schedule for a particular employee to work.

SENIORITY - Means the computed employment service according to which an employee can receive certain preferential treatments to such extent as specifically named with this Agreement.

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

SERVICE EMERGENCIES - Means that period of time or condition during an emergency, when service to the public, the welfare of the employees and/or the Company is or would be in jeopardy unless temporary measures are applied in an expedient manner.

SERVICE REQUIREMENTS - Means the requirements that are necessary to provide adequate and satisfactory telephone service to telephone customers and efficiently and effectively performs the work necessary to economic operation.

SESSION - That portion of a tour of duty which occurs from the time an employee reports for work until they are excused for mealtime or from the time they return from their excused meal time until they have completed the scheduled day of work.

SUNDAY WORK - Any work or tour which begins on Sunday.

TERMINATION DATE - If employees terminate their employment with this Company voluntarily or involuntarily, the official date of termination shall be the last day they are entitled to payment for services, from the Company.

TOUR - The entire scheduled workday of an employee, which will be eight (8) hours or less.

TRANSFER - Is a change of an employee from one job title classification to another with or without relocation.

TRANSFER REQUEST - A transfer request filed by an employee shall mean a written request involving a change in job title classification, a change in location in the same job classification, or a change both in job classification and location, as the case may be.

WORK DAY - The period of time between 12:00 midnight preceding and 12:00 midnight ending any day. Any tour or call-out is part of the workday on which such tour or call-out begins.

WORKGROUP - Those employees within the same headquarters location who normally perform the same type work. Tours will be scheduled accordingly.

WORKWEEK - The workweek shall begin on Sunday 12:01 a.m. and end on the following Saturday at 12:00 midnight.

                                   ARTICLE 35
                             CONTENTS AND VALIDATION

35.1 This Agreement contains the entire agreement between the Company and the Union. There are no oral agreements which have not been reduced to writing for inclusion in this Agreement, and no changes shall be effective until reduced to writing and signed by an officer of the Company and by an officer of the Union.

35.2 In the event any applicable and effective Federal or State Law affects any one or more practices or provisions of this Agreement, the practices or provisions so affected shall be made to comply with the requirements of such law, and in all other respects, the Agreement shall continue in full force and effect.

                                   ARTICLE 36
                                    DURATION

36.1 This Agreement shall be effective March 1, 2005 and shall remain in effect for an initial period to and including February 28, 2008, and shall continue in effect thereafter unless terminated by a sixty (60) day prior written notice given by either party to the other, in which event this Agreement shall terminate sixty (60) days following the receipt of such notice.

36.2 At any time after sixty (60) days prior to the expiration of the initial term, either party may serve written notice on the other party of its desire to negotiate revisions, changes, modifications and amendments to this Agreement. In such event, the parties agree to commence collective bargaining within thirty (30) days after receipt of such notice by other party unless mutually agreed otherwise. Both parties agree to make bona fide bargaining attempts to resolve any differences during such negotiations.

      It is mutually agreed that no notice of termination of this Agreement shall be given by the party having given notice of desire to amend prior to thirty (30) days after the beginning of such period of bargaining upon amendments. It is further agreed, however, that a notice of termination given under this provision of this Article shall be effective to terminate this Agreement thirty (30) days following receipt of such notice by the other party rather than as set forth in this Article 36.1.

APPENDIX A

WEST TEXAS EXCHANGES

Abernathy                  Adrian              Amherst
Andrews                    Anton               Aspermont
Baird                      Balmorhea           Benjamin
Blackwell                  Booker              Bovina
Boys Ranch                 Brownfield          Cactus
Channing                   Clarendon           Claude
Clyde                      Coyanosa            Crosbyton
Cross Plains               Dalhart             Darrouzett
Denver City                Dimmitt             Dodson
Dumas                      Estelline           Fabens
Follett                    Forsan              Fort Hancock
Frankel City               Friona              Fritch
Groom                      Happy               Hart
Hartley                    Haskell             Hedley
Higgins                    Holiday             Hurlwood
Idalou                     Imperial            Kamay
KnoxCity                   Lakeview            Lamesa
Levelland                  Littlefield         Loraine
Lorenzo                    May                 Meadow
Megargel                   Memphis             Mentone
Merkel                     Miami               Mobeetie
Moran                      Morton              Munday
Nazareth                   Orla                Panhandle
Pecos                      Perryton            Petersburg
Post                       Putnam              Ralls
Rising Star                Rochester           Ropesville
Rule                       Sanford             Seagraves
Seymour                    Shallowater         Sierra Blanca
Smyer                      Spade               Spearman
Stratford                  Sundown             Sunray
Tahoka                     Throckmorton        Toyah
Trent                      Tulia               Valentine
Van Horn                   Vega                Weinert
Wellington                 Wheeler             White Deer
Whiteface                  Whitharral          Wildorado
Wilson                     Wolfforth

EAST TEXAS EXCHANGES

Annona                     Austonio            Avalon
Avinger                    Avery               Bagwell
Bedias                     Buffalo             Beckville
Blooming Grove             Bogata              Bon Weir
Broaddus                   Bronson             Burkeville
Burlington                 Bynum               Chilton
Colmesneil                 Clarksville         Centerville
Crawford                   Crockett            Cushing
Deport                     Douglassville       Dekalb
Daingerfield               Detroit             Dawson
Elkhart                    Fairmont            Franklin
Fairfield                  Frost               Gary
Glen Rose                  Grapeland           Groveton
Hubbard                    Hughes Springs      Hemphill
Huntington                 Hooks               Hilltop Lakes
Iola                       Irene               Joaquin
Kennard                    Karnack             Linden
Lone Star                  Lovelady            Leona
Lott                       Malone              Maud
Milam                      Milford             Morgan
Marquez                    Marietta            Mt. Calm
Naples                     New Boston          Negley
Newton                     North Zulch         Oakwood
Pennington                 Pineland            Purdon
Redwater                   Reklaw              Richland
Riesel                     Rogers              Rosebud
Simms                      Slocum              Streetman
Teneha                     Texarkana           Trinity
Whitney                    Walnut Springs      Zavalla

OKLAHOMA EXCHANGES

Asher                      Avant               Barnsdall
Boynton                    Broken Arrow        Checotah
Coweta                     Fairfax             Haskell
Hominy                     Kaw City            Lindsay
Maysville                  Meeker              Morris
Paden                      Porter              Prague
Purcell                    Ramona              Snug Harbor
St. Louis                  Stroud              Tecumseh
Wagoner                    Washington          Wayne

NEW MEXICO EXCHANGES

Abiquiu                    Alto                Bent
Caballo                    Canjilon            Capitan
Carlsbad                   Carlsbad Caverns    Chama
Chimayo                    Cuba                Dixon
Dulce                      Elephant Butte      El Rito
Espanola                   Eunice              Gallina
Hillsboro                  Hobbs               Jal
Jemez Springs              Lindrith            Loving
Lovington                  Lybrook             Mescalero
Ojo Caliente               Ruidoso             Ruidoso Downs
San Ysidro                 Tierra Amailla      Truchas
Truth or Consequences      Vallecitos          Velarde
White Mountain

APPENDIX B

                               WAGE SCHEDULE GUIDE

SCHEDULE SC
Retail Sales Consultant

SCHEDULE C
General Clerk
Planner

SCHEDULE D
Administrative Clerk
Customer Service Representative
Lead Planner

SCHEDULE E
Business Account Rep*
Coin Collector/Maintainer
Graphics Operator
Line Assigner
Public Access Sales Technician

SCHEDULE F
Complex Line Assigner
Logistics Specialist
Tester

SCHEDULE H
Cable Splicer
Customer Zone Technician II

SCHEDULE HH
Building Services Technician
Business Systems Technician
Chief Garage Mechanic
Customer Zone Technician I
Equipment Installer
Facility Assigner
Fleet Technician
Monitor & Control Technician
Outside Plant Technician

*In the selection of Business Account Representatives seniority shall be the deciding factor when qualifications are equal.

VALOR TELECOMMUNICATIONS

WAGE SCHEDULE SC

       Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate
       Effective    Effective    Effective    Effective    Effective    Effective    Effective
       8/29/04      2/27/05      8/28/05      2/26/06      8/27/06      3/04/07      9/02/07
Start         7.10         7.10         7.21         7.31         7.42         7.54         7.65
1             7.81         7.81         7.93         8.05         8.17         8.29         8.41
2             8.25         8.25         8.37         8.50         8.63         8.76         8.89
3             8.71         8.71         8.84         8.97         9.11         9.24         9.38
4             9.21         9.21         9.35         9.49         9.63         9.78         9.92
5             9.73         9.73         9.88        10.02        10.17        10.33        10.48
6            10.27        10.27        10.42        10.58        10.74        10.90        11.06
7            10.86        10.86        11.02        11.19        11.36        11.53        11.70
8            12.02        12.02        12.20        12.38        12.57        12.76        12.95

WAGE SCHEDULE C

       Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate
       Effective    Effective    Effective    Effective    Effective    Effective    Effective
       8/29/04      2/27/05      8/28/05      2/26/06      8/27/06      3/04/07      9/02/07
Start         8.91         8.91         9.04         9.18         9.32         9.46         9.60
1            10.32        10.32        10.47        10.63        10.79        10.95        11.12
2            10.96        10.96        11.12        11.29        11.46        11.63        11.81
3            11.77        11.77        11.95        12.13        12.31        12.49        12.68
4            12.59        12.59        12.78        12.97        13.17        13.36        13.56
5            13.41        13.41        13.61        13.82        14.02        14.23        14.45
6            14.37        14.37        14.59        14.80        15.03        15.25        15.48
7            15.23        15.23        15.46        15.69        15.93        16.16        16.41
8            16.26        16.26        16.50        16.75        17.00        17.26        17.52

WAGE SCHEDULE D

       Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate
       Effective    Effective    Effective    Effective    Effective    Effective    Effective
       8/29/04      2/27/05      8/28/05      2/26/06      8/27/06      3/04/07      9/02/07
Start         9.24         9.24         9.38         9.52         9.66         9.81         9.95
1            10.75        10.75        10.91        11.07        11.24        11.41        11.58
2            11.54        11.54        11.71        11.89        12.07        12.25        12.43
3            12.39        12.39        12.58        12.76        12.96        13.15        13.35
4            13.31        13.31        13.51        13.71        13.92        14.13        14.34
5            14.28        14.28        14.49        14.71        14.93        15.16        15.38
6            15.35        15.35        15.58        15.81        16.05        16.29        16.54
7            16.38        16.38        16.63        16.88        17.13        17.39        17.65
8            17.59        17.59        17.85        18.12        18.39        18.67        18.95

WAGE SCHEDULE E

       Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate
       Effective    Effective    Effective    Effective    Effective    Effective    Effective
       8/29/04      2/27/05      8/28/05      2/26/06      8/27/06      3/04/07      9/02/07
Start         9.46         9.46         9.60         9.75         9.89        10.04        10.19
1            11.10        11.10        11.27        11.44        11.61        11.78        11.96
2            11.98        11.98        12.16        12.34        12.53        12.72        12.91
3            12.94        12.94        13.13        13.33        13.53        13.73        13.94
4            13.98        13.98        14.19        14.40        14.62        14.84        15.06
5            15.11        15.11        15.34        15.57        15.80        16.04        16.28
6            16.30        16.30        16.54        16.79        17.04        17.30        17.56
7            17.61        17.61        17.87        18.14        18.41        18.69        18.97
8            19.02        19.02        19.31        19.59        19.89        20.19        20.49

WAGE SCHEDULE F

       Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate
       Effective    Effective    Effective    Effective    Effective    Effective    Effective
       8/29/04      2/27/05      8/28/05      2/26/06      8/27/06      3/04/07      9/02/07
Start        10.17        10.17        10.32        10.48        10.63        10.79        10.96
1            11.94        11.94        12.12        12.30        12.49        12.67        12.86
2            12.88        12.88        13.07        13.27        13.47        13.67        13.88
3            13.93        13.93        14.14        14.35        14.57        14.78        15.01
4            15.04        15.04        15.27        15.49        15.73        15.96        16.20
5            16.25        16.25        16.49        16.74        16.99        17.25        17.51
6            17.57        17.57        17.83        18.10        18.37        18.65        18.93
7            18.97        18.97        19.25        19.54        19.84        20.13        20.44
8            20.49        20.49        20.80        21.11        21.43        21.75        22.07

WAGE SCHEDULE H

       Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate
       Effective    Effective    Effective    Effective    Effective    Effective    Effective
       8/29/04      2/27/05      8/28/05      2/26/06      8/27/06      3/04/07      9/02/07
Start        10.57        10.57        10.73        10.89        11.05        11.22        11.39
1            12.51        12.51        12.70        12.89        13.08        13.28        13.48
2            13.63        13.63        13.83        14.04        14.25        14.47        14.68
3            14.86        14.86        15.08        15.31        15.54        15.77        16.01
4            16.21        16.21        16.45        16.70        16.95        17.20        17.46
5            17.66        17.66        17.92        18.19        18.47        18.74        19.02
6            19.23        19.23        19.52        19.81        20.11        20.41        20.72
7            20.97        20.97        21.28        21.60        21.93        22.26        22.59
8            22.85        22.85        23.19        23.54        23.89        24.25        24.62

WAGE SCHEDULE HH

       Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate  Hourly Rate
       Effective    Effective    Effective    Effective    Effective    Effective    Effective
       8/29/04      2/27/05      8/28/05      2/26/06      8/27/06      3/04/07      9/02/07
Start        11.15        11.15        11.32        11.49        11.66        11.83        12.01
1            13.21        13.21        13.41        13.61        13.81        14.02        14.23
2            14.40        14.40        14.62        14.84        15.06        15.28        15.51
3            15.68        15.68        15.92        16.15        16.40        16.64        16.89
4            17.10        17.10        17.36        17.62        17.88        18.15        18.42
5            18.62        18.62        18.90        19.18        19.47        19.76        20.06
6            20.31        20.31        20.61        20.92        21.24        21.56        21.88
7            22.14        22.14        22.47        22.81        23.15        23.50        23.85
8            24.12          .12        24.48        24.85        25.22        25.60        25.98

APPENDIX C

                        DUES DEDUCTION AUTHORIZATION CARD

                              TERMS AND CONDITIONS

If through error on the part of VALOR Telecommunication, its successors, purchasers, subsidiaries, and assigns ("Company") a scheduled deduction is not made, the Company will make up such deduction or deductions on the payrolls for a pay period or pay periods following discovery of such error.

The Union agrees that the Company may refund to employees deductions, which are made in error and deduct the amount of such refunds from a subsequent remittance to the Union.

This payroll allotment authorization may be cancelled by the Company, through written notice to the employee executing this authorization, upon the Union's refusal or incapacity to accept and receipt for any amount so deducted or upon the suspension, expiration, or termination of any applicable contract provision covering dues deductions between the Company and the Union named in this authorization.

The Company may cancel this deduction authorization upon the transfer of the employee by whom it is executed to a title or department not included in the then current collective bargaining unit.

            Union membership dues and agency fees are not deductible as charitable contributions to Federal income tax purposes. Dues and agency fees, however, may be deductible in limited circumstances subject to various restrictions imposed by the Internal Revenue Code.

                              SOURCE OF MEMBERSHIP

New Member________________  Received by Transfer____________  Reinstated________

                              MEMBERSHIP TERMINATED

Transfer_______________________________________   Date__________________________

Suspension_____________________________________   Date__________________________

Withdrawal_____________________________________   Date__________________________

Death__________________________________________   Date__________________________

                              ASSOCIATE MEMBERSHIP

                            Effective Date _________

                              TERMS AND CONDITIONS

Authorization cards to participate, change, or cancel participation in payroll deduction for CWA-PAC shall be accepted by Company only upon being forwarded by Union. No authorization cards shall be accepted by Company directly from employees.

I understand that I may not change or cancel this authorization for one (1) month from the date hereof.

I further understand and agree that this authorization card constitutes approval for the release, by Company to Union, of any Personally Identifiable Employee Information concerning myself requested by Union in connection with the administration of the TERMS AND CONDITIONS PLAN FOR PAYROLL DEDUCTION, FOR CWA-PAC. By signing this authorization, I agree to indemnify and hold harmless VALOR Telecommunication, its successors, purchasers, subsidiaries, and assigns ("Company") from any claims, actions, suits, damages, or judgments which may arise from release of such information.

================================================================================
                     (FOR USE BY COMPTROLLER'S DEPARTMENT)

                                  Date of First                        Entered
Checked__________________         Deduction_________________    Records_________

-----------------------------------------------------------------------------------
(Last Name) (Given Name or Initials) (Payroll No.) (Social Security No.) (Local No.)

               (Employee will please PRINT the above information)

     PAYROLL ALLOTMENT AUTHORIZATION FOR UNION DUES OR AMOUNT EQUIVALENT TO
                                   UNION DUES

I hereby authorize and direct VALOR Telecommunications, its successors, purchasers, subsidiaries, and assigns ("Company"), to deduct once each month from my pay the amount of regular monthly Union dues (as listed below) or the percent of the basic rate of pay constituting the amount of regular Union dues, whichever is greater, until each amount is changed in accordance with the lawfully adopted by-laws of the Local described above, and advice of such change is certified to the Company by an authorized representative of the Communications Workers of America, and thereafter the amount of regular monthly Union dues of the percent of basic rate of pay constituting the amount of regular Union dues, in accordance with said by-laws, and to pay the amount so deducted to the order of the Secretary- Treasurer of the Communications Workers of America.

                     [ ] MINIMUM MONTHLY SCHEDULED DUES

This authorization is voluntarily made and is not conditioned on my present or future membership In the Union, and shall be governed by the terms and conditions set forth herein irrespective of Union membership. This authorization shall continue in effect until cancelled by written notice signed by me and sent by certified or registered mail, return receipt requested, to the Company. This cancellation of authorization must be postmarked during the fourteen (14) day period prior to each anniversary date of the current or any subsequent Collective Bargaining Agreement, or during the fourteen (14) day period prior to the termination date of the current or any subsequent Collective Bargaining Agreement.

I hereby ratify all such deductions made by the Company under any prior authorization from me and direct that any amount now held by the Company under prior authorization be paid to the order of the Secretary- Treasurer of Communications Workers of America.

This authorization supersedes all previous authorizations executed by me for deductions of such payments. Neither VALOR Telecommunications, its successors, purchasers, subsidiaries, and assigns ("Company"), nor any of their officers or agents shall be held liable or responsible for any loss by action of the above-named Union or its officers.

Dated______ 20________     ____________________________________________________
                           Residence  (Signature of Employee)
Signed in the presence of  Address_____________________________________________
                                       (Street and Number)
                           _____________________________________________________
                           (City or Town)     (State)     (Zip code)

                                APPLICATION BLANK

Name (Mr./Mrs./Ms.)___________________         Soc. Sec. No.____________________
Address ________________________________________________________________________

                        COMMUNICATIONS WORKERS OF AMERICA

I hereby request and accept membership in the COMMUNICATIONS WORKERS OF AMERICA and when accepted by the Local, agree to be bound by the Constitution of the Union and Amendments thereto and Rules and Regulations now in effect of subsequently enacted by the Union and/or the Local to which I am assigned.

Dated______________________________   Signature_________________________________

Net Credited Service Date__________             Present Title___________________

Department_________________________             Base/Work Location______________

Resident Telephone No._____________             Representative__________________

Initiation Fee_____________________             Business Telephone No.__________

         [ ] Accepted  [ ] Rejected  [ ] Registered Voter

                 AUTHORIZING SIGNATURE_________________________

Union membership dues and agency fees are not deductible as charitable contributions for Federal income tax purposes. Dues and agency fees, however, may be deductible in limited circumstances subject to various restrictions imposed by the Internal Revenue Code.

-----------------------------------------------------------------------------------
(Last Name) (Given Name or Initials) (Payroll No.) (Social Security No.) (Local No.)

               (Employee will please PRINT the above information)

                   PAYROLL ALLOTMENT AUTHORIZATION FOR CWA-PAC

I hereby authorize and direct VALOR Telecommunications, its successors, purchasers, subsidiaries, and assigns ("Company") to deduct twice each month from my pay the following amount $ _____________________ and to remit such amount to the Secretary- Treasurer, CWA-COPE Political Contributions Committee. I understand and agree that this authorization shall be governed by and controlled in accordance with the Terms and Conditions on the reverse side hereof and the TERMS AND CONDITIONS PLAN FOR PAYROLL DEDUCTION FOR CWA-PAC entered into between the Company and the Communications Workers of America, District 6 ("Union").

       [ ] NEW  [ ] CHANGE  [ ] CANCEL

This authorization is made voluntarily and supersedes all previous authorizations executed by me for deductions of such payments.

                                  (See Reverse)

Dated____________ 20_____   ____________________________________________________
Signed in the presence of   Residence       (Signature of Employee)
                            Address_____________________________________________
                                                (Street and Number)
                            ____________________________________________________
                            (City or Town)      (State)      (Zip code)

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                              ARBITRATION PROCEDURE

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to the provisions concerning Arbitration Procedures set forth in this Memorandum of Agreement.

1. Whenever the Union notifies the Company in writing of its election to arbitrate a grievance pursuant to Article 9, Grievance Procedure, of the 2005 Agreement of Recognition, Bargaining Procedure and Operating Contract, and in the same writing also notifies the Company: (1) that the election to arbitrate is involved in the Union's internal appeal process, and (2) that the notice of election to arbitrate is therefore being given solely to preserve the Union's right to arbitrate in the event that the appeal is upheld, the parties agree that the running of the 90-day limit provided for in Article 10 shall be frozen as of the postmarked date of the written notice. Furthermore, it is understood that during the period of time the union is processing its internal appeal, the Company shall assume no back pay or other grievance liability for the grievance(s) in question.

2. With respect to any grievance as to which notice is given to the Company in accordance with the terms of Paragraph 1, above, the Union shall notify the Company promptly in writing of the outcome of its internal appeal process, and at the same time:

      a) If the appeal is upheld, the Union shall notify the Company of its intent to proceed to arbitration, and the running of the 90-day time limit shall resume as of the postmarked date of the written notice.

      b) If the appeal is denied, the Union shall also notify the Company of withdrawal of its previous notice election to arbitrate the subject grievance.

3. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to arbitration procedure shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                                        COMMUNICATIONS
                                                     WORKERS OF AMERICA

      _______________________________                ___________________________
      By: David Daniel                               By: Donna Bentley
      Its: Director - Labor Relations                Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                                 BUSINESS ATTIRE

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, recognize the necessity to enhance and promote a professional businesslike image in the highly competitive telecommunications marketplace. Therefore, standard business attire may be required of employees in classifications with customer contact, as designated by the Company. The Company will be responsible for 100% of the expenses associated with providing the required attire.

The Company will determine what the appropriate business attire will be and reserves the right to change or modify the required attire. However, such a change could not result in any cost to employees in the designated classification.

While normal wear and tear is anticipated, clothing items that are lost, misused or abused will be replaced at the employee's expense. The employee will be responsible for the normal cleaning and continued upkeep of the items provided.

All employees will exercise good judgment and common sense in projecting the proper professional image appropriate for their assignment and at all times be neat, clean and well groomed.

It is further the intent of this Memorandum of Agreement that employees recognize the importance of participation in the business attire program, however participation is not mandatory. Employees participating in the program may order attire with or without Union lettering. Additionally nothing in this Memorandum is intended to prevent the wearing of professional attire with union insignia.

This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to business attire shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

COMPANY                                     COMMUNICATIONS
                                            WORKERS OF AMERICA

_______________________________             ______________________________
By: David Daniel                            By: Donna Bentley
Its: Director - Labor Relations             Its: CWA Representative

Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                              CALL CENTER COMMITTEE

As a result of 2005 negotiations between Valor Telecommunications of Texas, LP, hereinafter referred to as the "Company," and the Communications Workers of America, and in furtherance of the positive working relationship between the parties, the Company and Union agreed to establish a Company Call Center Partnership Committee. The committee will include Company and Union representatives from the Call Center groups in Texas and New Mexico.

The committee will meet at minimum on a quarterly basis and include one Union representative and one management representative from each center. Discussion will be related to Call Center business/employee topics. The committee will not address grievance, arbitration, or bargaining issues.

It is the intent of the Company and Union that this committee will use its time and effort to improve the work place by full and open communication, involvement, adaptability, integrity, trust and respect involving common Call Center issues and synergy opportunities.

This MOA is effective on execution. Either party may terminate this MOA on thirty (30) days prior written notice, but such termination shall not be effective until the International Representative from any affected area and the Company Director - Labor Relations, have upon request discussed the reason(s) for such termination.

COMPANY                                     COMMUNICATIONS
                                            WORKERS OF AMERICA

_______________________________             ______________________________
By: David Daniel                            By: Donna Bentley
Its: Director - Labor Relations             Its: CWA Representative

Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                           COMMON INTEREST FORUM (CIF)

The telecommunications industry calls on all of us, the Company, the Union, and the employees to respond quickly to new and changing markets. The changes which are impacting our customers, our employees, and our Company are the challenges that we must meet and handle together.

During the course of collective bargaining, the Company and the Union have frequently discussed that changes can give rise to issues of mutual concern among employees, managers, investors or other stakeholders, and we agree that those concerns may appropriately be minimized through joint discussion and timely resolution of issues.

To this end, Common Interest Forums, (joint committees) comprised of appropriate representatives of the Union and the Company shall be established. Meetings will be convened by the parties at mutually agreed upon places and times, no less than twice annually.

This MOA is effective on execution. Either party may terminate this MOA on thirty (30) days prior written notice, but such termination shall not be effective until the International Representative from any affected area and the Company Director - Labor Relations, have upon request discussed the reason(s) for such termination.

COMPANY                                     COMMUNICATIONS
                                            WORKERS OF AMERICA

_______________________________             ______________________________
By: David Daniel                            By: Donna Bentley
Its: Director - Labor Relations             Its: CWA Representative

Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                           COMPREHENSIVE MEDICAL PLAN

1. Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to implement the provisions of the Comprehensive Medical Plan set forth in this Memorandum of Agreement.

2. For a summary of details, refer to the attachment entitled, Valor Telecommunications Health and Welfare Summary Plan Description.

3.    Some of the major provisions include:

      A. The following Deductible Levels will apply for term of the agreement:

            Option 1     $   350
            Option 2     $   500
            Option 3     $ 1,000

      B.    Coverage Categories

            Employee
            Employee plus one
            Family

      C.    First dollar deductible on all comprehensive benefits.

      D.    Out-of-pocket maximums:

            Option 1                           Option 2
            $  2,500 Employee                  $  3,000  Employee
            $  5,000 Employee plus one         $  6,000  Employee plus one
            $  7,500 Family                    $  9,000  Family

            Option 3
            $ 5,000 Employee
            $10,000 Employee plus one
            $15,000 Family

      E. Coordination of Benefits permitted to the level of benefits provided in the Comprehensive Medical Plan.

      F.    Continue Preferred Provider Organizations (PPOs) where available.

      G.    Lifetime maximum benefit limit - $2,000,000.

      H. Coverage under the Plan begins after three (3) months net credited service is achieved or the date which the employee enrolls, which ever is later.

      I. Employees may elect not to accept health care coverage under the Comprehensive Medical Plan and elect a ($600.00) annual ($50.00 per month) "Opt-out Credit".

4. Comprehensive Medical Plan will be administered solely in accordance with its provisions and no matter concerning the Comprehensive Medical Plan or any difference arising thereunder shall be subject to the grievance or arbitration procedure of the Collective Bargaining Agreement. The selection of the Health Care Plan Administrator, the administration of the Comprehensive Medical Plan and all the terms and conditions relating thereto, and the resolution of any disputes involving the terms, conditions, interpretation, administration, or benefits payable shall be determined by and at the sole discretion of the Company.

5. The Company shall have the right to amend the Comprehensive Medical Plan in any way, including the selection of the Comprehensive Medical Plan carrier. However, any amendment diminishing the level of benefits contained in this Memorandum of Agreement or increasing the cost to the employee/dependent will be limited to those changes applicable to salaried employees.

6. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to the Comprehensive Medical Plan shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                                         COMMUNICATIONS
                                                      WORKERS OF AMERICA

      _________________________________               __________________________
      By:  David Daniel                               By:  Donna Bentley
      Its:   Director - Labor Relations               Its:   CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                            CONTRACT LABOR REPORTING

The Company and the Union agree to administer the reporting of Contract Labor by using the following specifics:

1. The base for calculating the nine percent cap will be determined monthly. The number of employees in the bargaining unit will be determined by the number of employees on the payroll in the second payroll period of each month for the succeeding month.

2. The Company will provide a summary to the Union of its utilization of contract labor on a monthly basis. This monthly summary will be an average of the weekly information compiled during the month. The company will also provide the Union weekly detail information with its monthly summary.

3.    Additionally, it is agreed weekly detail will consist of the following:

      -     Name or names of the contract firms.

      -     Number of contract employees performing work for each contract firm.

      -     Location (exchange) where work is performed.

      -     Brief description of the work being performed.

      - Start/Completion date of the work order where work is being performed.

4. If the Company exceeds the cap in any given month as a result of employees not being offered overtime, the appropriate remedy will be to offer overtime (to the extent the cap was exceeded) to those employees who normally perform the work contracted at the locations(s) the cap was exceeded. This overtime will be offered as job requirements warrant the need for overtime, but no later than in the month immediately succeeding the month the cap was exceeded.

5. The parties agree the provisions of this Memorandum of Agreement are subject to the grievance and arbitration procedures as outlined in the Collective Bargaining Agreement.

6. Neither the Union nor the Company waive any right existing under the National Labor
                                       91

      Relations Act concerning access to or providing information relative to specific grievances on contract labor.

7. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to Contract Labor Reporting, shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                                        COMMUNICATIONS
                                                     WORKERS OF AMERICA

      _______________________________                ___________________________
      By: David Daniel                               By: Donna Bentley
      Its: Director - Labor Relations                Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                             DRUG AND ALCOHOL POLICY

1. The Company is committed to maintaining a workplace free from drugs or alcohol and is obligated to comply with the requirements of the Drug Free Workplace Act of 1988, as well as the special Department of Defense drug-free work force rules for specific government contracts.

2. The Company has developed and implemented a policy on substance abuse which applies to all employees. The Company reserves the right to take appropriate measures to comply with restrictions or procedures placed on our Company and its employees by our customers.

3. In the event there are any revisions to the existing policy, the Company and the Union agree to meet and discuss the changes.

4. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to drug and alcohol policy shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                                        COMMUNICATIONS
                                                     WORKERS OF AMERICA

      _______________________________                ___________________________
      By: David Daniel                               By: Donna Bentley
      Its: Director - Labor Relations                Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                            ELECTRONIC DATA GATHERING

Electronic Data Gathering, with the constant changes in technology, is today and will be in the future, an integral part of the work place. The proper use of the data gathered by this method shall be an important factor in the continued successes of the corporation and therefore, of its employees.

For the purpose of this agreement, Electronic Data Gathering is defined as the systematic use of computerized technology to collect, store, report and analyze information about the work activities of employees. This is also referred to as Electronic Monitoring.

The following policy statement has been developed by the 2005 bargaining committee from the Communications Workers of America and Valor
Telecommunications of Texas, LP, to address this issue.

      To provide a beneficial experience in an environment of trust and respect, all employees shall be made aware of the current capabilities, impacts, uses and changes of Electronic Data Gathering. The Company's responsibility is to ensure clear definition and communication of Electronic Data Gathering to all employees as it relates to their work activities. The Company will also ensure managers have a working knowledge of systems that monitor their work groups and that uniform guidelines are utilized within the Organizations.

The following guidelines will apply:

      1. Information and method of notification about new or changed Electronic Data Gathering systems shall be shared with the Local Union President or their designated representative and employees in the work group before implementation.

      2. Results of the data gathered will be provided to employees in a timely manner based on the frequency of the information obtained.

Quality service and increased revenues are cornerstones to the success of Valor Telecommunications of Texas, LP.

Communications Workers of America and Valor Telecommunications of Texas, LP, are committed to working together to achieve these results.

Electronic Data Gathering is a valuable tool that can assist all of us in accomplishing our goals when used in accordance with the developed policy and guidelines outlined above.

No employee shall be disciplined as a result of Electronic Data Gathering except for cause.

COMPANY                                     COMMUNICATIONS
                                            WORKERS OF AMERICA

_______________________________             ____________________________________
By: David Daniel                            By: Donna Bentley
Its: Director - Labor Relations             Its: CWA Representative

Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                   FAMILY AND MEDICAL LEAVES OF ABSENCE (FMLA)

1. Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to the provisions concerning Family and Medical Leaves of Absence under the Family and Medical Leave Act of 1993 (FMLA), set forth in this Memorandum of Agreement.

2.    The purpose of the leave shall be as follows:

      a. for the birth and care of a newborn child of the employee, or the placement of a child with the employee for adoption or foster care.

      b. to care for a spouse, biological or adoptive parent, or person who has acted in role as parent with day-to-day responsibility, or child (biological, adopted, foster or stepchild or legal ward or child for whom the employee has day-to-day parental responsibility) who has a "serious health condition."

      c. for a serious health condition of the employee which makes the employee unable to perform the functions of the position of such employee. As with any absence for a serious health condition, employees will be required to provide a "fitness for duty" certification to return to work after such leave.

3. The total period of this leave will be up to twelve (12) work weeks within a twelve (12) month period, calculated on a rolling twelve (12) month period.

4. Employees who have completed at least twelve (12) months of accredited service at the beginning of the leave and worked at least 1,250 hours during such period may be eligible for leave.

5. The FMLA excludes employees where there are less than fifty (50) employees within seventy-five (75) miles of the employee's work site. The Company will attempt to accommodate requests for FMLA leave for employees at remote locations, however, such requests may be denied based on business necessity.

6. Leave may be taken on an intermittent or reduced schedule basis for reasons specified in paragraphs 2.b and 2.c if determined to be "medically necessary" as defined in the Department of Labor Regulations 29 CFR Part
      825. It may not be taken intermittently or on a reduced schedule basis for reasons specified in paragraph 2.a unless approved by the Company.

7. If an employee is granted intermittent or reduced schedule leave, the Company may require such employee to transfer temporarily to an available alternative, equivalent position that better accommodates recurring periods of leave than the employee's regular position.

8. Employees shall be required to present, to the satisfaction of the Company's Human Resources Department, documentation concerning the basis for the requested leave of absence. Failure to provide medical certification within fifteen (15) days of the request for leave may result in denial of leave.

9. Employees shall provide the Company with at least thirty (30) days advance notice of intent to take leave when foreseeable.

10. In cases where both spouses are employees, the leave period will be restricted to a total of twelve (12) work weeks for both, except to care for a child with a serious health condition or for reasons provided in 2.c.

11. While on FMLA leave, eligible employees shall continue to receive company-paid life insurance and medical/dental benefits to the extent provided to active employees.

12. Upon return to work, employees granted FMLA leave shall receive accredited service for the period of the leave. There is no break in service for purposes of vesting, eligibility to participate in pension plans and other types of benefits and seniority.

13. Subject to Item 15 below, at the end of the approved leave (or each segment of the leave, as applicable), employees shall be guaranteed reinstatement to the same or equivalent job.

14. Reinstatement is subject to any contractual provisions of the Collective Bargaining Agreement which cover adjustments to the workforce that may have occurred during the leave of affected employees.

15. Employees who wish to change their projected return date may request the change and the Company will endeavor to accommodate such requests.

16. Employees, while on leave, shall be considered to have terminated employment if they accept employment with another employer, engage in business for profit, and/or apply for unemployment insurance benefits.

17. The provisions of this Memorandum of Agreement are not subject to the grievance or arbitration procedure of the Collective Bargaining Agreement except for the application for reinstatement by employees on leave.

18. All terms herein shall be defined as set forth in the Department of Labor Regulations, 29 CFR Part 825.

19. The Company has the right to act in accordance with the Family and Medical Leave Act of 1993 and to comply with the regulations provided by the Department of Labor.

20. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to Family Medical Leave shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                                        COMMUNICATIONS
                                                     WORKERS OF AMERICA

      _______________________________                ___________________________
      By: David Daniel                               By: Donna Bentley
      Its: Director - Labor Relations                Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                           FLEXIBLE SPENDING ACCOUNTS

1. Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to make available and to implement a Flexible Spending Account (FSA).

2. For a summary of details, refer to the Valor Telecommunications Enterprises, LLC Welfare Benefit Cafeteria Plan Summary Plan Description and attachment titled Flexible Spending Arrangement document.

3. The FSA will be administered solely in accordance with its provisions, and no matter concerning the FSA or any difference arising thereunder shall be subject to the grievance or arbitration procedure of the Collective Bargaining Agreement. The selection of the FSA Administrator, the administration of the FSA and all the terms and conditions relating thereto, and the resolution of any disputes involving the terms, conditions, interpretation, administration, or reimbursements shall be determined by and at the sole discretion of the Company.

      This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to flexible spending accounts shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                                        COMMUNICATIONS
                                                     WORKERS OF AMERICA

      _______________________________                ___________________________
      By: David Daniel                               By: Donna Bentley
      Its: Director - Labor Relations                Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                           FORCE ADJUSTMENT BOUNDARIES

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to the following provisions regarding the force adjustment boundaries under Article 26.

1. The division structures and boundaries for the purposes of force adjustment shall be as they exist on the effective date of this Memorandum of Agreement (see attachment A).

2. Any changes to the division structure or boundaries listed in Attachment A will be provided to the Union.

3. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to Force Adjustment Boundaries, shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                                        COMMUNICATIONS
                                                     WORKERS OF AMERICA

      _______________________________                ___________________________
      By: David Daniel                               By: Donna Bentley
      Its: Director - Labor Relations                Its: CWA Representative

      Date:__________

ATTACHMENT A

The following force adjustment boundaries shall be recognized for purposes as outline in Article 26 of the March 1, 2005 - February 28, 2008 collective bargaining agreement:

      - The New Mexico Division shall consist of all company owned exchanges with the geographical borders of the state of New Mexico.

      - The Oklahoma Division shall consist of all Company owned exchanges within the geographical borders of the state of Oklahoma.

      - The East Texas Division shall consist of all Company owned exchanges that lie east of a North-South line with the following boundaries:
            Interstate 35 South from the Red River to Ft. Worth Interstate 20, west to U.S.377, and extending to Stephenville to U.S. 281, south to San Antonio to Interstate 35 south to the United States international boundary with the country of Mexico.

      - The West Texas Division shall consist of all Company owned exchanges that lie west of a North-South line with the following boundaries:
            Interstate 35 south from the Red River to Ft. Worth Interstate 20, west to U.S. 377, and extending to Stephenville to U.S. 281, south to San Antonio to Interstate 35 south to the United States international boundary with the country of Mexico.

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                      FORCE ADJUSTMENT BUMPING RESTRICTIONS
                    FOR EMPLOYEES HIRED BEFORE MARCH 1, 2002

Communications Workers of America, hereinafter referred to as "CWA," and Valor Telecommunications of Texas, LP, hereinafter collectively referred to as the "Company," hereby agree to the following bumping protections and other principles:

Statement of Intent: It is the intent of the parties permanently to maintain the same bumping rights that existed prior to March 1, 2002, in the Local 6171 bargaining unit, and to extend the same bumping rights to the Local 7019 bargaining unit effective March 1, 2002 as indicated and in accordance with the provisions listed below. It is further the intent of the parties not to limit or affect the bumping rights of employees hired before that date with respect to employees hired on or after that date. It is further the intent of the parties not to affect the transfer or recall rights of any employee.

In the event of a dispute over the interpretation or application of this MOA, that dispute shall be resolved in a manner that best effectuates this Statement of Intent.

1. Schedule 1 to this MOA lists all members of the bargaining unit represented by Local 7019 and hired before March 1, 2002.

2. Schedule 2 to this MOA lists all members of the bargaining unit represented by Local 6171 and hired before March 1, 2002.

3. The Schedules shown may be corrected based on adequate proof of error satisfactory to all parties as undersigned.

4.    Bumping Rights and Restrictions:

      a. No employee on Schedule 1 shall have the right to bump any employee listed on Schedule 2.

      b. No employee on Schedule 2 shall have the right to bump employee listed on Schedule 1.

      c. Nothing in this Memorandum of Agreement shall limit or affect the bumping rights of employees listed on either Schedule 1 or 2 with respect to employees hired on or after March 1, 2002.

5. Employees shall remain on the respective Schedules until they permanently terminate their employment with the Company.

6. Nothing contained in this Memorandum of Agreement shall prohibit or otherwise limit the right of any employee subject to a force adjustment to transfer to other jobs for which they may be qualified within the bargaining unit.

7. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on the date the last employee included on either Schedule 1 or
      Schedule 2 permanently leaves employment with the Company.

      COMPANY                                        COMMUNICATIONS
                                                     WORKERS OF AMERICA

      _______________________________                ___________________________
      By: David Daniel                               By: Donna Bentley
      Its: Director - Labor Relations                Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                                FOUR-DAY WORKWEEK

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, recognize that in certain administrative work units or work groups, it may be beneficial to employees and in the best interest of the business to establish a four-days-per-week, ten-hours-per-day (four-day workweek) schedule as a normal workweek.

The provisions of the Agreement of Recognition, Bargaining Procedure and Operating Contract, and any existing Union-Management agreements will continue to apply to bargaining unit employees on four-day workweek schedules except as noted in the parameters and implementation procedures listed below.

1. The Company shall determine the eligible job classifications and locations. Participation in the ten-hour, four-day week shall be determined by a majority vote of the eligible work group. If an employee should be unable to work the ten-hour, four-day week because of overriding domestic reasons, the schedule shall not be made mandatory.

2. The Company reserves the right to revert back to a 5/8 workweek in a work group or location where the 4/10 workweek proves not to be in the Company's best interest. Management and the Union will jointly, at the local level, work together to implement the four-day workweek schedule for a particular work group.

3. Transfers/changes to or from a four-day workweek should, when practical, be made at the beginning of the workweek.

4. The normal workweek shall consist of four, ten-hour tours. The four, ten-hour tours must be scheduled on consecutive days unless a service emergency clearly dictates an exception or the eligible work group agrees by majority vote to one non-consecutive work day. For the purpose of this Agreement a "tour" shall be defined as "The entire scheduled work day of an employee, which will be ten (10) hours or less."

5. Overtime will be paid when an employee works in excess of ten (10) hours per day, or in excess of forty (40) hours in a workweek for employees covered under this Memorandum of Agreement.

6.    Holidays

      A.    Designated Holidays

            Whenever a designated holiday occurs during the week, management can change the 4/10 schedule to a 5/8 schedule. Employees whose schedules are not changed to a 5/8 schedule will receive ten (10) hours holiday pay.

      B.    Personal Holidays

            These holidays will be converted to hours up to a maximum of forty
            (40) hours. An employee scheduled off for a Personal Holiday will be compensated for up to ten (10) hours. The compensated hours will be deducted from the employee's total holiday hours.

      Holidays must be scheduled in increments of ten (10) or eight (8) hours, unless the remaining total hours are less than eight (8) hours. Employees with less than eight (8) hours may, with management's consent schedule the remaining hours during days off or on scheduled days and be compensated at the straight time rate only for the remaining balance of hours. Personal Holidays scheduled on days off will not count toward the workweek for overtime purposes.

7. Absence for Jury, Witness or Election Duty will be compensated on a ten-hour basis. Employees who are required to be absent to attend a funeral as outline in Article 27.4 will receive up to ten (10) hours pay for four (4) regular working days.

8. Employees electing to take day-at-a time vacations will do so on a four-day, ten-hour basis. In no case shall they receive in excess of forty
      (40) hours vacation pay per week. Weekly vacation will be taken on a five-day, eight-hour basis.

9. Incidental absences due to illness will be compensated on a ten-hour basis. Employees who are absent forty (40) scheduled hours within a workweek will receive forty (40) hours of Sickness Disability Benefits. An illness waiting day consists of ten (10) consecutive scheduled hours.

10. Employees working the four-day, ten-hour schedule will be reimbursed for evening meal expense of nine dollars and fifty cents ($9.50) if the employee works in excess of thirteen (13) hours that day without a meal break during the last session.

      A. This section shall not apply to employees receiving per diem expenses, or to employees eligible for an evening or night premium.

      B.    Under no circumstances will the per diem allowances set forth in
            Article 25.3 and the evening meal allowance in paragraph 10 be paid for the same day.

11. Employees working a four-day, ten-hour schedule who are assigned to a higher classification for one (1) full working hour or more shall be paid for the time worked on the temporary assignment in accordance with Article 23.3.

12. Disputes arising out of the application or intent of this agreement, except for paragraph 2 above, shall be subject to the Grievance and Arbitration procedure.

13. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to four-day workweek shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                                        COMMUNICATIONS
                                                     WORKERS OF AMERICA

      _______________________________                ___________________________
      By: David Daniel                               By: Donna Bentley
      Its: Director - Labor Relations                Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                                  HOME DISPATCH

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to continue the Home Dispatch Program which will operate under the following provisions.

1. The Company shall determine the eligible job classifications and work groups. The Home Dispatch Program may be presented on an individual basis or to groups of employees at the Company's discretion.

2. Participation in the Home Dispatch Program will be voluntary, however employees who elect to participate will be required to remain in the program for a minimum of thirteen (13) weeks.

3. Under this program, employees will report directly to a work site or sites and will travel on their own time. The scheduled workday will commence at the time designated by management, and the employee's scheduled tour will begin at the designated work site. The employee's first and last assignments should normally be within the exchange(s) which serves as their headquarters location. On occasions when the first or last assignment is outside the home exchange(s), employees will be paid for the reasonable time to travel from their headquarters location to the first job site or return to their headquarters location from the last job site.

4. Employees who participate will be furnished a Company vehicle for travel to and from work. These vehicles will be used only for business purposes. Travel to and from home shall not be paid.

5. Employees must live within thirty-five (35) miles of their Headquarters locations to be eligible to participate in the Home Dispatch Program. Should the employee live beyond the thirty-five (35) mile limit, the employee and the Company may find suitable parking for the vehicle within the thirty-five (35) mile limit.

6. Employees will not be required to use personal time to maintain company vehicles. However, they shall be responsible to adhere to vehicle maintenance schedules for their assigned Company vehicle in accordance with the Company's preventive maintenance program.

7. Employees will be expected to exercise good judgment in the use, storage and care of the Company vehicle.

8. The contents of this Memorandum of Agreement shall be subject to the Grievance and Arbitration procedures as set forth in Articles 9 and 10.

9. The Company will be responsible for providing all insurance coverage for participating employees and their assigned Company vehicle just as it does for other Company employees and vehicles during normal working hours.

10. Should an employee's headquarters location change after implementation of the Home Dispatch program, the affected employee(s) will have the option to discontinue participation in the program during the thirteen-(13) week minimum participation period.

11. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to home dispatch shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                                        COMMUNICATIONS
                                                     WORKERS OF AMERICA

      _______________________________                ___________________________
      By: David Daniel                               By: Donna Bentley
      Its: Director - Labor Relations                Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                           HOURLY EMPLOYEES' PENSIONS

1. Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to modify the Valor Telecommunications Enterprises, LLC Pension Plan. Such modifications are subject to approvals by the Company's Board of Directors and the United States Department of the Treasury. Therefore, the effective date of March 1, 2005, for the modifications will be contingent upon receipt of necessary approvals.

2. Specific language will be prepared to modify the present Valor Telecommunications Enterprises, LLC Pension Plan to effect the following:

Years of Accredited Service   Annual Minimum Pension
---------------------------   ----------------------
40 or more years                   $ 13,515
35 but less than 40 years          $ 11,897
30 but less than 35 years          $ 10,280
25 but less than 30 years          $  8,663
20 but less than 25 years          $  7,046
15 but less than 20 years          $  5,429

3. This Agreement shall become effective as of March 1, 2005, and shall remain in effect until midnight, February 28, 2008 and shall automatically continue in full force and effect thereafter until terminated, or amended, in accordance with the following procedure:

      If this Agreement is to be terminated, a written notice must be sent by either party to the other not less than sixty (60) days prior to any date thereafter on which such cancellation is to become effective.

4. This Agreement may be amended or modified by either party giving written notice to the other of such desire to so amend or modify at least sixty
      (60) days and not more than ninety (90) days prior to the termination date set forth above. The written notice shall contain a full statement as to the amendments or modifications desired.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    _________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                     VALOR TELECOMMUNICATIONS SOUTHWEST, LLC
                                  SAVINGS PLAN

1. Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, will make the Valor Telecommunications Southwest, LLC Savings Plan, hereinafter referred to as the Plan, available to regular full or part-time hourly employees of the Company who are covered by the Collective Bargaining Agreement.

2. The Company reserves the right at any time, and from time to time, by action of the Board of Directors, to modify or amend in whole or part, any or all of the provisions of the Plan, but no such amendment or modification shall have the effect of reducing the accrued benefits of members, retired members, former members or their beneficiaries or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of members, former members, or their beneficiaries and the payment of reasonable Plan administration expenses.

3. The Company reserves the right, by action of the Board of Directors, to terminate or partially terminate the Plan at any time. Upon termination or partial termination of the Plan or upon the complete discontinuance of contributions under the Plan, the member accounts of the members affected by the termination, partial termination, or complete discontinuance of contributions, as the case may be, shall be nonforfeitable.

4. The Plan may be merged into or consolidated with another plan, and its assets or liabilities may be transferred to another plan; provided, however, that no such merger, consolidation, or transfer shall be consummated unless each member and beneficiary under the Plan would receive a benefit immediately after the merger, consolidation, or transfer, if the transferee plan then terminated, that is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

5. The Company and the Union agree that every provision heretofore contained in this Agreement is contingent upon the Company's receipt of a favorable determination that the Plan, as amended, continues to be qualified under
      Section 401(a) et. seq., of the Internal Revenue Code. In the event any revision in the Plan is necessary to obtain or maintain a favorable determination from the Internal Revenue Service, the Company will make the revisions, adhering as closely as possible to the level of benefits contained in the Plan.

6. In the event any portion of this Agreement is determined by a court or government agency to be in violation of existing law or is voided by a change in existing laws, the Company retains the unilateral right to make whatever modifications it deems necessary and appropriate to comply with the law, including the right to rescind the Agreement, if it deems no such modification is feasible. The Company shall have no obligation to bargain or negotiate with the Union in the event that this Agreement is modified or eliminated or in the event the Company does not implement any or all of the provisions of this Agreement because it does not receive Internal Revenue Service approval, any or all of these plans are deemed not qualified, or because of a change in existing laws.

7. The Company matching contribution will be 66 cents ($0.66) for every one dollar ($1.00) contributed by the employee up to a maximum of 6% of eligible compensation as defined by the plan.

8. The Plan will be administered solely in accordance with its provisions and no matter concerning the Plan or any difference arising there under shall be subject to the grievance or arbitration procedure of the Collective Bargaining Agreement but rather shall be governed by the terms and conditions of the Plan and the interpretation of the Plan Committee.

9. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to the Plan shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    ________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                           INCOME SECURITY PLAN (ISP)

1. Valor Telecommunications of Texas, LP and Communications Workers of America recognize the need for technological change in the business and hereby enter into this Memorandum of Agreement (hereinafter referred to as the Agreement). In order to lessen the economic impact upon regular employees who become surplus due to technological change, the Company and the Union agree to establish the INCOME SECURITY PLAN (the Plan). "Technological change" shall be defined as a change in plant or equipment, or a change in a method of operation, diminishing the total number of regular employees required to supply the same services to the Company or its subscribers. "Technological change" shall not include layoffs or force realignments caused by business conditions, variations in subscribers' requirements, or temporary or seasonal interruptions of work.

      When technological change brings about any of the following conditions, the Plan may apply:

            A. A need to layoff and/or force realign employees in any job title:

            B. Reassignment of regular employees to permanent headquarters fifty (50) miles or more from the employee's permanent headquarters.

2. During the term of this Agreement, if the Company notifies the Union in writing that a technological change has created or will create a surplus in any job title in any work group and/or work location, regular employees meeting the following qualifications shall be eligible for Plan participation:

            A.    Accredited service of one year or more;

            B. No comparable assignment available within fifty (50) miles of the former permanent headquarters and/or refusal of reassignment to a new permanent headquarters fifty (50) miles or more from the former permanent headquarters.

      However, the Company reserves the right to apply this Plan to any surplus in force, whether or not it is brought about by technological change, that the Company deems appropriate. All elections shall be voluntary and acceptance by the Company will be in order of seniority.

3. The Company reserves the right to determine the job titles and work group(s) and/or work location(s) in which a surplus exists, the number of work groups and/or work locations in which a surplus exists, the number of employees in such titles and locations which are considered to be surplus, and the period during which the employee may, if he or she so elects, leave the service of the Company pursuant to this Plan. In no event shall the number of employee elections accepted under the terms of the Plan exceed the number of employees determined by the Company to be surplus.

4. For those employees who are eligible in accordance with Sections 1 and 2, the Company will provide the following ISP Termination pay benefits:

            A. ISP Termination Allowance of $1,100, less withholding taxes, for each completed year of accredited service up to and including thirty (30) years for a maximum of $33,000 prior to withholding taxes. The ISP Termination Allowance is not prorated for any partial year of service.

            B. In addition to the ISP Termination Allowance, the Company shall pay an employee who has left the service of the Company with ISP benefits an ISP Expense Allowance not to exceed $750, less withholding taxes, for each completed year of accredited service for a maximum of $3,750 prior to withholding taxes. The ISP Expense Allowance is not prorated for any partial year of service.

      The combined maximum ISP Termination pay benefit payable as set forth in Paragraphs A and B of this Section 4 shall in no event exceed a total of $36,750.

      The dollar amounts set forth in this Agreement shall be prorated for regular part-time employees based on the average hours worked during the last twenty-six (26) pay periods; i.e., average of thirty (30) hours worked per week would result in termination benefits paid at 75% of those set forth in Paragraphs A and B of this Section 4.

5.    Employees eligible for ISP Termination Allowance in accordance with
      Section 2 will receive a lump sum payment for the entire amount of the ISP Termination Allowance paid in the month following the month in which the employee leaves the service of the Company.

6. Re-employed employees must complete one (1) full year of accredited service with the Company before coming eligible again for termination benefits. Those employees who have previously received termination benefits of any kind shall be eligible for ISP Termination Pay benefits based on their most recent date of hire in lieu of their accredited service date as outlined in paragraphs 4 A and B above.

7. All benefits payable under the Plan are subject to legally required deductions.

8. Termination benefits shall not be made if the termination is the result of any sale or other disposition by the Company of the exchange or office at which the employee is working or from which the employee is assigned to work, when the employee is continued in the employment of the new management of the exchange or office.

9. An employee's election to leave the service of the Company and receive termination pay benefits must be in writing and transmitted to the Company within fourteen (14) calendar days from the date of the Company's offer in order to be effective, and it may not be revoked after such fourteen (14) calendar day period.

10.   This Agreement will be implemented prior to invoking the provisions of
      Article 26, Force Adjustment, of the Collective Bargaining Agreement, when conditions set forth in Section 1 of this Agreement exist as determined by the Company.

11. An employee who elects to participate in an offered ISP shall not be entitled to any of the provisions outlined in Article 26 (Force Adjustment) or Article 28 (Termination Allowance) of the collective bargaining agreement.

12. Neither the right to effect a technological change, the determination of a surplus condition, eligibility for participation in the ISP, nor any part of this Plan or Agreement shall be subject to the grievance/arbitration procedure of the collective bargaining agreement.

13. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement shall also terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    __________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                              LONG TERM DISABILITY

In recognition of the impact a prolonged disability can have on income security and as a valuable supplement to the short-term disability benefits currently provided by the Company, Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, agree to establish a Long-Term Disability (hereinafter referred to as LTD) plan subject to the following provisions:

1. Regular full-time employees are eligible to participate in the LTD plan, subject to the following requirements:

            A. Completion of three (3) months of continuous employment (new hires).

            B. Enrollment during the first three (3) months of employment (new hires).

            C. Enrollment during the initial Company-designated enrollment period (incumbents with at least three (3) months of continuous employment).

            D. Enrollment during periods not mentioned additionally requires regular full-time employees to submit evidence of good health at their expense and subject to approval by the Plan Administrator.

            E. When opting up or increasing the LTD benefits level, employees are required to submit evidence of good health at their expense and subject to approval by the Plan Administrator.

            F.    The contributions are continuously paid following enrollment.

2. The cost of the LTD plan coverage will be paid by the employee. Contributions for coverage may change from time to time. Should this occur, the Company agrees to notify the Union in writing, within fifteen
      (15) calendar days prior to the date of modification, specifying the cause for any change in the contribution rate.

3.    The LTD plan shall pay monthly benefits as follows:

            A. Up to 50% of the first $6,000 of predisability earnings, up to a maximum of $3,000 per month, or

            B. Up to 60% of the first $8,333.33 of predisability earnings, up to a maximum of $5,000 per month.

4. Monthly benefits shall be coordinated and reduced by any amount received by Worker's Compensation (or its equivalent), primary and dependent disability or retirement benefits from the Federal Social Security Act, payments under any other State or Federal disability benefits law, Company-provided salary continuation plan (layoff allowances) or the Railroad Retirement Act, or payments under any other plan which provides income benefits.

            A. The employee must apply for primary and dependent (if applicable) Social Security disability benefits.

            B. Plan benefits are not payable for any period of disability during which the employee refuses or fails to apply for Social Security disability benefits or to appeal any denied claim for Social Security benefits.

5. LTD benefits will be paid, provided the Plan is in force, if eligible employees have been continuously and totally disabled, under the care of a physician and absent from work for one hundred eighty (180) days or if the disability has resulted in one hundred eighty (180) days of absence during a period of fifty-two (52) consecutive weeks and the eligible employees have been under care of a physician.

            A. Monthly benefits will be paid for twelve (12) months, if the disability prevents eligible employees from performing their regular work or an alternative occupation with similar earnings potential.

            B. Monthly benefits will be paid following this twelve (12) month period, if the disability prevents eligible employees from performing any work for which they are otherwise qualified to perform.

            C. If eligible employees become disabled prior to age sixty (60), benefits will be paid up to their sixty-fifth (65th) birthday.

            D.    If eligible employees become disabled on or after age sixty
                  (60), benefits will be paid according to the following schedule:

                    Maximum Benefit
Age of Disability   Duration In Months
-----------------   -------------------
       60                 60
       61                 48
       62                 42
       63                 36
       64                 30
       65                 24
       66                 21
       67                 18
       68                 15
       69+                12

            E. Disabilities as a result of a mental health disorder, alcoholism or drug addiction, will generally result in monthly LTD benefits for no longer than twelve (12) months.

            F. If the disability is not caused by participation in an assault, crime or illegal occupation, an intentionally self-inflicted injury, war or act of war.

            G. If the disability does not result from Pre-existing Conditions that existed within three (3) months before the date LTD coverage began. Coverage for Pre-existing Conditions begins twelve (12) months after the coverage effective date.

6. During the period LTD benefits are paid, eligible employees will continue to receive medical, dental and life insurance coverage in accordance with the Collective Bargaining Agreement between Valor Telecommunications of Texas, LP, and Communications Workers of America. Accredited Service will be applied toward eligible employees' pension calculations until the disability benefits end or the eligible employee retires, resigns or dies.

7. The amount and availability of benefits under the LTD Plan are governed by the provisions of the Plan and the insurance contract. Any benefits received will be determined under the terms of the Plan in effect at the time eligible employees receive the benefits in question. The operation and administration of the LTD Plan, selection of the insurance carrier, eligibility for the benefits, cost of coverage, eligibility requirements, all terms and conditions related thereto and the resolution of any disputes involving the terms, conditions, interpretation, administration or benefits payable shall rest with the Company and shall not be subject to the grievance or arbitration procedures set forth in the Collective Bargaining Agreement.

8. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to long term disability plan shall terminate on February 28, 2005, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    _____________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                             LUMP SUM PAYMENT OPTION

1. Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to continue the lump sum payment option under the Valor Telecommunications Enterprises, LLC Pension Plan (hereinafter referred to as the Plan).

2. Regular employees who are eligible to receive a single life annuity from the Plan will be provided a lump sum payment option which will be based on the present value of their single life annuity.

3. The amount and availability of benefits under the Plan are governed by the provisions of the Plan and are subject to the Internal Revenue Code and related regulations. Any payments received will be determined under the terms of the Plan in effect at the time regular employees separate from service. The operation and administration of the Plan, the calculation of the lump sum benefit, eligibility requirements, all terms and conditions related thereto and the resolution of any disputes involving the terms, conditions, interpretation, and administration of the Plan shall rest with the Company and shall not be subject to the grievance or arbitration procedure set forth in the Collective Bargaining Agreement.

4. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to lump sum payment option shall terminate on February, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

        COMPANY                             COMMUNICATIONS
                                            WORKERS OF AMERICA

        ________________________________    _________________________
        By: David Daniel                    By: Donna Bentley
        Its: Director - Labor Relations     Its: CWA Representative

        Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                         NEUTRALITY AND CONSENT ELECTION

This agreement between Communications Workers of America, hereinafter referred to as "CWA," and Valor Telecommunications Enterprises, LLC, and Valor Telecommunications Enterprises II, LLC, hereinafter collectively referred to as "Valor" or the "Company," covers all agreements and understandings between the parties concerning union organizing, access to employees and code of conduct applicable to union organizing efforts. This agreement is effective according to the dates set forth below.

The Union and the Company recognize that it is in their mutual interest to enhance the success and image of the Company, to acknowledge the Union as a valued partner, and to foster the pride and commitment of the employees. The parties also share the mutual goals of building a respected, regionally-competitive, high performance enterprise and addressing employment security through business success and employee development. As a means to enhance these goals, the parties will mutually support regulatory and legislative efforts, marketing/sales and service efforts and other business initiatives leading to employment security and Valor's business success.

The parties also recognize that the Union's goal of growing membership is intrinsically linked to the successful growth of the business. In order to maintain this perspective and to avoid unnecessary confrontation, the parties agree that the following principles regarding neutrality and consent election will be applicable to the Company. This shall be the exclusive means by which the Union, its locals, or individuals acting on their behalf, will conduct any effort to organize eligible employees in the covered Company organizations as defined by the National Labor Relations Act.

1. Employee Choice

Both the Union and the Company support and agree with the principle that the decision as to whether or not to become represented by a union is one that does not belong to either the Union or to the Company. Rather, it is an individual decision that belongs to the employee. With the parties' mutual recognition of this fundamental tenet, the following provisions are intended to establish, encourage and nurture an environment during a union organizing drive that will allow employees to choose in a fully informed and uncoerced manner whether or not to become represented. All negotiations concerning appropriate unit, access, conduct and voting will be performed by the Company's Labor Relations' staff or counsel in conjunction with local management and designated Union representatives.

2. Neutrality

The Company and the Union agree that an organizing drive will be met by a neutral position by the Company. This statement is consistent with and reinforces the previously established principle of employee choice. It should follow that an environment intended to foster employee choice would be a neutral environment and that information communicated by either party would be fact based and not misleading, distorted or disparaging. Neutrality means the following:

      a. The Company will not be anti-Union nor will the Union be anti-Company.

      b. Management will not advocate that employees should not vote for a Union to represent them.

      c. The Unions will be afforded reasonable opportunities for access to employees during non-working time and in non-working and non-customer contact areas to get their message communicated.

      d. In recognition of the importance of the positive public image of the Company to the Union, the Company, and the employees, in meeting their respective goals, the Company and the Unions will make reasonable efforts to avoid bringing organizing issue or matters to the general public.

      e. Both parties will respond to employee questions and are obligated to correct inaccurate or misunderstood information by employees.

      f. The Union will be referred to by name and will not be characterized as a "third party" or "outsider".

      g. Any written information distributed to employees by either party relative to the organizing campaign will be shared with the other. The parties' communications with employees will be in accordance with this agreement.

      h. Neither party will hire consultants (other than labor counsel) who encourage an adversarial relationship.

      i. Neither managers nor Union representatives will be personally attacked.

      j.    Neither the Union nor the Company will be attacked as institutions.

      k. The Company may conduct meetings for the sole purpose of discussing organizing activities without inviting appropriate Union representatives to attend. Allegations of violations of these provisions will be handled via the dispute resolution process contained in this Agreement.

4. Rules

The procedures to be followed are listed below:

      a. The Union must show a minimum of 50% + 1 show of interest on signature cards of the appropriate unit.

      b. A vote of 50% + 1 of those votes, validated by the Third Party Neutral (TPN), will determine the outcome.

      c. If the Union is not successful, another election will not be scheduled for twelve months.

      d. The TPN will resolve any issue concerning challenged ballots in similar fashion to the National Labor Relations Board (NLRB) process.

5. Time Bound

It is in the interest of both parties that the organizing campaign be conducted expeditiously. The Union is therefore obligated to notify management of its intention to conduct a formal organizing drive before it begins. The date of this notification will "start the clock". The entire campaign, including the consent election, will be concluded in 90 days. It is the intent of the parties that the 90-day time frame will include discussion and agreement on the unit. In the event the parties are unable to agree on the unit, the dispute resolution process set forth below will be utilized and the time period will be extended by the number of days required to reach agreement on the unit, but in no event will the total campaign, including resolution of the scope of the bargaining unit and the consent election process exceed 120 days.

If employees vote not to be represented, the Union agrees not to initiate another campaign (nor continue the current campaign) in that same work group for 12 months from the date of the conclusion of the campaign. This would not preclude the local Union from having contact with the workers in the group. If employees vote to be represented, collective bargaining over the terms and conditions of employment will commence within 60 days and will be limited to the agreed upon unit.

6. Informed Decision

Both parties agree that employees should be fully informed about all aspects of Union representation. The Union will provide fact-based information to employees as it endeavors to convince prospective members of the merits of being represented by a Labor Union. Management's role during this process will include inter alia:

      a.    responding to individual employee inquiries;

      b. explaining the organizing process, including obligations and responsibilities; and

      c. Correcting any inaccuracies, misstatements or misunderstandings disseminated by the Union.

7. Free from Coercion

Consistent with the basic tenet of employee choice, the parties want to ensure that employees have expressed their choice from an informed position and are completely free from any coercion by the Company, the Union or any other party or parties. One way to ensure this objective is to have a NLRB conducted election.

In the alternative, the Company and the Union agree to use a process that is called "Consent Election." This process will work as follows:

      (1) As part of the access discussions, the parties agree to use "Consent Election".

      (2) The Union shall initiate the consent election process by providing to a TPN proof of support by means of show of interest cards from 50% + 1 of the employees in the unit. The TPN will then notify Company and request a list of names, job titles and home addresses. The Company will furnish the list within five working days. The Union will also be furnished with the list. The "show of interest" cards will clearly state their purpose and that a secret ballot consent election will be conducted to determine the will of the unit. If the TPN determines that the Union has a sufficient show of interest, he/she will schedule a Consent Election process in accordance with this agreement.

      (3) The election process will be supervised by a mutually selected TPN, whose role is to ensure the integrity of the process itself, and will be conducted within two weeks of the submission of the Union's show of interest to the TPN. Employees will be asked to express their individual preference in a manner that will ensure that their choice will not be known to either party. The TPN will count the votes and advise the parties of the outcome. Consistent with this agreement, a vote of 50% + 1 of those who vote will control. The parties may have an observer present when the TPN counts the ballots.

      (4) In all cases, the election process shall take place within 14 days of receipt and verification of the Union's show of interest cards by the TPN. In those cases where there is no dispute about the composition of the unit, the election process will be held within seven days. The election may be held at the Company location or at a neutral site as agreed by the parties. The cost of using a neutral site will be split equally by the parties.

            If there is a dispute as to composition of the unit, the TPN shall decide the issue within an additional seven days.

8. Access Agreement

As soon as reasonably practicable after a request by the Union for access, Valor Labor Relations staff, in conjunction with local management and Union representatives, will meet to discuss the details related to reasonable access to the unit by the Union representatives. The Union will be allowed reasonable opportunities for access to Valor facilities. It is the intent and commitment of Valor and the Union that the access agreed upon will not interfere in any regard with the operation and other normal and routine business activities, plans and programs of Valor generally, and specifically, the selected unit. Access agreed upon will be in non-working areas and during employee non-working times. Agreements as to eventful access, such as access to conference rooms, will be reasonable in length and there will be reasonable periods between requests for eventful access. However, an uneventful access, such as a prearranged meeting with an individual employee, will not be affected.

If Valor and the Union are unable to agree on reasonable access, the TPN will be asked to resolve the issue. Successful access agreements utilized at other units will be looked to for guidance as to what works and is reasonable. Valor and the Union commit that they will reach such an access agreement in each instance in an expeditious manner.

9. Dispute Resolution

      a. Questions or disputes arising during the course of an organizing effort within a particular unit of non-represented employees will, in all cases, be addressed first by and between the parties themselves and, in particular, Labor Relations Staff in conjunction with local Valor management and appropriate Union representatives. It is the intent and desire of Valor and the Union that such matters are dealt with by and between the parties themselves, particularly at the local level, without having to resort to the assistance of a third party. It is also agreed, however, that if every good faith and reasonable effort has been made, but the matter unresolved, the process described below will be utilized.

      b. The TPN will resolve disputes in the manner set forth in this agreement. Either Valor or the Union can refer a question or dispute, unresolved after good faith efforts have been made to resolve the dispute locally, to the chosen TPN by providing three working days' written notice to both the other party and the TPN. The notice will provide concise statement of the question or dispute to be addressed and a statement that the parties have attempted in good faith but have been unable to resolve the matter by and between them.

      c. If the question or dispute involves a matter related to access (i.e., the nature, event, time, location, individuals involved, etc.) the TPN will fully investigate all relevant facts surrounding the question or dispute. The TPN will then call the parties together and attempt to facilitate resolution of or otherwise mediate the matter.

            If, after a good faith attempt at facilitated resolution or mediation, the access question or dispute is still not resolved, the TPN will attempt to render an immediate decision, which includes a method or alternative methods of resolving the perceived problem. However, in no event will the TPN take longer than five days thereafter to render a decision. The decision of the TPN will be final and binding and the parties agree to abide by his/her decision. This process, from the time the TPN is contacted to the time his or her opinion is issued, will not take more than 15 days unless the parties agree otherwise.

      d. If the dispute involves the appropriateness of the bargaining unit the Union seeks to organize and the parties are unable to agree, after negotiating in good faith for a reasonable time, upon the description of an appropriate unit for bargaining, the issue of the description of such unit shall be submitted to TPN and a hearing shall be conducted consistent with the rules of the American Arbitration Association. The TPN shall be confined solely to the determination of the appropriate unit for bargaining and shall be guided in such deliberations by the statutory requirements of the National Labor Relations Act and the decisions of the NLRB and Appellate reviews of such Board decisions.

      e. Regardless of the type of question or dispute that is submitted to the TPN, the parties will each be given a full opportunity to present their positions and supporting factual information prior to the issuance of any opinion. No written briefs will be submitted. There shall be no ex parte contact with the TPN without the concurrence of all parties. Valor and

            Union believe that matters pertaining to these values are best handled by and between the parties themselves and resort to a TPN should be necessary in only a limited number of cases.

            Valor and the Union agree that the parties may distribute a decision of the TPN to employees in the selected unit but not outside to the public such as the press.

      f. The parties agree that the process set forth herein shall be the exclusive means for resolving disputes covered by this dispute resolution process, and neither party will utilize any other forum (e.g. NLRB, federal court, etc.) to address issues subject to resolution pursuant to this process.

      g. All expenses, resulting from the use of the TPN process, shall be split equally by Valor and Union.

10. Acquisitions and Ventures

The parties recognize the rapidly changing nature and structure of the communications industry. Valor may acquire (or be acquired by) another entity. It has and may in the future form joint ventures or strategic alliances, may license its brand or technology, or may be a financial investor in other entities. The employees in those entities may be non-represented, represented in whole or in the part of the Union, or represented in whole or in part by some other labor organization. It is not possible to structure a single rule which will apply to all such circumstances and the Company cannot compel other entities to abide by this agreement.

11. Duration

This Memorandum of Agreement is effective on March 1, 2005 and shall expire on February 28, 2008. The parties specifically agree that all the terms and conditions set forth in this Memorandum of Agreement shall also expire on February 28, 2008 and shall not survive the expiration of this Memorandum of Agreement, unless agreed to by the parties in writing.

COMPANY                                     COMMUNICATIONS
                                            WORKERS OF AMERICA

___________________________                 _____________________________
By: David Daniel                            By: Donna Bentley
Its: Director - Labor Relations             Its: CWA Representative

Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                         NON-PRECEDENT SETTING AGREEMENT

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to continue a non-precedent setting arrangement for grievances heard at the first step of the grievance procedure.

1. The resolution of these grievances shall not be binding on either party and cannot be used as precedent-setting examples in future disputes between the Company and the Union.

2. This Memorandum of Agreement is not intended to circumvent existing contract language but is intended to allow for an increased problem-solving environment on those issues which are more localized in nature.

3. The Company and the Union agree that this Agreement is not intended to encourage the filing of grievances but is intended to encourage and reinforce a problem-solving environment in the day-to-day relationships between the parties.

4. This MOA is effective on March 1, 2005 and shall terminate February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to Non-Precedent Setting Agreement shall terminate on April 30, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      ________________________              _________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                               ON-CALL PREMIUM PAY

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to implement the following On-Call guidelines:

1. Management will utilize the on-call plan to primarily respond to the following customer service issues:

      -     Switch/Processor Outages

      -     Single/Multi Line Business Outages

      -     Toll Degradation and Isolations

      -     Government Accounts

      -     E-911 Services

      -     Emergency Services

      -     Acts of God

      -     Public and Health Emergencies

2. Construction personnel would not normally be required to hold themselves available for on-call schedules.

3. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to on-call premium shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    ____________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                                    OVERTIME

1. Communications Workers of America, hereinafter referred to as "CWA," and Valor Telecommunications of Texas, LP, hereinafter referred to as the "Company," confirm an understanding reached regarding overtime and customer service commitment.

2. It is understood and agreed that in the assignment of overtime, the Company will consider voluntary overtime to the extent provided below:

            a. The Company will, to the greatest extent possible, determine weekly overtime requirements prior to the end of the preceding week and shall schedule such overtime using qualified volunteers first before requiring any compulsory overtime.

            b. Advance notice of daily overtime not previously scheduled shall be given to employees as early in the as possible. If an employee requests not to work such overtime, the Company shall make a reasonable effort to obtain qualified volunteers to work the overtime.

            c. When necessary to assign employees more than five (5) days in a week, such shall first be offered on a voluntary basis to qualified.

            d. Employees who volunteer for work assignments shall be expected to work such commitment, which may rise.

3.    When mandatory overtime is required, the following limits shall be used:

            14 hours per week

4. The Company and the Union recognize that in our rapidly changing industry we must provide the highest quality products and services to meet our customer's needs to remain a viable market leader in the face of increasing competition. The industry calls on all of us, the Company, the Union and the employees to respond quickly to our customer needs. The Company and the Union agree that this can only be accomplished through a high level of commitment and responsiveness to customer service by the employees of the Company. The Company, the Union and the employees agree in areas with limited employee resources that the needs of the customer will be considered in the administration of the mandatory overtime restrictions in this section and exceptions to this Memorandum of Agreement may be made to meet the customer service needs subject to mutual agreement by local and company representatives.

5. It is further understood that an emergency is defined in this context as an event such as a fire or other catastrophe, severe weather conditions, or major cable or equipment needs. The Company shall give as much advance notice as possible to the Union in the event of such an emergency.

6. The local union and company representatives shall make every attempt to resolve disputes on administration of the Memorandum of Agreement - Overtime at the local level. If a satisfactory resolution is not obtained by the local union and company representatives, the Union and Company Bargaining Agents may assist in the resolution. If a satisfactory resolution is not obtained by the Union and Company Bargaining Agents, the Union Bargaining Agent may file a grievance.

7. The Memorandum of Agreement - Overtime shall only be subject to the Grievance and Arbitration Procedure at the Bargaining Agent Level.

8. This Memorandum of Agreement is effective on March 1, 2005, shall expire on February 28, 2008. The parties specifically agree that the term and conditions set forth in this Memorandum of Agreement shall also terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    _________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                            PART-TIME EMPLOYEE USAGE

Communications Workers of America, hereinafter referred to as "CWA," and Valor Telecommunications of Texas, LP, hereinafter referred to as the "Company," hereby agree as follows:

1. Effective March 1, 2005, the Company agrees to a cap of less than thirty percent (30%) part-time employees within a job title at each current Call Center Headquarters exchange.

2. This Memorandum of Agreement shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to part-time employee usage shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    ____________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                           PERSONAL LINES OF INSURANCE

1. Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agrees to make available, without endorsement, the opportunity for regular full-time or part-time hourly employees of the Company who are covered by the Collective Bargaining Agreement to purchase automobile, home and other personal property and casualty insurance through payroll deduction.

2. Personal Lines of Insurance will be administered solely in accordance with its provisions and no matter concerning Personal Lines of Insurance or any difference arising there under shall be subject to the grievance or arbitration procedure of the Collective Bargaining Agreement. The administration of Personal Lines of Insurance and all the terms and conditions relating thereto, and the resolution of any disputes involving the terms, conditions, interpretation, administration, or benefits payable shall be determined by and at the sole discretion of the Insurance Carrier.

3. The Company reserves the right at any time, and from time to time, to modify or amend in whole or part, any and all provisions of the agreement with the Insurance Carrier, to change Insurance Carriers, or to terminate the agreement with the Insurance Carrier.

4. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to personal lines of insurance shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    __________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                              RELOCATION ALLOWANCES

Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, and the Communications Workers of America, hereinafter referred to as the Union, agree to the following relocation allowance provisions as set forth in this Memorandum of Agreement, which may be granted in lieu of the provisions of
Article 26.14.c of the Agreement between the Company and the Union.

1. A lump sum relocation allowance of $5,000, grossed up, may be considered if the following criteria are met:

      a. The relocation is a result of a consolidation or movement of work centers.

      b.    The relocation of the work center is in excess of 50 miles.

      c. The employee is relocating to approximately the same job classification.

2. Employee eligibility for the lump sum relocation allowance shall be determined by the Company, subject to the following:

      a. The provisions of Article 24.3, Job Application Procedures, Article 13.2.a, Seniority, and Article 26, Force Adjustment, of the Agreement, which provides for consideration of seniority.

      b. The employee must possess the training and/or experience established in the selection criteria.

      c. The employee relocates their primary residence in excess of 50 miles.

3. If an eligible employee makes a decision not to relocate, or subsequently terminates employment with the Company within one year after completion of the move (except for employees who are terminated as a result of Article 26 of the Agreement), the lump sum relocation allowance of $5,000 shall be repaid to the Company in full.

4. Employees who receive the lump sum relocation allowance waive any other relocation assistance provided by the Agreement. If relocation expenses do not exceed the lump sum amount, the Company will not require employees to return the remaining balance. In accepting the lump sum relocation allowance, the employee agrees that the Company and the Union assumes no responsibility in connection with any tax responsibilities associated with this allowance. It is understood and agreed that neither the Company nor the Union nor any of its Officers or Agents shall be held liable in any way by virtue of this Memorandum of Agreement.

5. The provisions of Section 1(c) and Section 2 of this Memorandum of Agreement shall be subject to the grievance and arbitration procedure of the Agreement.

6. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to relocation allowances shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    ______________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                    RETAIL SALES INCENTIVE COMPENSATION PLAN

1. Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to implement the Retail Sales Incentive Compensation Plan set forth in this Memorandum of Agreement. The implementation date of this plan will be as soon as administratively possible following ratification.

2. For a summary of details, refer to the Company's Retail Sales Incentive Compensation Plan.

3. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to retail sales incentive compensation plan shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    _________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                             RETIREE LIFE INSURANCE

1. Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to make available to employees who retire on or after March 1, 2005 with a service or disability pension under the Valor Telecommunications Enterprises, LLC Pension Plan, a $5,000 retiree life insurance benefit.

2. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to retiree life insurance shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    _________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                         RETIREE MEDICAL HEALTH BENEFITS

Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, and the Communications Workers of America, hereinafter referred to as the Union, agree to provide retiree medical benefits for eligible employees who retire between March 1, 2005 and February 28, 2008 with a service or disability pension under the Valor Telecommunications Enterprises, LLC Pension Plan and their beneficiaries (hereinafter referred to as the Eligible Participants).

1. Effective August 16, 1998, the level and type of Retiree Medical Benefits for the Eligible Participants shall be governed by the Valor Retiree Health and Welfare Summary Plan Description.

2. In order to receive Retiree Medical Benefits, the retiree must pay a percentage/amount of the Retiree Medical premium ("Retiree Contribution Percentage/Amount"). Similarly, the Company will pay a percentage/amount of the premium ("Company Contribution Percentage/Amount"), subject to
      Section 3 below. During the term of this Memorandum of Agreement, the Company and retiree Contribution Percentages/Amount will be based on the following contribution schedule:

 Years of Accredited    Company Contribution   Retiree Contribution
Service at Retirement        Percentage          Percentage/Amount
---------------------   --------------------   --------------------
Less than 10                     0                      100
10 through 14                   20                       80
15 through 19                   40                       60
20 through 24                   60                       40
25 through 29                   80                       20
30 and over                     90                       10

3. (a) The Company shall determine the cost of providing Retiree Medical Coverage ("Retiree Medical Benefits Premiums"). Further, it is the Company's intention to cap the amount it pays toward such Retiree Medical Benefits Premiums for employees who retire on or after January 1, 1997.

      (b) When the Retiree Medical Benefits Premiums for the $500 deductible coverage option under the Valor Retiree Health and Welfare Summary Plan Description reach the figures set forth in the chart below ("Capped Retiree Medical Benefits Premiums"), the Company Contribution Amount shall be capped and the Company shall make no additional contributions toward Retiree Medical Benefits Premiums.

Capped Retiree Medical
   Coverage Category                          Benefits Premium
--------------------------------------------  ----------------
Retiree only (primary coverage)                   $  6,314
Retiree plus one dependant coverage               $ 12,628
Family Coverage                                   $ 14,144
Medicare covered retiree (per eligible life)      $  1,642

      (c) The Maximum Company Contribution Percentage Amount applicable to each Coverage Category shall be determined by multiplying the applicable Company Contribution Percentage times the Capped Retiree Medical Benefits Premium as set forth above for that coverage. The applicable Maximum Company Contribution Amount shall not increase when the Retiree Medical Benefits Premium exceeds the amount set forth in the chart above.

4. In order to receive Retiree Medical Benefits, the retiree must pay the Company the amount the Retiree Medical Premium exceeds the Company Contribution Amount as described in paragraphs 2 and 3 above ("Retiree Contribution Amount"). When the Retiree Medical Benefits Premium reaches or exceeds the Capped Retiree Medical Benefit premium, the retiree must pay the Company the amount the Retiree Medical Benefits Premium exceeds the Maximum Company Contribution Amount.

5. The Capped Retiree Medical Benefits Premium and the Maximum Company Contribution Amount set forth in paragraph 3 above is based upon the $500 deductible coverage option. If the retiree elects the $350 deductible coverage option, the Retiree Contribution Amount will increase by the amount the $350 deductible coverage option exceeds the $500 deductible coverage option. If the retiree elects the $1,000 deductible coverage option, the Retiree contribution amount will decrease by the amount the $1,000 deductible coverage option is less than the $350 deductible coverage option (not to exceed zero). When the Retiree Medical Benefit Premiums for the $500 deductible coverage option reach the amounts set forth in the chart in paragraph 3, the Company Contribution amount for all coverage options, including the $350 and $1,000 deductible coverage options, shall be capped at that time and the Company shall make no additional contributions toward Retiree Medical Benefits.

6. The level and administration of the Retiree Medical Benefits; amount or cost of premiums, premium pricing mechanisms; the attainment of the Maximum Company Contribution Amount; the selection of the claims administrator, alternate health carrier or insurance carrier; eligibility for the benefits; all terms and conditions related hereto, and the resolution of any disputes involving the terms, conditions, interpretation, administration, or benefits payable shall rest with

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

      the Company and shall not be subject to the grievance or arbitration procedure set forth in the Collective Bargaining Agreement.

7. Employees hired on or after March 1, 2002, shall not be eligible for the Retiree Medical Benefits contained in this memorandum of agreement.

8. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to retiree medical health benefits shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    ____________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                            SALES INITIATIVES PROGRAM

Communications Workers of America (CWA), hereinafter referred to as the Union, and VALOR Telecommunications of Texas, LP, hereinafter referred to as the Company, recognize the recent changes and challenges in the telecommunications industry. The Union and the Company acknowledge that in today's highly competitive telecommunications industry increased revenue generation, through sale of Company products and services, are inherent to the success of VALOR Telecommunications of Texas, LP. The Company and the Union agree to the establishment of the Sales Initiatives Program.

1. The Company may develop and implement sales and referral incentive programs which will provide employees in any title, who choose to participate, the opportunity to earn merchandise, cash, meals, recognition, and other awards of value based on individual and/or collective performance in achieving standards developed and administered solely by the Company.

2. Sales employees are expected to continue their sales activities and other job responsibilities whether or not they participate in these incentive programs.

3. Awards received under the Sales Initiative Program will not be recognized for any benefit plan calculation, i.e. pension, savings, life insurance, etc.

4. Deductions for applicable taxes will be made in accordance with federal, state, and local tax laws.

5. The Company shall have the right to alter, amend or discontinue any such program based on the needs of the business. The Company will notify the Union of any changes to such programs.

6. All terms and conditions related to the Sales Initiative Program including the resolution of any disputes, interpretations, administration, or awards paid shall rest with the Company and shall not be subject to the grievance or arbitration procedure set forth in the Collective Bargaining Agreement.

7. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008, and shall not survive the expiration of the Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATION
                                            WORKERS OF AMERICA

      __________________________________    _____________________________
      By: David Daniel                      By: Donna Bentley
      It's: Director - Labor Relations      It's: CWA Representative

      ___________
      Date

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                             TEAM PERFORMANCE AWARD

1. Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to implement the Team Performance Award set forth in this Memorandum of Agreement. The implementation date of this plan will be March 1, 2005.

2. For a summary of details, refer to the attachment entitled Team Performance Award.

3. This Memorandum of Agreement is effective on March 1, 2005 and shall expire on February 28, 2008. The parties specifically agree that all the terms and conditions set forth in this Memorandum of Agreement shall also expire on February 28, 2008 and shall not survive the expiration of this Memorandum of Agreement, unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            ORKERS OF AMERICA

      __________________________________    ____________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

1. TEAM PERFORMANCE AWARD

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, agree to develop and implement a Team Performance Award, which will provide participating employees the opportunity to earn compensation based upon collective/team performance results.

2. ELIGIBILITY

All full-time and part-time regular hourly employees are eligible to receive an award if they are on a TPA Team for 30 calendar days or more. Employees on other Incentive plans are not eligible, i.e., Retail or other Sales based bonuses.

3. AWARDS

Awards are based on performance toward objectives over the period of a calendar year. An award amount is determined for the applicable calendar year, a percentage of which may be earned by eligible employees, depending on team performance during that calendar year. The payout ranges from 0% to 120% of an established target.

The range of the Team Performance Award payout is as follows:

A. The 2005 target award is 4% payable in April 2006.
The range is 0% to 120% based on achievement of objectives.

B. The 2006 target award is 4% payable in April 2007.
The range is 0% to 120 % based on achievement of objectives.

C. The 2007 target award is 4% payable in April 2008.
The range is 0% to 120% based on achievement of objectives.

The payout percentage is applied to an employee's highest hourly basic rate of pay during the 26 pay periods of the calendar year.

Employees transferring between teams shall have their award prorated according to the time on each team.

In the event of reorganization which results in employees changing teams, awards shall be prorated based upon each team's performance.

An employee who resigns, is laid off, terminated, dies or retires during the calendar year is eligible for a prorated Team Performance Award if all other eligibility requirements have been met. *

* In case of Termination for Cause the individual situation will be reviewed to determine if the individual is eligible for an award.

Employees on approved military leave of absence who have one year or more service will be given full wage credit up to three months toward the Team Performance Award. Employees on any other unpaid leave will have cumulative leave time excluded from award computation.

4. TIME OFF FOR UNION ACTIVITIES

Excused time off for union activity will be counted as time worked when computing Team Performance Awards.

5. BENEFITS TREATMENT

Team Performance Award payments are recognized in the calculation of Pension Plan benefits, Group Life Insurance, and the Valor Telecommunications SW, LLC Savings Plan. Such payments will be applicable in the year payment is received. This is in accordance with the Company benefit plan definitions.

All other benefits are in accordance with the collective bargaining agreement and are based on rates shown in the hourly wage schedules.

6. TAXES, PERSONAL ALLOTMENT

Deductions for federal, state, and local tax liabilities will be made in accordance with lump sum distribution tax laws.

Personal allotments such as savings bonds, and United Way contributions will not be made.

Union dues will be withheld from the Team Performance Awards.

7. OVERTIME

The Team Performance Award payouts are for hours worked and must be included in overtime payments.

The overtime payment will be calculated as follows:

The Team Performance Award payout divided by the total hours worked equals the award hourly rate. This rate is then multiplied times .5 x number of overtime hours in the same calendar year for which the Team Performance Award was paid. The result of this calculation is the award overtime payment due the employee.

EXAMPLE:
Team Performance Award        $    500
divided by
Total Hours Worked               1,880
equals
Award Hourly Rate             $ 0.2659
times
Overtime Rate (1/2)                 .5
equals
Hourly Overtime Rate of Pay   $ 0.1329
times
Total Overtime Hours               100
equals
Award Overtime Payment        $  13.29

The overtime-incentive payment is not included in benefit plan calculations.

A Team Performance Award overtime payment will be included in the award payout.

8. OBJECTIVES/MEASURES

All hourly employees will normally be assigned to teams based on their functional area of responsibility. Teams may consist of a few employees or many. Each team will be given a set of objectives linked to, but not limited to, one or more of these performance areas:

Quality/Value of services delivered
Productivity
Expense Budget
Revenue

Teams that satisfy a minimum level of performance will receive an incentive payment. If that minimum level of performance is exceeded, the incentive payment will be larger. Each member of a team will receive the same percentage of target award that the team achieved. An example would be as follows:

LEVEL OF PERFORMANCE     PERCENTAGE OF TARGET AWARD
----------------------   --------------------------
Below Minimum                          0%
Minimum to Target               10  - 99%
Target                               100%
Over Target to Maximum         101 - 120%

9. The Company reserves the right to establish objectives and determine performance results. The objectives, the performance results, or any part of the Team Performance Award shall not be subject to the grievance or arbitration provisions of the Collective Bargaining Agreement.

10. Prior to the announcement of objectives and performance targets for the applicable year, Company representatives will meet with Union representatives to review the rationale for such objectives and targets.

11. MODIFICATION OF THE TEAM PERFORMANCE PLAN

The Company may at any time modify, in part or in whole, the Team Performance Award Plan. Any modification shall not affect awards already earned under this plan.

12. TERMINATION OF THE TEAM PERFORMANCE PLAN

The suspension or termination must be by mutual agreement of the parties.

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                              TELEPHONE CONCESSION

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, agree to provide current employees the following telephone concession:

1.    50% concession discount on the first line basic service charge.

2. 50% concession discount on any available bundled offering excluding unlimited long distance and DISH.

3. Employees must have Valor telephone service to receive telephone concession.

4. Current employees will have the option of retaining their existing telephone concession. Employees will be allowed to do so until they make changes to their existing service. Thereafter, they will be eligible for telephone concession as described in 1,2, & 3 above.

5. This Memorandum of Agreement is effective on March 1, 2005, and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement, relating to telephone concession shall terminate on February 28, 2008, and shall not survive the expiration of this Memorandum of Agreement unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    _____________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                           TUITION REIMBURSEMENT PLAN

Communications Workers of America (CWA) and Valor Telecommunications of Texas, LP, hereinafter referred to as the Company, recognize the importance of continuing education to aid employees in improving their job performance in their present job, and hereby agree to offer a tuition reimbursement plan.

Tuition Reimbursement applies to tuition and book fees only. Reimbursement is limited to $500.00 in any one calendar year per employee. The Company will limit tuition reimbursement to a maximum of 50 eligible employees in any one calendar year on a first come first serve basis.

1.    Eligibility

            - Full-time employees with at least two (2) years of net credited service or more prior to the starting date of the course.

2.    Accepted Courses

            - The course must be offered by an accredited school, college, university, agency, or association.

            - The course must be directly related to the employee's present or future job with the Company.

3.    Reimbursement

            - To receive reimbursement, employees must receive a letter grade of "C" or above. For course not assessing a letter grade the employee must receive a "satisfactory" completion.

            - A copy of the grade transcript and a company expense voucher must be submitted upon completion of the course.

This Memorandum of Agreement is effective on March 1, 2005 and shall expire on February 28, 2008. The parties specifically agree that all the terms and conditions set forth in this Memorandum of Agreement shall also expire on February 28, 2008 and shall not survive the expiration of this Memorandum of Agreement, unless agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA
      ______________________________        ______________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________

                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                      VALOR TELECOMMUNICATIONS OF TEXAS, LP
                                       AND
                        COMMUNICATIONS WORKERS OF AMERICA

                                      WAGES

1. The parties agree that all employees on the Wage Schedules will receive the following:

A.    2.00%      Lump Sum effective upon ratification.
B.    1.50%      General Wage Increase effective August 28, 2005
C.    1.50%      General Wage Increase effective February 26, 2006
D.    1.50%      General Wage Increase effective August 27, 2006
E.    1.50%      General Wage Increase effective March 4, 2007
F.    1.50%      General Wage Increase effective September 2, 2007

2. Employees covered by the Team Performance Award Plan (TPA) will be eligible to receive annual payouts at target as follows:

            -     4% for 2005

            -     4% for 2006

            -     4% for 2007

4. Employees covered by the Retail Sales Incentive Plan will be eligible to receive monthly sales compensation in accordance with the provision of the plan in effect at the time.

5. This Memorandum of Agreement is effective on March 1, 2005 and shall expire on February 28, 2008. The parties specifically agree that the terms and conditions set forth in this Memorandum of Agreement relating to wages shall terminate on February 28, 2008 and shall not survive the expiration of this Memorandum of Agreement unless specifically agreed to by the parties in writing.

      COMPANY                               COMMUNICATIONS
                                            WORKERS OF AMERICA

      __________________________________    ___________________________
      By: David Daniel                      By: Donna Bentley
      Its: Director - Labor Relations       Its: CWA Representative

      Date:__________